UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

WORTHINGTON ENTERPRISES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dear Fellow Shareholders:

On behalf of the Board of Directors and employees of Worthington Enterprises, Inc. (“we”, “our” and “us”), I cordially invite you to participate via live webcast in our 2024 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, September 24, 2024, beginning at 3:00 p.m., Eastern Daylight Time. The Annual Meeting will be a virtual meeting of shareholders which means that you will be able to participate in the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/WOR2024. You will not be able to attend the Annual Meeting in person.

Details of the business to be conducted at the Annual Meeting are provided in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, which you are urged to read carefully. If you are a registered shareholder participating in the Annual Meeting via the live webcast at www.virtualshareholdermeeting.com/WOR2024, you may revoke your proxy and vote during the Annual Meeting, even if you have previously submitted a proxy.

We have elected to take advantage of Securities and Exchange Commission (“SEC”) rules that allow us to furnish proxy materials to certain shareholders via the Internet. On or about the date of this letter, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) to our shareholders of record at the close of business on July 29, 2024. At the same time, we provided those shareholders with access to our online proxy materials and filed our proxy materials with the SEC. We believe furnishing proxy materials to our shareholders via the Internet will allow us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. If you have received the Notice of Availability, you will not receive a printed copy of the proxy materials unless you request them by following the instructions for requesting such proxy materials contained in the Notice of Availability.

It is important that your common shares be represented at the Annual Meeting whether or not you are personally able to participate via the live webcast. Accordingly, after reading the accompanying proxy materials, please promptly submit your proxy by telephone, Internet, mobile device or mail as described in the Proxy Statement or the Notice of Availability.

Your continuing interest in our company is greatly appreciated.

Sincerely,

John B. Blystone

Chairman of the Board

August 14, 2024

Notice of Annual Meeting of Shareholders to be Held on September 24, 2024

Notice is hereby given that the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of Worthington Enterprises, Inc. (“we”, “our” and “us”) will be held at 3:00 p.m., Eastern Daylight Time, on Wednesday, September 24, 2024. The Annual Meeting will be held virtually, meaning that you will be able to participate in the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/WOR2024. You will not be able to attend the Annual Meeting in person.

The Annual Meeting is being held to:

(1)
Elect four directors, each to serve for a term of three years to expire at our 2027 annual meeting of shareholders;
(2)
Approve, on an advisory basis, a resolution to approve the compensation of our named executive officers;
(3)
Approve the Worthington Enterprises, Inc. 2024 Long-Term Incentive Plan;
(4)
Ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2025; and
(5)
Transact such other business as may properly come before the Annual Meeting.

Only shareholders of record at the close of business on the record date, July 29, 2024, are entitled to notice of, and to vote at, the Annual Meeting.

We began mailing a Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) on or about August 14, 2024 to shareholders of record at the close of business on July 29, 2024. The Notice of Availability contains instructions on how to access via the Internet our letter to shareholders, this Notice of Annual Meeting of Shareholders, our 2024 Proxy Statement, our 2024 Annual Report and the form of proxy, as well as instructions on how to request a paper copy of the proxy materials.

By Order of the Board of Directors,

Patrick J. Kennedy
Secretary

Columbus, Ohio	August 14, 2024

Before you vote, access the proxy materials in one of the following ways prior to the Annual Meeting:

To view ONLINE: Have available the information printed in the box found directly after “Control #” provided in your Notice of Availability and visit www.proxyvote.com 24 hours a day, seven days a week, prior to the voting deadline at 11:59 p.m., Eastern Daylight Time, on September 23, 2024.

To view USING YOUR MOBILE DEVICE: Scan the QR barcode found on your proxy card or Notice of Availability.

To receive a PAPER or E-MAIL* copy:

You must request a paper or e-mail copy of the proxy materials. There is no charge for requesting a copy. Please choose one of the following methods to make your request:

By Internet: www.proxyvote.com	By Telephone: 1-800-579-1639	By E-Mail*: sendmaterial@proxyvote.com

*If you request proxy materials by e-mail, please send a blank e-mail including in the subject line the information that is printed in the box found directly after “Control #” provided in your Notice of Availability. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before September 10, 2024 to facilitate timely delivery of the proxy materials.

WORTHINGTON ENTERPRISES, INC.

200 West Old Wilson Bridge Road

Columbus, Ohio 43085

(614) 438-3210

www.worthingtonenterprises.com

2024 PROXY STATEMENT

Dated: August 14, 2024

FOR THE ANNUAL MEETING OF SHAREHOLDERS

To Be Held On September 24, 2024

Table of Contents

	Page		Page

Proxy Statement Summary	1	Compensation of Directors	76

General Information	7	Equity Compensation Plan Information	79

Security Ownership of Certain Beneficial Owners and Management	11	Proposal 2: Advisory Vote to Approve the Compensation of the NEOs	81

Corporate Governance	14	Proposal 3: Approval of the Worthington Enterprises, Inc. 2024 Long-Term Incentive Plan	83

Transactions With Certain Related Persons	24	Proposal 4: Ratification of the Selection of Independent Registered Public Accounting Firm	90

Proposal 1: Election of Directors	28	Audit Committee Matters	91

Executive Compensation	34	Miscellaneous Items	94

Compensation Discussion and Analysis	34	Householding of Annual Meeting Materials	94

Compensation Committee Report	52	Shareholder Proposals for 2025 Annual Meeting	94

Fiscal 2024 Summary Compensation Table	53	Future Electronic Access to Proxy Materials and Annual Report	95

Grants of Plan-Based Awards	55	Annual Report on Form 10-K	95

Outstanding Equity Awards at Fiscal 2024 Year-End	58	References	95

Option Exercises and Stock Vested	61	Other Business	95

Non-Qualified Deferred Compensation	62	Appendix I – Companies in Comparator Group	I-1

Potential Payments Upon Termination or Change in Control	64	Appendix II - Worthington Enterprises, Inc. 2024 Long-Term Incentive Plan	II-1

CEO Pay Ratio	67

Pay Versus Performance	68

NEO Compensation for Fiscal 2025	74

Proxy Statement Summary

This summary highlights information about Worthington Enterprises, Inc., an Ohio corporation (formerly known as Worthington Industries, Inc.), and, where appropriate, its subsidiaries (“we”, our”, “us” or the “Company”) and certain information contained elsewhere in this 2024 Proxy Statement (this “Proxy Statement”) for our annual meeting of shareholders to be held on Tuesday, September 24, 2024, beginning at 3:00 p.m., Eastern Daylight Time (the “Annual Meeting”). This summary does not contain all of the information that you should consider in voting the common shares, no par value, of the Company (the “common shares”) that you hold, and you should read the entire Proxy Statement carefully before voting. For more complete information regarding our performance for the fiscal year ended May 31, 2024 ("fiscal 2024”), please review our Annual Report on Form 10-K for fiscal 2024 (the “2024 Form 10-K”) filed with the United States (“U.S.”) Securities and Exchange Commission (the “SEC”) on July 30, 2024. All references in this Proxy Statement to a fiscal year are to our fiscal year ended or ending on May 31 of the year identified. Other than the common shares, we do not have any outstanding voting securities.

Virtual Meeting: The Annual Meeting will be a virtual meeting, which means that you will be able to participate in the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast, by visiting www.virtualshareholdermeeting.com/WOR2024. You will not be able to attend the Annual Meeting in person.

How to Cast Your Vote:

Even if you plan to participate in the Annual Meeting via the live webcast, please vote as soon as possible and in any event prior to 11:59 p.m., Eastern Daylight Time, on September 23, 2024. You can vote in one of the following ways prior to the date of the Annual Meeting:

Internet	Telephone	Mail	Mobile Device

Go to www.proxyvote.com: You can use the Internet 24 hours a day to transmit your voting instructions. Have your proxy card or Notice of
Internet Availability of Proxy Materials in hand when you access the website and follow the instructions.

Call 1-800-690-6903: You can use any touch-tone telephone. Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you call and follow the instructions.

If you received a printed copy

of the proxy materials, you

may submit your vote by completing, signing and dating

your proxy card and returning it in the prepaid envelope to
Vote Processing, c/o Broadridge,
51 Mercedes Way,
Edgewood, New York 11717.

You can view the proxy materials and vote by scanning the QR barcode on your proxy card or Notice of Internet Availability of Proxy Materials.

Voting Matters and Board Recommendations

Our Board of Directors (the “Board”) recommends that shareholders entitled to vote at the Annual Meeting vote as follows:

Company Proposals		Board Vote Recommendation
Proposal 1:	Elect four directors, each to serve for a term of three years to expire at our 2027 annual meeting of shareholders	FOR each nominee of the Board
Proposal 2:

Approve, on an advisory basis, a resolution to approve the compensation of the named executive officers listed in the “Fiscal 2024 Summary Compensation Table” included in this Proxy Statement (the “NEOs”)

FOR
Proposal 3:	Approve the Worthington Enterprises, Inc. 2024 Long-Term Incentive Plan (the "2024 LTIP")	FOR
Proposal 4:	Ratify the selection of KPMG LLP ("KPMG") as our independent registered public accounting firm for the fiscal year ending May 31, 2025 (“fiscal 2025”)	FOR

Worthington | 2024 Proxy Statement • Proxy Statement Summary 1

Director Nominees and Continuing Directors

The following table provides summary information about the four director nominees and the seven continuing directors. Additional information about each individual’s experience, qualifications, attributes and skills can be found in the “Proposal 1: Election of Directors” section in this Proxy Statement.

Name	Age	Director Since	Occupation	Board Committees
Nominees Standing for Election to the Board at the 2024 Annual Meeting of Shareholders
John B. Blystone	71	1997	Executive Chairman, Worthington Steel, Inc. and Retired Chairman of the Board, President and Chief Executive Officer, SPX Corporation	Executive*
Mark C. Davis	64	2011	Private Investor and Chief Executive Officer, Lank Acquisition Corp.	Audit
John H. McConnell II	39	2023	Chairman of the Board, JMAC, Inc. and Former Vice President, Global Business Development, Sustainable Energy Solutions, Worthington Enterprises, Inc.	Executive
B. Andrew Rose	54	2023	President & Chief Executive Officer, Worthington Enterprises, Inc.	Executive
Directors Whose Terms Continue Until the 2025 Annual Meeting of Shareholders

Kerrii B. Anderson	67	2010	Private Investor and Board Advisor; Former Chief Executive Officer and Chief Financial Officer, Wendy’s International, Inc.	Executive; Audit*; Compensation
David P. Blom	70	2019	Former President and Chief Executive Officer, OhioHealth Corporation	Audit; Nominating and Governance*
Paul G. Heller	60	2023	Retired Senior Executive Vice President and Chief Technology Officer and Operations Officer, Huntington Bancshares Incorporated	Audit; Compensation
Billy R. Vickers	66	2023	President and Chief Executive Officer, Modular Assembly Innovations, LLC	Nominating and Governance
Directors Whose Terms Continue Until the 2026 Annual Meeting of Shareholders
Michael J. Endres	76	1999	Senior Advisor, Stonehenge Partners, Inc.	Executive; Compensation*
Ozey K. Horton, Jr.	73	2011	Independent Advisor and Director Emeritus, McKinsey & Company	Compensation
Virgil L. Winland	76	2023	Retired Senior Vice President of Manufacturing, Worthington Enterprises, Inc.	Nominating and Governance

* Denotes Committee Chair

2 Worthington | 2024 Proxy Statement • Proxy Statement Summary

Commitment to Shareholders / Governance

We have long operated under a strong corporate philosophy rooted in the Golden Rule with earning money for our shareholders and increasing the value of their investment as our first corporate goal. Consistent with this philosophy and our culture, we are committed to high ethical standards and sound corporate governance practices.

Strong Corporate Culture	•	Culture based on long-standing corporate philosophy rooted in the Golden Rule
	•	First corporate goal is to earn money for our shareholders and increase the value of their investment
	•	Comprehensive Corporate Governance Guidelines and Code of Conduct
Returns to Shareholders	•	Dividends have been paid every quarter since going public in 1968
	•	Stock buy-back program
Board Independence	•	8 out of 11 directors are independent
	•	Audit, Compensation, and Nominating and Governance Committees are comprised exclusively of directors who are independent under NYSE corporate governance standards and SEC rules
Lead Independent Director	•	Michael Endres serves as Lead Independent Director
	•	Mr. Endres serves as liaison between management and the non-employee directors, presides over executive sessions of non-employee directors and can call meetings of non-employee directors
Executive Sessions	•	The non-employee directors regularly meet in private, executive sessions without management
	•	The Lead Independent Director presides at these executive sessions
Board Oversight of Risk Management	•	The Board monitors our systematic approach to identifying and assessing enterprise risks faced by us and our segments
•

The Audit Committee reviews our overall enterprise risk management program (including risks related to privacy, information security, cybersecurity, business conduct, health and safety, compliance, environmental and social matters) as well as our financial, reporting and compliance risk exposures, and the delegation of risk oversight responsibilities to other Board committees

	•	The Compensation Committee oversees compensation risk management
	•	The Nominating and Governance Committee manages risks associated with corporate governance, Board composition and the performance of the Board, its committees and the directors
Board Oversight of Corporate Social Responsibility	•	Committed to living our Philosophy, which includes being a good corporate citizen and environmental steward
	•	The Nominating and Governance Committee oversees our corporate social responsibility policies, practices and reporting
Executive Compensation	•	Strong pay-for-performance philosophy
	•	Executive compensation is more highly leveraged than market median – base salaries are generally below market median and a higher percentage of pay is tied to at-risk incentive compensation
	•	Goals and targets for annual and long-term incentive plans are annually reviewed and set by the Compensation Committee
	•	The Compensation Committee is advised by an independent compensation consultant
	•	Annual “say-on-pay” advisory vote
	•	Limited perquisites and benefits
	•	No defined benefit pension or SERP benefits
	•	Change in control equity vesting generally requires “double trigger” requiring termination of employment
	•	No employment contracts or change in control arrangements for executive officers outside shareholder-approved incentive plans
	•	Have never repriced or offered cash buy-outs of underwater stock options as plan provisions prohibit repricing without shareholder consent
Stock Ownership Requirements	•	Non-employee directors required to hold common shares valued at five times annual cash retainer
	•	Chief Executive Officer ("CEO") required to hold common shares valued at five times annual base salary
	•	Executive officers required to hold common shares valued at a multiple of base salary, depending on position
	•	No speculative trading or hedging permitted by our directors, officers or other key employees

Worthington | 2024 Proxy Statement • Proxy Statement Summary 3

Fiscal 2024 Business Performance and Executive Compensation Program Highlights

Fiscal 2024 was a transformative year for us, despite a challenging operating environment that included higher input costs and continued inflationary cost pressures. Notwithstanding the challenging environment, management has continued to do an outstanding job executing our strategies. During fiscal 2024, our teams delivered a significant transformation of our businesses, and better positioned us for long-term growth, as they executed on the following transformational initiatives:

•
On December 1, 2023, we completed the separation of Worthington Steel, Inc. ("WS"), our former steel processing business via a tax-free spin-off (the “Separation”). We expect that the Separation will unlock greater shareholder value for both companies by allowing us to focus on and invest in our unique growth opportunities.
•
In connection with the Separation, we rebranded with a new identity to reflect our evolution as a business focused on driving accelerated growth through innovation, transformation and acquisitions. As a part of the rebranding, we changed our name to Worthington Enterprises, Inc.
•
On December 6, 2023, we used the proceeds received from WS in connection with the Separation to pay off in full the $150 million principal senior unsecured notes that were scheduled to mature in August 2024.
•
On February 1, 2024, we acquired an 80% ownership stake in an affiliate of Halo Products Group, an asset-light business with technology-enabled solutions in the outdoor cooking space.
•
On May 29, 2024, we formed a new unconsolidated joint venture, of which we own 49%, that is comprised of our former Sustainable Energy Solutions segment.
•
On June 3, 2024, we acquired Hexagon Ragasco ("Ragasco"), a leading manufacturer of composite propane cylinders located in Norway.

Consistent with our compensation philosophy, annual incentive compensation earned by our senior executives continued to move in the direction of our results. As a result of a relatively strong performance in fiscal 2024, annual cash incentive bonuses for our senior executives were up compared to the prior year, with Corporate (i.e., our aggregate performance as opposed to segment performance) paying out at 141% of target, following a payout of 100% of target for fiscal 2023, while segment-based payouts ranged from 95% to 132% of target in fiscal 2024 and 84% to 95% of target in fiscal 2023.

The solid results also had a positive impact on long-term performance awards for the three-fiscal-year period ended with fiscal 2024. These awards paid out at 200% of target for Corporate, while segment-based payouts ranged from 100% to 200% of target in fiscal 2024. This followed the three-fiscal-year period ended with fiscal 2023, which had similar payouts due to our strong performances in fiscal 2023 and fiscal 2022. For a discussion of the treatment of the incentive compensation awards granted by us before, and remaining outstanding at, the Separation, see the “Compensation Discussion and Analysis – Treatment of Incentive Compensation Awards in Connection with the Separation” section of this Proxy Statement.

Our financial position remains strong, as we have generated a considerable amount of cash from operations in recent years, and also received a cash dividend as part of the Separation. As a result, we were able to use cash on hand to redeem approximately $150 million of long-term senior secured notes due in 2024, to redeem approximately $250 million of long-term senior secured notes due in 2026, and for the purchase of Ragasco for approximately $98.0 million, subject to closing adjustments and a potential earnout. We believe our capital structure is also in a sound position. We have in place $200 million of long-term senior secured notes due in 2032, as well as a $500 million revolving credit facility maturing in September 2028, which had a total of $500 million of available borrowing capacity as of July 31, 2024.

We have also been able to reward our shareholders, not only by executing the Separation, but also by continuing to pay a regular quarterly cash dividend, which steadily increased over the past five fiscal years prior to the Separation, from $0.23 during fiscal 2019 to $0.32 for the first and second quarters of fiscal 2024. Accounting for the Separation, we paid a cash dividend of $0.16 for the third quarter of fiscal 2024 and $0.17 for the fourth quarter.

4 Worthington | 2024 Proxy Statement • Proxy Statement Summary

Earned Incentive Compensation Levels

The following table shows the percentage of target levels achieved for awards under the annual cash incentive bonus program for the last three fiscal years.

Fiscal Year	Performance	Payouts as Percentage of Target
		Corporate	Business Segments
2022	Very strong year despite COVID-19 and other challenges	200%	100%-200%
2023	Near record annual earnings, but weaker year-over-year results	100%	84%-95%
2024	Strong annual earnings, but weaker year-over-year results	141%	95%-132%

The following table shows the percentage of target levels achieved for awards under the long-term incentive program for the performance periods ended during the last three fiscal years.

Performance Period (Fiscal Years)	Performance	Corporate	Business Segments
2020-2022	Strong results in fiscal 2021 and fiscal 2022 lifted results for the entire period	200%	191%-200%
2021-2023	Strong results in the entire period	200%	156%-200%
2022-2024	Strong results in fiscal 2022 and fiscal 2023 lifted results for the entire period	200%	100%-200%

Worthington | 2024 Proxy Statement • Proxy Statement Summary 5

Overview of Executive Compensation Program

	SHORT-TERM CASH		LONG-TERM INCENTIVE
PAY ELEMENT	BASE SALARY	ANNUAL INCENTIVE BONUS	CASH PERFORMANCE	PERFORMANCE SHARES	RESTRICTED COMMON SHARES	STOCK OPTIONS
WHO RECEIVES	NEOs and other senior executives
AT RISK	✘
FORM OF PAYMENT	Cash			Equity
TYPE OF PERFORMANCE	Short-term emphasis		Long-term emphasis
PERFORMANCE PERIOD / VESTING PERIOD	Ongoing	1 year	3-year performance period		3-year cliff vesting	3-year incremental vesting (one-third per year)
HOW PAY-OUT DETERMINED	Set or approved by Compensation Committee	Compensation Committee sets targets based on metrics (below) and potential awards. Performance determines amount earned			Compensation Committee determines size of award. Value depends on price of common shares on exercise / vesting date
MOST RECENT PERFORMANCE METRICS*	N/A	EVA (SEG or Corp.) EOI/EBIT (SEG) Adj. EPS (Corp.)	EVA (Corp.) EOI/EBIT (SEG) Adj. EPS (Corp.)		Stock Price	Stock Price Appreciation
VALUE OF AWARD EARNED	N/A	Formulaic — Performance vs. Targets		Formulaic — Performance vs. Targets / Market Price of Common Shares	Market Price x Common Shares	(Market Price — Exercise Price) x Common Shares

* "EVA" means economic value added. "SEG" means a segment. "EBIT" means earnings before interest and taxes. "EOI" means adjusted segment earnings. "Adj. EPS" or "Adjusted EPS" means adjusted earnings per diluted common share attributable to controlling interest.

6 Worthington | 2024 Proxy Statement • Proxy Statement Summary

PROXY STATEMENT

FOR THE

WORTHINGTON ENTERPRISES, INC.

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 24, 2024

General Information

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board for use at the 2024 Annual Meeting. The Annual Meeting will be a virtual meeting, which means that you will be able to participate in the Annual Meeting, vote and submit your questions during the Annual Meeting only via live webcast by visiting www.virtualshareholdermeeting.com/WOR2024. On or about August 14, 2024, we began mailing to our shareholders of record at the close of business on July 29, 2024 (the “Record Date”), a Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) containing instructions on how to access the Notice of Annual Meeting of Shareholders, this Proxy Statement, the form of proxy (often referred to as a “proxy card”) and our 2024 Annual Report.

Purpose of the Annual Meeting

At the Annual Meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders included with this Proxy Statement. Specifically, the shareholders will be asked to: (1) elect four directors to the Board for three-year terms to expire at our 2027 annual meeting of shareholders; (2) approve, on an advisory basis, a resolution to approve the compensation of the NEOs; (3) approve the 2024 LTIP; and (4) ratify the selection of KPMG as our independent registered public accounting firm for fiscal 2025.

Board’s Recommendations

Subject to revocation, all forms of proxy that are properly completed and timely received will be voted in accordance with the instructions contained therein. If no instructions are given (except in the case of broker non-votes), the persons named as proxy holders will vote the common shares in accordance with the recommendations of the Board. The Board’s recommendations are set forth together with the description of each proposal in this Proxy Statement. In summary, the Board recommends a vote:

•
“FOR” the election of the Board’s nominated slate of four directors (see “Proposal 1: Election of Directors”);
•
“FOR” the approval, on an advisory basis, of the resolution to approve the compensation of the NEOs (see “Proposal 2: Advisory Vote to Approve the Compensation of the NEOs”);
•
“FOR” the approval of the 2024 LTIP (see “Proposal 3: Approval of the Worthington Enterprises, Inc. 2024 Long-Term Incentive Plan”); and
•
“FOR” the ratification of the selection of KPMG as our independent registered public accounting firm for fiscal 2025 (see “Proposal 4: Ratification of the Selection of Independent Registered Public Accounting Firm”).

Shareholder Voting Rights

Only shareholders of record at the close of business on the Record Date or such shareholders’ proxies are entitled to receive notice of, and to vote at, the Annual Meeting. As of the close of business on the Record Date, there were 50,127,974 common shares outstanding and entitled to vote. Each shareholder is entitled to one vote on each matter voted upon at the Annual Meeting for each common share held. Shareholders do not have cumulative voting rights in the election of directors. All voting at the Annual Meeting will be governed by our Amended Articles of Incorporation, our Code of Regulations and the General Corporation Law of the State of Ohio.

Worthington | 2024 Proxy Statement • General Information 7

Registered Shareholders and Beneficial Owners

If the common shares are registered in your name directly with our transfer agent, Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”), you are considered, with respect to those common shares, a holder of record (which we also refer to as a “registered shareholder”). If you hold the common shares in a brokerage account or through a bank or other holder of record, you are considered the beneficial owner of the common shares, which is often referred to as holding the common shares in “street name”.

Voting of Common Shares Held in “Street Name”

A “broker non-vote” occurs when a beneficial owner holds the common shares in “street name” through a broker, bank or other holder of record who is considered the registered shareholder with respect to those common shares, and the beneficial owner does not provide the broker, bank or other holder of record with instructions within the required timeframe before the Annual Meeting as to how to vote the common shares on “non-routine” matters. Under the applicable sections of the New York Stock Exchange (the “NYSE”) Listed Company Manual (the “NYSE Rules”), your broker, bank or other holder of record cannot vote your common shares on non-routine matters unless it receives instructions from you as to how to vote.

Proposal 1 (Election of Directors), Proposal 2 (Advisory Vote to Approve the Compensation of the NEOs) and Proposal 3 (Approval of the 2024 LTIP) are considered “non-routine” matters where your broker, bank or other holder of record can vote your common shares only if it receives instructions from you. Proposal 4 (Ratification of the Selection of Independent Registered Public Accounting Firm) is considered a “routine” matter.

Your broker, bank or other holder of record will send you directions on how to instruct it to vote the common shares you hold beneficially.

Access to and Participation in the Virtual Annual Meeting

We will host the Annual Meeting virtually via the Internet at www.virtualshareholdermeeting.com/WOR2024. You will not be able to attend the Annual Meeting in person.

Only shareholders of record at the close of business on the Record Date may participate in and vote at the Annual Meeting. Any shareholder may listen to the Annual Meeting. The webcast will start at 3:00 p.m., Eastern Daylight Time, on September 24, 2024.

Instructions on how to connect to and participate in the Annual Meeting, including how to demonstrate proof of ownership of the common shares, are posted at www.virtualshareholdermeeting.com/WOR2024. If you do not have your 16-digit control number that is printed in the box found directly after “Control #” provided on your Notice of Availability or your proxy card (if you received a printed copy of the proxy materials), you will only be able to listen to the Annual Meeting.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter technical difficulties or trouble accessing the virtual Annual Meeting or during the Annual Meeting time, please call (844) 986-0822 (U.S. toll-free) or (303) 562-9302 (international).

How to Vote and Voting Deadlines

If you are a registered shareholder, there are several ways for you to vote your common shares:

• Vote by Internet.

Before the Date of the Annual Meeting: Go to www.proxyvote.com, or, using a mobile device, scan the QR barcode on your proxy card or Notice of Availability.

You can use the Internet 24 hours a day, seven days a week, to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Daylight Time, on September 23, 2024. Have your proxy card or Notice of Availability in hand when you access the website or scan the QR barcode and follow the instructions to obtain your records and create an electronic voting instruction form.

8 Worthington | 2024 Proxy Statement • General Information

During the Annual Meeting: Go to www.virtualshareholdermeeting.com/WOR2024.

You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have the information that is shown in the box found directly after “Control #” provided on your proxy card or Notice of Availability available and follow the instructions.

• Vote By Telephone: Call 1-800-690-6903. You can use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Daylight Time, on September 23, 2024. Have your proxy card or Notice of Availability in hand when you call and follow the instructions.

• By Mail: If you received a printed copy of the proxy materials, you may submit your vote by completing, signing and dating your proxy card and returning it in the prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received by Broadridge no later than September 23, 2024 to be voted at the Annual Meeting.

If you vote via the Internet (including by using a mobile device to scan the QR barcode on your proxy card or Notice of Availability and following the prompts) or by telephone, your electronic vote authorizes the named proxy holders in the same manner as if you signed, dated and returned your proxy card. If you vote via the Internet or by telephone, do not return your proxy card.

If you are a beneficial owner of the common shares, you should have received a notice that directs you to the website where you can access our proxy materials as well as voting instructions from the broker, bank or other nominee holding the common shares. You should follow the voting instructions provided by your broker, bank or nominee in order to instruct your broker, bank or nominee on how to vote your common shares. Please note that the voting instructions provided by your broker, bank or nominee will have a voting deadline that is earlier than those listed above. The availability of telephone and Internet voting will depend on the voting process of the broker, bank or nominee. Common shares held beneficially may not be voted by the beneficial owner during our Annual Meeting.

How to Revoke or Change Your Vote after Submitting Your Proxy

If you are a registered shareholder, you may revoke or change your vote at any time before the final vote at the Annual Meeting by:

• signing and returning a new proxy card with a later date – only your latest completed, signed and dated proxy card received by September 23, 2024, will be counted;

• submitting a later-dated vote by telephone or via the Internet (including by using a mobile device to scan the QR barcode on your proxy card or Notice of Availability and following the prompts) – only your latest telephone or Internet voting instructions received by 11:59 p.m., Eastern Daylight Time, on September 23, 2024, will be counted;

• participating in the Annual Meeting live via the Internet and voting during the Annual Meeting; or

• delivering a written revocation to our Secretary at 200 West Old Wilson Bridge Road, Columbus, Ohio 43085, that is received no later than 5:00 p.m., Eastern Daylight Time, on September 23, 2024.

If you are a beneficial owner of the common shares, you must contact the broker, bank or other nominee holding your common shares and follow the instructions of the broker, bank or other nominee for revoking or changing your vote.

Worthington | 2024 Proxy Statement • General Information 9

Notice of Internet Availability of Proxy Materials

In accordance with rules adopted by the SEC, instead of mailing a printed copy of our proxy materials to each shareholder of record, we are permitted to furnish our proxy materials, including the letter to shareholders, Notice of Annual Meeting of Shareholders, this Proxy Statement, our 2024 Annual Report and the form of proxy, by providing access to such documents on the Internet. Generally, shareholders will not receive printed copies of the proxy materials unless they request them.

A Notice of Availability that provides instructions for accessing our proxy materials via the Internet has been mailed directly to registered shareholders. The Notice of Availability also provides instructions regarding how registered shareholders may vote their common shares via the Internet. Registered shareholders who prefer to receive a paper or e-mail copy of our proxy materials must follow the instructions provided in the Notice of Availability for requesting such proxy materials.

The Notice of Availability only identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice of Availability and returning it. The Notice of Availability provides instructions on how to cast your vote.

A notice that directs beneficial owners of the common shares to the website where they can access our proxy materials should be forwarded to each beneficial owner by the broker, bank or other holder of record who is considered the registered shareholder with respect to the common shares of the beneficial owner. Such broker, bank or other holder of record should also provide each beneficial owner of the common shares with instructions on how the beneficial owner may request a paper or e-mail copy of our proxy materials. Beneficial owners have the right to direct their broker, bank or other holder of record on how to vote their common shares by following the voting instructions they receive from their broker, bank or other holder of record.

To enroll in the electronic delivery service for future shareholder meetings, use your Notice of Availability (or proxy card, if you received a printed copy of the proxy materials) to register online at www.proxyvote.com and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

Quorum and Tabulation of Voting Results

Tabulation of the votes cast at the Annual Meeting will be performed by Broadridge and such tabulation will be inspected by the inspector of election for the Annual Meeting appointed by the Board. The presence, in person or by proxy, of the holders of one-third of the outstanding common shares entitled to vote at the Annual Meeting will constitute a quorum, permitting us to conduct business at the Annual Meeting. If you are a registered shareholder and submit a proxy, your common shares will be counted to determine whether we have a quorum even if you abstain or fail to provide voting instructions on any of the proposals described in this Proxy Statement and listed on the form of proxy. If your common shares are held in the name of your broker, bank or other nominee, and you do not instruct your broker, bank or other nominee how to vote your common shares, those common shares will still be counted for purposes of determining the presence or absence of a quorum for the transaction of business if your broker, bank or other nominee submits a proxy.

Proxy Solicitation Costs

This solicitation of proxies is made by and on behalf of the Board. In addition to mailing the Notice of Availability (or, if applicable, paper copies of this Proxy Statement, the Notice of Annual Meeting of Shareholders, the proxy card and our 2024 Annual Report) to registered shareholders as of the close of business on the Record Date, the brokers, banks and other nominees holding the common shares for beneficial owners must provide a notice as to where such beneficial owners may access our proxy materials in order that such common shares may be voted. Solicitation may also be made by our directors, officers and other employees telephonically, electronically or by other means of communication. Our directors, officers and employees who assist with the solicitation will not be specially compensated for those services, but they may be reimbursed for their out-of-pocket expenses incurred in connection with the solicitation. In addition, we have retained Broadridge to aid in the solicitation of proxies with respect to common shares held by broker/dealers, financial institutions and other custodians, fiduciaries and nominees, for a fee of approximately $17,000, plus out-of-pocket expenses.

We will reimburse Broadridge, as well as brokers, banks or other holders of record, for their reasonable costs in sending proxy materials to the beneficial owners of the common shares entitled to vote at the Annual Meeting. We will bear the costs incurred in connection with the solicitation of proxies on behalf of the Board, other than the Internet access or telephone usage fees which may be charged to shareholders.

10 Worthington | 2024 Proxy Statement • General Information

Security Ownership of Certain Beneficial Owners and Management

The following table furnishes as of the Record Date (unless otherwise noted below), with respect to each person known to us to be the beneficial owner of more than 5% of our outstanding common shares, the name and address of such owner and the number and percentage of outstanding common shares beneficially owned (as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Outstanding Common Shares (2)
John P. McConnell
200 West Nationwide Blvd., Columbus, OH 43215	17,385,953	(3)	34.6%
BlackRock, Inc.
50 Hudson Yards, New York, NY 10001	5,116,799	(4)	10.2%
The Vanguard Group
100 Vanguard Blvd., Malvern, PA 19355	3,901,794	(5)	7.8%

(1)
Except as otherwise indicated by footnote, each named beneficial owner has sole voting power and sole dispositive power over the listed common shares.
(2)
The “Percent of Outstanding Common Shares” is calculated by dividing (a) the aggregate amount of common shares beneficially owned by each reporting person, as reported by such person and disclosed in the table above by (b) the sum of (i) 50,127,974 common shares outstanding on the Record Date and (ii) the number of common shares, if any, as to which the named beneficial owner has the right to acquire beneficial ownership upon the exercise of stock options which are currently exercisable or which will first become exercisable within 60 days after the Record Date (collectively, “Currently Exercisable Options”).
(3)
Includes 25,225 common shares held in the Worthington Enterprises, Inc. Deferred Profit Sharing Plan. Includes 12,415,982 common shares held of record by JMAC, Inc. (“JMAC”), a private investment company substantially owned, directly or indirectly, by Mr. McConnell and members of his family. The directors of JMAC have granted Mr. McConnell sole voting power and sole dispositive power with respect to these 12,415,982 common shares. JMAC has the right to receive the dividends from and the proceeds from the sale of, such 12,415,982 common shares. Includes 2,428,312 common shares held of record by an independent corporate trustee in trust for the benefit of Mr. McConnell and his sister. The independent corporate trustee has voting power and dispositive power over such common shares; however, the trustee’s investment decisions are subject to the prior approval or disapproval of Mr. McConnell and, accordingly, Mr. McConnell may be deemed to “share” dispositive power with the trustee. Mr. McConnell has the right to change the independent corporate trustee; however, any successor trustee appointed by Mr. McConnell must be an independent corporate trustee. Includes 8,173 common shares held by Mr. McConnell as custodian for the benefit of his son, who is a minor. Includes 7,343 common shares held by Mr. McConnell’s wife as custodian for the benefit of her son, who is a minor. For purposes of Rule 13d-3 under the Exchange Act, Mr. McConnell may be deemed to hold shared voting power and shared dispositive power over such 7,343 common shares. Includes 123,000 common shares held by The McConnell Educational Foundation for the benefit of third parties, of which Mr. McConnell is one of three trustees and shares voting power and shares dispositive power. Mr. McConnell disclaims beneficial ownership of these 123,000 common shares. Includes 118,000 common shares held by The McConnell Family Trust of which Mr. McConnell is co-trustee and has sole voting power and sole dispositive power. Includes 255,875 common shares held by the Margaret R. McConnell Trust, f/b/o Margaret Kollis of which Mr. McConnell is trustee and has sole voting power and sole dispositive power. Includes 44,250 common shares held in the McConnell 2020 LAE Trust, an irrevocable trust for the benefit of the son of Mr. McConnell’s wife as to which she serves as the trustee. For purposes of Rule 13d-3 under the Exchange Act, Mr. McConnell may be deemed to hold shared voting power and shared dispositive power over such 44,250 common shares. Includes an aggregate of 398,000 common shares held in four separate irrevocable trusts (with each irrevocable trust holding 99,500 common shares), with each such irrevocable trust having the same independent individual trustee who is not related to Mr. McConnell. The independent individual trustee has voting and dispositive power over such 398,000 common shares; however, Mr. McConnell has the right to reacquire the assets of each trust by substituting property of an equivalent value. Accordingly, Mr. McConnell may be deemed to “share” dispositive power with the independent individual trustee. Includes 226,145 common shares subject to Currently Exercisable Options. See footnote (17) to the following table for more information on the restricted common shares. As of the Record Date, an aggregate of 2,538,782 common shares held by JMAC and by Mr. McConnell had been pledged as security to various financial institutions, in connection with both investment and personal loans.
(4)
Information is based on Amendment No. 14 to Schedule 13G, filed with the SEC on January 8, 2024, by BlackRock, Inc. (together with its subsidiaries, “BlackRock”). BlackRock reported sole voting power as to 5,049,035 of the common shares and sole dispositive power as to 5,116,799 of the common shares reported to be beneficially owned by BlackRock at December 31, 2023. The beneficial ownership of BlackRock may have changed prior to our filing of this Proxy Statement.
(5)
Information is based on Amendment No. 8 to Schedule 13G, filed with the SEC on February 13, 2024, by The Vanguard Group (together with its subsidiaries, “Vanguard”). Vanguard reported shared voting power as to 20,413 of the common shares, sole dispositive power as to 3,852,351 of the common shares and shared dispositive power as to 49,443 of the common shares reported to be beneficially owned by Vanguard at December 29, 2023. The beneficial ownership of Vanguard may have changed prior to our filing of this Proxy Statement.

Worthington | 2024 Proxy Statement • Security Ownership of Certain Beneficial Owners and Management 11

The following table furnishes the number and percentage of outstanding common shares beneficially owned (as determined in accordance with Rule 13d-3 under the Exchange Act) by: (a) each of our current directors; (b) each of our director nominees; (c) each NEO; and (d) all of our current directors and executive officers as a group, in each case as of the Record Date.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Outstanding Common Shares (2)
Kerrii B. Anderson	82,742	(3) (4)	*
David P. Blom	20,819	(3)	*
John B. Blystone	164,175	(3)	*
Steven M. Caravati (5)	64,533	(6)	*
Mark C. Davis	41,179	(3)	*
Michael J. Endres	214,360	(3) (7)	*
Geoffrey G. Gilmore (5)	0	(8)	*
Joseph B. Hayek (5)	247,148	(9)	*
Paul G. Heller	3,000	(3)	*
Sonya L. Higginbotham (5)	20,836	(10)	*
Ozey K. Horton, Jr.	40,688	(3)	*
Patrick J. Kennedy (5)	31,515	(11)	*
John H. McConnell II	31,518	(12)	*
John P. McConnell (5)	17,385,953	(13)	34.6%
B. Andrew Rose (5)	456,960	(14)	0.9%
Billy R. Vickers	3,000	(3)	*
Virgil L. Winland	102,681	(3)	*
All Current Directors and Executive Officers as a Group (19 people)	18,931,525	(15) (16)	37.5%

* Denotes ownership of less than 1% of the outstanding common shares.

(1)
Except as otherwise indicated by footnote, each named beneficial owner has sole voting power and sole dispositive power over the listed common shares or shares voting power and/or dispositive power with his or her spouse.
(2)
The “Percent of Outstanding Common Shares” is calculated by dividing (a) the aggregate amount of common shares beneficially owned by each reporting person, as reported by such person and disclosed in the table above by (b) the sum of (i) 50,127,974 common shares outstanding on the Record Date, and (ii) the number of common shares, if any, as to which the named person or group has the right to acquire beneficial ownership upon the exercise of Currently Exercisable Options.
(3)
Includes for each of Ms. Anderson, Mr. Blom, Mr. Davis and Mr. Horton 3,619 restricted common shares; for Mr. Heller, Mr. Vickers and Mr. Winland 3,000 common shares; for Mr. Endres 5,349 restricted common shares; and for Mr. Blystone 5,350 restricted common shares, which will vest on September 24, 2024. For further information concerning the terms of the restricted common shares granted to non-employee directors, see footnote (17) below.
(4)
Includes 436 common shares held by Ms. Anderson’s spouse, who has sole voting power and sole dispositive power as to the 436 common shares. Beneficial ownership of these 436 common shares is disclaimed by Ms. Anderson. Also includes 2,842 common shares held in two separate trusts for Ms. Anderson’s two adult children, for which Ms. Anderson’s spouse serves as trustee. Beneficial ownership of these 2,842 common shares is disclaimed by Ms. Anderson. Includes 11,430 theoretical common shares credited to the bookkeeping account of Ms. Anderson in connection with the Directors 2005 NQ Plan, as is discussed in the “Compensation of Directors” section of this Proxy Statement. Ms. Anderson has a pecuniary interest in the theoretical common shares but may not vote or dispose of the theoretical common shares until the common shares are distributed to her on a one-for-one basis in accordance with the terms of the plan.
(5)
The individual is an NEO listed in the “Fiscal 2024 Summary Compensation Table” in this Proxy Statement.
(6)
Includes 5,611 common shares subject to Currently Exercisable Options. Also includes (i) 35,069 restricted common shares which will vest over time based on continued employment with us and (ii) 15,737 restricted common shares which will vest only if and when both (a) the closing price of the common shares meets or exceeds $65.00 per share for 90 consecutive calendar days during the five-year period ending on June 24. 2027, and (b) Mr. Caravati has continuously remained our employee through June 24, 2025. See footnote (17) below for more information on the restricted common shares.
(7)
Includes 71,340 common shares held by Mr. Endres as trustee for a living trust. Includes 137,671 theoretical common shares credited to the bookkeeping account of Mr. Endres in connection with the Directors 2005 NQ Plan, as is discussed in the “Compensation of Directors” section of this Proxy Statement. Mr. Endres has a pecuniary interest in the theoretical common shares but may not vote or dispose of the theoretical common shares until the common shares are distributed to him on a one-for-one basis in accordance with the terms of the plan.
(8)
Information is based on amount and nature of beneficial ownership provided by Mr. Gilmore.
(9)
Includes 19,460 common shares subject to Currently Exercisable Options. Also includes 3,636 common shares held indirectly in Mr. Hayek’s personal retirement accounts with third party brokers. Also includes (i) 82,873 restricted common shares which will vest over time based on continued employment with us; and (ii) 78,687 restricted common shares which will vest only if and when both (a) the closing price of the common shares meets or exceeds $65.00 per share for 90 consecutive calendar days during the five-year period ending on September 25, 2024, and (b) Mr. Hayek has continuously remained our employee through September 25, 2024. See footnote (17) below for more information on the restricted common shares. Includes 4,149 theoretical common shares credited to the bookkeeping account of Mr. Hayek in connection with the 2005 NQ Plan, as is discussed in the “Non-Qualified Deferred Compensation” section of this Proxy Statement. Mr. Hayek has a pecuniary interest in the theoretical common shares but may not vote or dispose of the theoretical common shares until the common shares are distributed to him on a one-for-one basis in accordance with the terms of the plan.

12 Worthington | 2024 Proxy Statement • Security Ownership of Certain Beneficial Owners and Management

(10)
Includes 2,988 common shares subject to Currently Exercisable Options. Also includes 10,926 restricted common shares which will vest over time based on continued employment with us. See footnote (17) below for more information on the restricted common shares. Includes 434 common shares held in trust for Ms. Higginbotham in connection with our 401(k) plan (referred to as the “DPSP”), as is discussed in the “Deferred Profit Sharing Plan” section of the CD&A.
(11)
Includes 4,824 common shares subject to Currently Exercisable Options. Also includes 18,943 restricted common shares which will vest over time based on continued employment with us. See footnote (17) below for more information on the restricted common shares.
(12)
Includes 252 common shares held by John H. McConnell II's spouse, who has sole voting power and sole dispositive power as to the 252 common shares. Beneficial ownership of these 252 common shares is disclaimed by Mr. McConnell.
(13)
See footnote (3) to preceding table. Includes 25,225 common shares held in trust for Mr. McConnell in connection with our 401(k) plan (referred to as the “DPSP”), as is discussed in the “Deferred Profit Sharing Plan” section of the CD&A.
(14)
Includes 61,953 common shares subject to Currently Exercisable Options. Also includes 72,234 restricted common shares which will vest over time based on continued employment with us. See footnote (17) below for more information on the restricted common shares.
(15)
The number of common shares shown as beneficially owned by our current directors and executive officers as a group includes 321,348 common shares subject to Currently Exercisable Options and 363,011 restricted common shares. See footnote (17) below for more information on the restricted common shares. The number shown does not include any common shares issuable in connection with the performance shares awarded to NEOs and other executive officers, as to which the performance period has not ended, and the applicable vesting dates have not yet occurred. The number of common shares shown for all current directors and executive officers as a group includes the common shares beneficially owned by two executive officers not individually identified.
(16)
The restricted common shares granted to our executive officers and non-employee directors are held in escrow by us and may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the restrictions thereon have lapsed. Each holder of restricted common shares may exercise any voting rights associated with the restricted common shares during the restriction period. In addition, any dividends or distributions paid with respect to the common shares underlying the restricted common shares will be held by us in escrow during the restriction period and, at the end of the restriction period, will be distributed or forfeited in the same manner as the restricted common shares with respect to which they were paid. For further information regarding the restricted common shares granted to our executive officers and non-employee directors, please see the tables and accompanying narrative discussion in the “Executive Compensation” and “Compensation of Directors — Equity Grants” sections of this Proxy Statement. Restricted common shares held by executive officers not named in this table are not listed individually.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our directors and executive officers and beneficial owners of more than 10% of the Company’s outstanding common shares file reports with the SEC reporting their initial beneficial ownership of common shares and subsequent changes in their beneficial ownership. Specific due dates for such reports have been established by the SEC and we are required to disclose in this Proxy Statement any late report or known failure to file a required report. To our knowledge, based solely on a review of the copies of the reports filed electronically with the SEC and written representations that no other reports were required, we believe that during fiscal 2024, all Section 16(a) filing requirements applicable to our directors, executive officers and greater-than-10% beneficial owners of our outstanding common shares were complied with, with the exception of two Forms 4: (1) one Form 4 for John H. McConnell II was filed late due to our equity plan administration platform being unavailable for 10 days in connection with the Separation, which created a delay in processing the release of restricted common shares; and (2) one Form 4 for Mr. Endres was filed late due to an administrative error regarding an immaterial number of common shares contributed to the Director Deferral Plan.

Worthington | 2024 Proxy Statement • Security Ownership of Certain Beneficial Owners and Management 13

Corporate Governance

Corporate Governance Guidelines

Upon the recommendation of the Nominating and Governance Committee, in accordance with NYSE Rules, the Board has adopted the Corporate Governance Guidelines to promote the effective functioning of the Board and its committees and to reflect our commitment to high standards of corporate governance. The Board, with the assistance of the Nominating and Governance Committee, periodically reviews the Corporate Governance Guidelines to ensure they comply with all applicable requirements.

The Corporate Governance Guidelines are available on the “Governance” page of the “Investors” section of our website located at www.worthingtonenterprises.com.

Code of Conduct

In accordance with NYSE Rules and the rules and regulations of the SEC (the “SEC Rules”), the Board adopted the Worthington Enterprises, Inc. Code of Conduct (the “Code of Conduct”) to serve as the ethical and legal standards for our directors, officers and employees. The Code of Conduct reinforces our commitment to adhere to high standards of business ethics. The Code of Conduct also establishes ethical principles by which our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions are expected to conduct themselves in carrying out their duties and responsibilities. The Code of Conduct is available on the “Governance” page of the “Investors” section of our website located at www.worthingtonenterprises.com, and we intend to post on such website page any amendments to or waivers from provisions of the Code of Conduct related to the elements listed under Item 406(b) of SEC Regulation S-K.

Insider Trading Policy

We have adopted the Worthington Enterprises, Inc. Insider Trading Policy (the “Insider Trading Policy”) to govern purchases, sales and other dispositions of our securities by our directors, officers and employees. The Insider Trading Policy is reasonably designed to promote compliance with insider trading law, rules and regulations as well as NYSE Rules. The Insider Trading Policy also provides that the Company will not engage in transactions in its securities while aware of material nonpublic information relating to the Company or its securities, except pursuant to a trading plan intended to comply with SEC Rule 10b5-1 that is entered into and maintained in compliance with the Insider Trading Policy and applicable law.

Director Independence

Pursuant to the Corporate Governance Guidelines, a director is determined to be independent if he or she is independent of management and has no material relationship with us, either directly or indirectly as a partner, shareholder or officer (or similar position) of an entity that has such a relationship with us, as affirmatively determined by the Board. The Board observes all additional criteria for independence required under NYSE Rules, SEC Rules or other applicable laws and regulations.

The Board has been advised of the nature and extent of any direct or indirect personal and business relationships between us and each director and director nominee or any entities for which any director or director nominee is a partner, officer, employee or shareholder. The Board has reviewed, considered and discussed such relationships, and the compensation which each director or director nominee has received, directly or indirectly, from us, in order to determine whether each director and director nominee meets the independence requirements of the Corporate Governance Guidelines, the NYSE Rules and the SEC Rules. The Board has affirmatively determined that (a) none of Kerrii Anderson, David Blom, Mark Davis, Michael Endres, Paul Heller, Ozey Horton, Jr., Billy Vickers or Virgil Winland (each, an “Independent Director” and collectively, the “Independent Directors”) has any relationship with us, either directly or indirectly, including, without limitation, any commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship, which: (i) interfered, interferes, or may interfere, with his or her independence from management and us or the exercise of his or her independent judgment, (ii) would be inconsistent with a determination of independence under NYSE Rules and SEC Rules, or (iii) would impair his or her independence under the Corporate Governance Guidelines; and (b) each of the Independent Directors qualifies as independent under the Corporate Governance Guidelines. As required by NYSE Rules, the Independent Directors represent a majority of our directors.

14 Worthington | 2024 Proxy Statement • Corporate Governance

John Blystone does not qualify as independent under NYSE Rules, SEC Rules or the Corporate Governance Guidelines because he was an officer of the Company within the last year. John H. McConnell II does not qualify as independent under NYSE Rules, SEC Rules or the Corporate Governance Guidelines because he was an employee of the Company within the last year. B. Andrew Rose does not qualify as independent under NYSE Rules, SEC Rules or the Corporate Governance Guidelines because he is an employee of the Company.

Barring any unusual circumstances, the Board has determined that a director’s independence would not be impaired if: (a) the director is an executive officer or an employee (or his or her immediate family member is an executive officer or an employee) of a company that makes payments to, or receives payments from, us for property or services performed in the ordinary course of business in an amount which, in any single fiscal year, does not exceed the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues; (b) we make contributions to a scholastic or charitable tax-exempt organization for which the director (or his or her immediate family member) serves as either a member of the board of directors (or similar governing body) or an officer if the contributions, in any single fiscal year, do not exceed the greater of $500,000 or 1% of the total contributions received by that tax-exempt organization during such fiscal year; or (c) we use facilities (dining facilities, clubs, etc.) in which the director is a greater than 5% owner if charges to us are consistent with charges paid by unrelated third parties and are fair, reasonable and consistent with those for similar services available at similar facilities, as long as the charges do not reach other thresholds under NYSE Rules which would disqualify a director from being independent.

The Board specifically considered a number of circumstances in the course of reaching the conclusion that the Independent Directors qualify as independent under the Corporate Governance Guidelines as well as NYSE Rules and SEC Rules, including the relevant relationships described below in the section captioned “Transactions With Certain Related Persons” in this Proxy Statement.

Nominating Procedures

The Board’s Nominating and Governance Committee has responsibility for providing oversight on a broad range of issues surrounding the composition and operation of the Board, including identifying candidates qualified to become directors and recommending director nominees to the Board.

When considering candidates for the Board, the Nominating and Governance Committee evaluates the entirety of each candidate’s credentials but does not have specific eligibility requirements or minimum qualifications which must be met by a Nominating and Governance Committee-recommended nominee and has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. The Nominating and Governance Committee considers those factors it deems appropriate, including, but not limited to, independence, judgment, skill, diversity, strength of character, ethics and integrity, experience with businesses or organizations of comparable size or scope, experience as an executive of or adviser to public and private companies, experience and skill relative to other Board members, specialized knowledge or expertise, and the desirability of the candidate’s membership on the Board and any committees of the Board. Depending on the current needs of the Board, the Nominating and Governance Committee may weigh certain factors more or less heavily. The Nominating and Governance Committee does, however, believe that all members of the Board should have strong character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters, and no conflict of interest that would interfere with his or her performance as a director.

While the Board and the Nominating and Governance Committee do not have specific eligibility requirements and do not, as a matter of course, weigh any of the factors they deem appropriate more heavily than others, both the Board and the Nominating and Governance Committee believe that, as a group, the directors should have diverse backgrounds and qualifications. We believe that the members of the Board, as a group, have such backgrounds and qualifications.

The Nominating and Governance Committee considers candidates for the Board from any reasonable source, including shareholder recommendations, but does not evaluate candidates differently based on the source of the recommendation. The process for seeking and vetting additional director candidates is ongoing and is not dependent upon the existence of a vacancy on the Board. Accordingly, the Board believes that this ongoing identification of qualified candidates functions as an appropriate director succession plan. Pursuant to its charter, the Nominating and Governance Committee has the authority to retain consultants and search firms to assist with the process of identifying and evaluating director candidates and to approve the fees and other retention terms for any such consultant or search firm. The Nominating and Governance Committee has never used a consultant or search firm for such purpose, and, accordingly, we have paid no such fees, and all director nominees in this Proxy Statement were recommended by a non-employee director or our Chairman of the Board.

Worthington | 2024 Proxy Statement • Corporate Governance 15

Shareholders may recommend director candidates for consideration by the Nominating and Governance Committee by sending the recommendation to the Chair of the Nominating and Governance Committee, in care of our Secretary, to our executive offices at 200 West Old Wilson Bridge Road, Columbus, Ohio 43085. The recommendation must include the candidate’s name, age, business address, residence address and principal occupation. The recommendation must also describe the qualifications, attributes, skills or other qualities possessed by the recommended director candidate. A written statement from the candidate consenting to serve as a director, if elected, and a commitment by the candidate to meet personally with Nominating and Governance Committee members must accompany any such recommendation.

The Board, taking into account the recommendations of the Nominating and Governance Committee, selects nominees for election as directors at each Annual Meeting. In addition, shareholders wishing to nominate directors may do so, provided they comply with the nomination procedures set forth in our Code of Regulations and SEC Rules. In order to nominate an individual for election as a director at a meeting, a shareholder must give written notice of the shareholder’s intention to make such nomination. The notice must be sent to our Secretary, and either delivered to, or mailed to and received at, our principal executive offices at 200 West Old Wilson Bridge Road, Columbus, Ohio 43085 not less than 14 days or more than 50 days prior to any meeting called for the election of directors. However, if notice or public disclosure of the date of the meeting is given or made less than 21 days prior to the meeting, the shareholder notice must be received by our Secretary not later than the close of business on the seventh day following the day on which notice of the date of the meeting was mailed or publicly disclosed. Our Secretary will deliver any shareholder notice received in a timely manner to the Nominating and Governance Committee for review. Each shareholder notice must include the following information as to each individual the shareholder proposes to nominate for election or re-election as a director: (a) the name, age, business address and, if known, residence address of the proposed nominee; (b) the principal occupation or employment of the proposed nominee; (c) the number of common shares beneficially owned by the proposed nominee; and (d) any other information relating to the proposed nominee that is required to be disclosed concerning nominees in proxy solicitations under SEC Rules, including the individual’s written consent to be named in the proxy statement as a nominee and to serve as a director, if elected. The nominating shareholder must also provide (i) the name and address of the nominating shareholder and (ii) the number of common shares beneficially owned by the nominating shareholder. No individual may be elected as a director unless he or she has been nominated by a shareholder in the manner described above or by the Board or the Nominating and Governance Committee.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board is currently comprised of Michael Endres (Chair), Kerrii Anderson, Paul Heller and Ozey Horton, Jr. No member of the Compensation Committee is a present or past employee or officer of ours or has, during fiscal 2024 and through the date of this Proxy Statement, had a material interest in any related person transaction, as defined in Item 404 of SEC Regulation S-K. During fiscal 2024 and through the date of this Proxy Statement, none of our executive officers has served on the board of directors or compensation committee (or other committee performing equivalent functions) of any other entity, whose executive officers served on the Board or the Compensation Committee.

Communications with the Board

The Board believes it is important for shareholders and other interested persons to have a process by which to send communications to the Board and its individual members, including the Lead Independent Director. Accordingly, shareholders and other interested persons who wish to communicate with the Board, the non-employee directors as a group, the Independent Directors, as a group, the Lead Independent Director or any other individual director may do so by addressing such correspondence to the name(s) of the specific director(s), to the “Non-Employee Directors” as a whole, to the “Independent Directors” as a whole or to the “Board of Directors” as a whole, and sending it in care of our Secretary, to our executive offices at 200 West Old Wilson Bridge Road, Columbus, Ohio 43085. The mailing envelope must contain a clear notation indicating that the enclosed correspondence is a “Shareholder/Interested Person – Non-Employee Director Communication”, “Shareholder/Interested Person – Independent Director Communication”, “Shareholder/Interested Person – Board Communication”, “Shareholder/Interested Person – Lead Independent Director Communication”, or “Shareholder/Interested Person – Director Communication”, as appropriate. All such correspondence must identify the author as a shareholder or other interested person (identifying such interest) and clearly indicate whether the communication is directed to all members of the Board, to the “Non-Employee Directors” as a whole, to the “Independent Directors” as a whole or to a certain specified individual director(s). Copies of all such correspondence will be circulated to the appropriate director(s). Correspondence marked on the exterior as “personal and confidential” will be delivered to the identified recipient(s) without opening. There is no screening process in respect of communications from shareholders or other interested persons. The process for forwarding communications to the appropriate Board member(s) has been approved by the Independent Directors.

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Questions, complaints and concerns may also be submitted to our directors through the Worthington Enterprises, Inc. Code of Conduct & Ethics Line website at www.Worthington.EthicsPoint.com or by calling 877-263-9893 inside the U.S. and Canada.

Corporate Citizenship and Sustainability Highlights

In addition to our commitment to high ethical standards and sound corporate governance practices, which are summarized in the “Commitment to Shareholders / Governance” section in this Proxy Statement, we are dedicated to responsible corporate citizenship. Although our approach to corporate citizenship is ever evolving, our primary focus remains our people, our community and our environmental footprint. We are constantly seeking to improve on and rely on our Philosophy rooted in the Golden Rule to guide us through all aspects of corporate citizenship and sustainability.

In line with our people-first Philosophy, our employees have always been, and will always be, our most important asset. As such, we are continually focused on creating and maintaining a strong corporate culture. Our culture provides employees with opportunities for personal and professional development, as well as community engagement, all of which we believe contribute to our overall success. We have repeatedly been recognized as a top place to work and we offer our employees competitive pay and above-market benefits, as compared to others in our industry, all while focusing on safety, wellness, and promoting a diverse and inclusive culture.

Our Philosophy guides and encourages us to practice good citizenship which is reflected in our employees’ efforts in our communities. Through financial contributions to not-for-profit organizations and volunteering, we are working to improve the quality of life in the communities where we live and work. We believe that together, better is possible at work and in our communities.

We have always made protecting our people and the environment a top priority. We have demonstrated our commitment to environmentally responsible operations by conforming to international standards for environmental management (ISO 14001) and reducing our impact on the environment in multiple areas of our global business. In addition, we have sought continuous improvement in our health and safety programs, which follow ISO 45001 standards, and regularly have an industry-leading safety record.

For more details on our corporate citizenship and sustainability efforts, please see our annual Corporate Citizenship and Sustainability Report available on our website at https://www.worthingtonenterprises.com/sustainability.

Meetings of the Board

The Board held four regularly scheduled meetings during fiscal 2024, as well as three special meetings related to Separation matters. During fiscal 2024, each incumbent director attended at least 75% of the aggregate of (a) the total number of meetings held by the Board during the period such director served, and (b) the total number of meetings held by all committees of the Board on which such director served during the period such director served.

The Board and our management are committed to effective corporate governance practices. The Corporate Governance Guidelines describe the governance principles and procedures by which the Board functions. The Board annually reviews and updates, as appropriate, the Corporate Governance Guidelines and the charters of the committees of the Board in response to corporate governance developments, including changes in NYSE Rules and SEC Rules, and recommendations by directors in connection with Board and Board committee evaluations. In accordance with the Corporate Governance Guidelines and NYSE Rules, our non-employee directors, meet (without management present) in executive session at such times as the non-employee directors deem necessary or appropriate. Additionally, all directors determined by the Board as meeting the independence requirements of the Corporate Governance Guidelines, the NYSE Rules and the SEC Rules meet in executive session (without management or non-independent directors) at least once annually. These executive sessions are typically held in conjunction with regularly scheduled Board meetings and are led by the Lead Independent Director, and appropriate feedback from these sessions is given to the CEO and the Chairman of the Board. The non-employee independent directors met in executive session after each of the four regularly scheduled Board meetings held in fiscal 2024.

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Board Member Attendance at Annual Meetings of the Shareholders

We do not have a formal policy with respect to attendance by our directors at the annual meetings of the shareholders. Four of the 11 then-incumbent directors attended our 2023 annual meeting of shareholders (the “2023 Annual Meeting”): Mr. Blystone, Mr. Endres, Mr. Nelson and Ms. Schiavo.

Board Leadership Structure

The Board is currently comprised of 11 directors (eight of which are Independent Directors), including B. Andrew Rose, our CEO. The Board is led by John Blystone, our Chairman of the Board, and Michael Endres, our Lead Independent Director. In connection with the planned retirement of John P. McConnell, in September 2023, Mr. McConnell retired as our Executive Chairman, Mr. Blystone assumed that role after serving as our Lead Independent Director since 2007, and Mr. Endres was appointed as our Lead Independent Director. At the time of the Separation, Mr. Blystone ceased to be Executive Chairman and assumed the role of Chairman of the Board.

The Board has four standing committees: Audit, Compensation, Nominating and Governance, and Executive. Each of the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee is chaired by a separate Independent Director and is comprised solely of Independent Directors. Detailed information on each Board committee is contained in the section captioned “Corporate Governance — Committees of the Board” in this Proxy Statement.

We do not have a fixed policy regarding whether the offices of Chairman of the Board and CEO should be vested in the same person or two different people. The Board believes having Mr. Blystone in the role of Chairman of the Board and Mr. Rose as the CEO, while maintaining a Lead Independent Director, is an effective management structure, and that the structure promotes the development and execution of our business strategy and facilitates effective oversight by the Board, which are essential to effective governance. The Board believes that its current leadership structure supports the risk oversight function of the Board. Having the roles of CEO and Chairman of the Board filled by separate individuals allows the CEO to lead senior management in its supervision of the Company’s day-to-day business operations, including the identification, assessment and mitigation of material risks, and allows the Chairman of the Board to lead the Board in its oversight of the Company’s risk assessment and risk management activities. The Board believes that its strong governance practices, including its supermajority of independent directors, the separation of the Chairman of the Board and CEO roles, and the clearly-defined Lead Independent Director responsibilities, provide an appropriate balance among strategy development, operational execution and independent oversight of the Company.

The Board periodically reviews our leadership structure and retains the authority to modify the structure, as and when appropriate, to address our then current circumstances.

Lead Independent Director

In January 2007, we established a Lead Independent Director position and appointed Mr. Blystone as the Lead Independent Director. Mr. Blystone served as Lead Independent Director until September 2023, when Mr. Endres assumed this role.

A copy of our Lead Independent Director Charter is available on the “Governance” page of the “Investors” section of our website located at www.worthingtonenterprises.com. In addition to the other duties more fully described in our Lead Independent Director Charter, the Lead Independent Director is responsible for:

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advising the Chairman of the Board and the CEO regarding the information, agenda and meeting schedules for the Board and Board committees, and as to the quality, quantity and timeliness of the information submitted to the Board by our management that is necessary or appropriate for the non-employee directors to effectively and responsibly perform their duties;
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recommending to the Chairman of the Board and the CEO the retention of advisers and consultants who report directly to the Board;

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•
assisting the Board, the Nominating and Governance Committee and our officers in ensuring compliance with and implementation of the Corporate Governance Guidelines;
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calling meetings of the non-employee and independent directors, developing the agenda for and serving as chairman of the executive sessions, and serving as principal liaison between the non-employee and independent directors and the Chairman of the Board and the CEO;
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working with the Nominating and Governance Committee, the Chairman of the Board and the CEO to recommend the membership of the various Board committees, as well as the selection of Board committee chairs;
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serving as chair of meetings of the Board when the Chairman of the Board is not present;
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being available for consultation and direct communications with our shareholders, if requested and appropriate; and
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performing such other duties as the Board may determine.

Committees of the Board

The Board has four standing committees: the Executive Committee, the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. The charter for each committee has been reviewed and approved by the Board and is available on the “Governance” page of the “Investors” section of our website located at www.worthingtonenterprises.com.

	Executive	Audit	Compensation	Nominating and Governance
Kerrii B. Anderson*
David P. Blom*
John B. Blystone
Mark C. Davis*
Michael J. Endres*
Paul G. Heller*
Ozey K. Horton, Jr.*
John H. McConnell II
B. Andrew Rose
Billy R. Vickers*
Virgil L. Winland*

*Independent Director

Chairperson Member Audit Committee Financial Expert

Executive Committee

The Executive Committee acts in place of, and on behalf of, the Board in the intervals between meetings of the Board. The Executive Committee has all of the authority of the Board, other than the authority (a) to fill vacancies on the Board or on any committee of the Board, (b) to amend our Code of Regulations, (c) that has been delegated by the Board exclusively to other committees of the Board, and (d) that NYSE Rules, applicable law or our governing documents do not permit to be delegated to a committee of the Board.

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Audit Committee

The Board has determined that each member of the Audit Committee qualifies as an independent director under the Corporate Governance Guidelines, NYSE Rules and SEC Rule 10A-3. The Board believes each member of the Audit Committee is qualified to discharge his or her duties on our behalf and satisfies the financial literacy requirement of the NYSE Rules. The Board has also determined that each of Ms. Anderson and Mr. Davis qualifies as an “audit committee financial expert”, as that term is defined in Item 407(d)(5) of SEC Regulation S-K, by virtue of their respective experience, including as described in Proposal 1 (Election of Directors) of this Proxy Statement. No member of the Audit Committee serves on the audit committee of more than two other public companies.

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee is organized and conducts its business pursuant to a written charter. The primary responsibility of the Audit Committee is to assist the Board in the oversight of the financial and accounting functions, controls, reporting processes and audits. Specifically, the Audit Committee appoints and evaluates our independent registered public accounting firm and approves the audit engagement, including fees and terms, and non-audit engagements, if any, of such firm. The Audit Committee, on behalf of the Board, reviews, monitors and evaluates: (a) our consolidated financial statements and the related disclosures, including the integrity and quality of our consolidated financial statements; (b) our compliance with legal and regulatory requirements, including the financial reporting process; (c) our systems of disclosure controls and procedures and internal control over financial reporting and our accounting and financial controls; (d) the performance, qualifications and independence of our independent registered public accounting firm, including the performance and rotation of the lead and concurring partners of that firm; (e) the performance of our internal audit function; (f) the annual independent audit of our consolidated financial statements; (g) financial, reporting and compliance risk management; and (h) our overall enterprise risk management program including risks related to privacy, information security, cybersecurity, business conduct, health and safety, compliance, environmental and social matters. The Audit Committee also prepares the report that the SEC Rules require be included in our annual proxy statement.

Additional duties and responsibilities set forth in the Audit Committee’s charter include:

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reviewing, with our financial management, internal auditors and independent registered public accounting firm, our accounting procedures and policies and audit plans, including staffing, professional services to be provided, audit procedures to be used, and fees to be charged by our independent registered public accounting firm and reviewing the activities of and the results of audits conducted by our internal auditors and our independent registered public accounting firm;
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reviewing, with our independent registered public accounting firm, the audit report of our independent registered public accounting firm on the effectiveness of our internal control over financial reporting filed with our Annual Report on Form 10‑K;
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establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, as well as the confidential, anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters;
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setting and maintaining hiring policies for employees or former employees of our independent registered public accounting firm;
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receiving reports concerning any non-compliance with the Code of Conduct by our officers or directors and approving, if appropriate, any waivers therefrom;
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administering our Related Person Transaction Policy and approving, if appropriate, any “related person” transactions with respect to our directors or executive officers;
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reviewing with management, our major financial risk exposures and the steps being taken to monitor and control them as well as our guidelines and policies with respect to risk assessment and risk management and overall antifraud programs and controls;
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directing and supervising any special investigations into matters which may come within the scope of the Audit Committee’s duties; and
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other matters required by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, the Public Company Accounting Oversight Board, the SEC, the NYSE and other similar bodies or agencies which could have an effect on our consolidated financial statements.

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Pursuant to its charter, the Audit Committee has the authority to engage and terminate such legal counsel and other consultants and advisors as it deems appropriate to carry out its functions, including the sole authority to approve the fees and other terms of retention of such legal counsel and other consultants and advisors.

At least annually, the Audit Committee evaluates its performance, reviewing and assessing the adequacy of its charter and recommending any proposed changes to the full Board, as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices.

The Audit Committee met four times during fiscal 2024. The Audit Committee’s report relating to fiscal 2024 is located in the “Audit Committee Matters” section in this Proxy Statement.

Compensation Committee

The Board has determined that each member of the Compensation Committee qualifies as an independent director under NYSE Rules. The Board has also determined that each member of the Compensation Committee satisfies the additional independence standards for members of a compensation committee under NYSE Rules. All members of the Compensation Committee also qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

The Compensation Committee’s charter sets forth the duties and responsibilities of the Compensation Committee, which include:

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discharging the Board’s responsibilities relating to compensation of our CEO and executive officers, including reviewing and approving the compensation philosophy, strategies, policies, objectives and guidelines for our executive officers;
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reviewing and approving, if it has been deemed appropriate, our peer group companies and data sources for purposes of evaluating our compensation competitiveness and establishing the appropriate competitive positioning of the levels and mix of compensation elements;
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reviewing and approving corporate goals and objectives, including performance goals, relevant to CEO and executive officer compensation and evaluating the performance of the CEO and executive officers in light of the approved corporate goals and objectives;
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reviewing and approving the metrics used for determining payouts under cash-based and equity-based incentive programs;
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setting the compensation of the CEO and other executive officers, including the amount and types of compensation;
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preparing, producing, reviewing and/or discussing with management, as appropriate, such reports and other information required by applicable laws, rules, regulations or other standards with respect to executive and director compensation, including those required for inclusion in our proxy statement and/or Annual Report on Form 10-K;
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providing recommendations to the Board on Company-sponsored compensation-related proposals to be considered at our annual shareholder meetings, including the advisory vote on the compensation of our named executive officers and the frequency of that advisory vote, and reviewing and considering the results of such votes;
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reviewing, and advising the Board with respect to, Board compensation;
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administering our equity-based incentive compensation plans, other executive incentive compensation programs, and any other plans and programs which the Board designates;
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reviewing and discussing with management, our compensation risk management disclosures required by SEC Rules relating thereto;
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reviewing and making recommendations to the Board regarding, the creation or revision of any clawback or similar policy allowing us to recover erroneously awarded incentive-based compensation paid to executive officers;
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in consultation with the Nominating and Governance Committee, reviewing, evaluating and making recommendations to the Board concerning shareholder proposals relating to executive and/or director compensation issues and our responses thereto;
•
reviewing and discussing with management, our human capital management activities, including matters relating to talent management and development, talent attraction and retention, employee engagement and diversity, equity and inclusion; and

Worthington | 2024 Proxy Statement • Corporate Governance 21

•
carrying out such other roles and responsibilities as the Board may designate or delegate to the Compensation Committee.

The Compensation Committee’s processes and procedures to determine executive compensation, including the use of compensation consultants and the role of executive officers in the executive compensation decision-making process, are described in the sections captioned “Executive Compensation — Compensation Discussion and Analysis — Role of the Compensation Committee” and “Executive Compensation — Compensation Discussion and Analysis — Executive Compensation Philosophy and Objectives” in this Proxy Statement.

Pursuant to its charter, the Compensation Committee has sole authority to retain and terminate any compensation consultant, legal counsel or other advisor, as the Compensation Committee deems appropriate to assist the Compensation Committee in the performance of its duties, including the sole authority to approve the fees and other terms and conditions of retention. Prior to any such retention, the Compensation Committee assesses any factors relevant to such consultant’s, legal counsel’s or advisor’s independence from management, including the factors specified in the NYSE Rules, to evaluate whether the services to be performed will raise any conflict of interest or compromise the independence of such consultant, legal counsel or advisor.

The Compensation Committee periodically reviews and reassesses the adequacy of its charter and recommends any proposed changes to the full Board, as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices. The Compensation Committee evaluates its performance at least annually.

The Compensation Committee met five times during fiscal 2024. The Compensation Discussion and Analysis regarding compensation for the NEOs and the Compensation Committee Report are located in the “Executive Compensation” section in this Proxy Statement.

Nominating and Governance Committee

The Board has determined that each member of the Nominating and Governance Committee qualifies as an independent director under NYSE Rules.

Under the terms of its charter, the Nominating and Governance Committee is to:

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develop and periodically review principles of corporate governance, embody such principles in the Corporate Governance Guidelines and recommend the Corporate Governance Guidelines to the Board for its approval;
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review our Amended Articles of Incorporation, our Code of Regulations and the Corporate Governance Guidelines and recommend to the Board any changes deemed appropriate;
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review the procedures and communication plans for our shareholder meetings and ensure that required information regarding the Company is adequately presented;
•
review and make recommendations to the Board regarding (a) the composition and size of the Board in order to ensure that the Board has the proper expertise and its membership consists of persons with sufficiently diverse backgrounds, (b) the criteria for the selection of Board members and Board committee members, and (c) Board policies on age and term limits for Board members;
•
plan for continuity on the Board as existing Board members leave the Board;
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with the participation of the Chairman of the Board, identify and recruit candidates for Board membership, evaluate Board candidates recommended by shareholders and arrange for appropriate interviews and inquiries into the qualifications of the candidates;
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identify and recommend individuals to be nominated for election as directors by the shareholders and to fill vacancies on the Board;
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with the Compensation Committee, provide for a review of succession plans for the Chairman of the Board in the case of resignation, retirement or death;

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•
evaluate the performance of current Board members proposed for re-election, and recommend to the Board whether such members of the Board should stand for re-election; oversee an annual evaluation of the Board as a whole; conduct an annual evaluation of the Nominating and Governance Committee; oversee the evaluation of the other Board committees and provide guidance with respect to the evaluation of management;
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with the Chairman of the Board and the CEO, periodically review the charter and composition of each Board committee and make recommendations to the Board as to changes in charters and the creation of additional committees;
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with the Chairman of the Board and the CEO, recommend to the Board individuals to be chairs and members of Board committees, so that each Board committee is comprised of members with the appropriate experience, qualifications, skills and attributes for the tasks of the committee; and
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in coordination with other committees of the Board, oversee our corporate social responsibility programs and goals, and our progress toward achieving those goals.

To the extent not otherwise delegated to the Audit Committee, the Nominating and Governance Committee is also to:

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review the relationships between us and each director, whether direct or as a partner, officer (or holder of a similar position) or equity owner of an organization that has a relationship with us, for conflicts of interest (all members of the Board are required to report any such relationships to our General Counsel);
•
address actual and potential conflicts of interest a Board member may have and issue to the Board member having an actual or potential conflict of interest instructions on how to conduct himself/herself in matters before the Board which may pertain to such an actual or potential conflict of interest; and
•
make appropriate recommendations to the Board concerning determinations necessary to find a director to be an independent director.

The Nominating and Governance Committee periodically reviews and assesses the adequacy of its charter and recommends any proposed changes to the full Board, as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices. The Nominating and Governance Committee evaluates its performance at least annually.

The Nominating and Governance Committee met four times during fiscal 2024.

Board’s Role in Risk Oversight

Our management is principally responsible for defining, identifying and assessing the various risks we face, formulating enterprise risk management policies and procedures and managing our risk exposures on a day-to-day basis. A risk committee, comprised of senior executives, directs this process. Management provides an annual risk assessment to the Board, with quarterly updates. The Board’s responsibility is to oversee our risk management processes by understanding and evaluating management’s identification, assessment and management of our critical risks.

The Board as a whole has responsibility for this risk oversight, assisted by the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Areas of focus include strategic, operational, liquidity, market, financial, reporting, succession, compensation, compliance, privacy, information security, cybersecurity, business conduct, health and safety, environmental, social, governance and other risks. The Audit Committee is tasked with oversight of financial, reporting and compliance risk management, along with our overall enterprise risk management program (including risks related to privacy, information security, cybersecurity, business conduct, health and safety, compliance, environmental and social matters). The Compensation Committee is tasked with oversight of compensation risk management. The Nominating and Governance Committee manages risks associated with corporate governance, Board composition, and the performance of the Board, its committees and directors. The Board as a whole oversees all other risk management.

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Transactions With Certain Related Persons

Review, Approval or Ratification of Transactions with Related Persons

As described in the Code of Conduct, conflicts of interest can arise when an employee’s or a director’s personal or family relationships, financial affairs, an outside business involvement or any other private interest may adversely influence the judgment or loyalty required for performance of his or her duties to us. In cases where there is an actual or even the appearance of a conflict of interest, the individual involved is required to notify his or her supervisor, our human resources department, our legal department or our Ethics Officer. The supervisor will then consult with our human resources department, legal department or Ethics Officer, as appropriate. The Code of Conduct provides that any action or transaction in which the personal interest of an executive officer or a director, or a member of an executive officer’s or director’s immediate family, may be in conflict with our interest is to be reported to the Audit Committee. The Audit Committee must investigate and, if it is determined that such action or transaction would constitute a violation of the Code of Conduct, the Audit Committee is authorized to take any action it deems appropriate.

Our written Related Person Transaction Policy (the “Policy”), which supplements the Code of Conduct provisions addressing conflicts of interest, addresses our policy with respect to related person transactions. The Policy was adopted by the Board and is administered by the Audit Committee and our General Counsel. The Policy applies to any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we participate, directly or indirectly, and a related person has, had or will have a direct or indirect material interest. Under the Policy, a “related person” is any person:

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who is or was our executive officer, director or director nominee, or an immediate family member of any such individual; or
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who is or was the beneficial owner of more than 5% of our outstanding common shares, or an immediate family member of any such individual.

All related person transactions are to be brought to the attention of management who will then refer each matter to our General Counsel and the Audit Committee. Each director, director nominee or executive officer must notify our General Counsel in writing of any interest that such individual or an immediate family member of such individual has, had or may have, in a related person transaction. In addition, any related person transaction proposed to be entered into by us must be reported to our General Counsel by the employee who has authority over the transaction. On an annual basis, our directors, director nominees and executive officers must complete a questionnaire designed to elicit information about existing and potential related person transactions. Any potential related person transaction that is raised will be analyzed by our General Counsel, in consultation with management and with outside counsel, as appropriate, to determine whether the transaction, arrangement or relationship does, in fact, qualify as a related person transaction requiring review by the Audit Committee under the Policy.

Under the Policy, all related person transactions (other than those deemed to be pre-approved or ratified under the terms of the Policy) will be referred to the Audit Committee for approval (or disapproval), ratification, revision or termination. Whenever practicable, a related person transaction is to be reviewed and approved or disapproved by the Audit Committee prior to the effectiveness or consummation of the transaction. If our General Counsel determines that advance consideration of a related person transaction is not practicable, the Audit Committee will review and, in its discretion, may ratify the transaction at the Audit Committee’s next meeting. However, our General Counsel may present a related person transaction arising between meetings of the Audit Committee to the Chair of the Audit Committee who may review and approve (or disapprove) the transaction, subject to ratification by the Audit Committee at its next meeting if appropriate. If we become aware of a related person transaction not previously approved under the Policy, the Audit Committee will review the transaction, including the relevant facts and circumstances, at its next meeting and evaluate all options available to us, including ratification, revision, termination or rescission of the transaction, and take the course of action the Audit Committee deems appropriate under the circumstances.

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No director may participate in any approval or ratification of a related person transaction in which the director or an immediate family member of the director is involved. The Audit Committee may only approve or ratify those transactions the Audit Committee determines to be in our best interest. In making this determination, the Audit Committee will review and consider all relevant information available to it, including:

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the terms (including the amount involved) of the transaction and the related person’s interest in the transaction and the amount of that interest;
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the business reasons for the transaction and its potential benefits to us, and whether the transaction was undertaken in the ordinary course of our business;
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whether the terms of the transaction are fair to us and no less favorable to us than terms that could be reached with an unrelated third party;
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the impact of the transaction on the related person’s independence; and
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whether the transaction would present an improper conflict of interest for any of our directors, director nominees or executive officers, taking into account the size of the transaction, the overall financial position of the related person, the direct or indirect nature of the related person’s interest in the transaction and the ongoing nature of any proposed relationship and any other factors the Audit Committee deems relevant.

Any related person transaction previously approved or ratified by the Audit Committee or otherwise already existing that is ongoing in nature is to be reviewed by the Audit Committee annually. Under the terms of the Policy, the following related person transactions are deemed to be pre-approved or ratified (as appropriate) by the Audit Committee even if the aggregate amount involved would exceed $120,000:

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interests arising solely from ownership of the common shares if all shareholders receive the same benefit on a pro rata basis (i.e., dividends);
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compensation to an executive officer, as long as the executive officer is not an immediate family member of any of our executive officers or directors and the compensation has been approved by the Compensation Committee or is generally available to our employees;
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compensation to a director for services as a director if the compensation is required to be reported in our proxy statements;
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interests deriving solely from a related person’s position as a director of another entity that is a party to the transaction;
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interests deriving solely from the related person’s direct or indirect ownership of less than 10% of the equity interest (other than a general partnership interest) in another person which is a party to the transaction; and
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transactions involving competitive bids.

In addition, the Audit Committee will presume that the following transactions do not involve a material interest:

•
transactions in the ordinary course of business with an entity for which a related person serves as an executive officer, provided (i) the affected related person did not participate in our decision to enter into the transaction, and (ii) the aggregate amount involved in any related category of transactions in a 12-month period is not greater than the least of (a) $1,000,000, or (b) 2% of the other entity’s consolidated gross revenues for such other entity’s most recently completed fiscal year, or (c) 2% of our consolidated gross revenues for our most recently completed fiscal year;
•
donations, grants or membership payments to non-profit organizations, provided (a) the affected related person did not participate in our decision to make such payments, and (b) the aggregate amount in a 12-month period does not exceed the lesser of $500,000 or 1% of the non-profit organization’s consolidated gross revenues for its most recently completed fiscal year; and
•
our use of facilities (such as dining facilities and clubs) if the charges for such use are consistent with charges paid by unrelated third parties and are fair, reasonable and consistent with those for similar services available at similar facilities.

Worthington | 2024 Proxy Statement • Transactions with Certain Related Persons 25

Transactions with Related Persons

We are a party to certain agreements relating to the rental of aircraft to and from JMAC, which is owned by John P. McConnell and members of his family, and of which John H. McConnell II is its Chairman of the Board, and JMAC’s subsidiary, JMAC Air, LLC (“JMAC Air”). John P. McConnell is our largest shareholder and the father of our director John H. McConnell II. Under agreements with JMAC and JMAC Air, we may lease aircraft owned by JMAC Air as needed for a rental fee per flight and JMAC may lease aircraft operated by us, on a per-flight basis, when we are not using the aircraft. We also make our pilots available to JMAC Air for a per-day charge. The rental fees paid to us under the per-flight rental agreements are set based on Federal Aviation Administration (“FAA”) regulations. We believe the rental fees set in accordance with such FAA regulations for fiscal 2024 exceeded the direct operating costs of the aircraft for such flights. Also, based on quotes from unrelated third parties for similar services, we believe that the rental rates paid to JMAC Air are no less favorable to us than those that could be obtained from unrelated third parties. For fiscal 2024, we paid an aggregate amount of $34,902 under the JMAC Air lease agreement and received $76,254 from JMAC for airplane rental and pilot services.

During fiscal 2024, we, directly or indirectly through business expense reimbursement, paid approximately $355,273 to Double Eagle Club (the "Club"), a private golf club owned by the McConnell family. We use the Club’s facilities for corporate functions and meetings, and for meetings and entertainment for our customers, suppliers and other business associates. Amounts charged to us by the Club are no less favorable to us than those that are charged to unrelated members of the Club for the same type of use.

During fiscal 2024, we, directly or indirectly through business expense reimbursement, paid approximately $235,566 to the Columbus Blue Jackets, a National Hockey League team of which John P. McConnell is the majority owner, for suite expenses, game tickets and special event tickets, often used in connection with meetings and entertainment for customers, suppliers and other business associates, at prices no less favorable to us than those charged to unrelated third parties. We have also contributed suite use and tickets for charitable purposes.

For fiscal 2024, John H. McConnell II, who is a director and was employed by us as our Vice President, Global Business Development, Sustainable Energy Solutions until December 2023, and is the son of John P. McConnell, was compensated $260,745 on an aggregate basis (including all types of compensation that he received pursuant to the compensation plans that he was eligible to participate in) by us for his services as our employee during his time of employment. As a non-employee director, Mr. McConnell also received, consistent with our standard non-employee director compensation program, a pro-rated cash retainer fee of $71,250 in fiscal 2024. His compensation was established by us, without the involvement of John P. McConnell, in accordance with our compensation practices applicable to employees with comparable qualifications and responsibilities and holding similar positions. We and John H. McConnell II have entered into our standard indemnification agreement for directors.

As previously reported in connection with the consummation of the Separation, we entered into several agreements with WS on November 30, 2023 that, among other things, provide a framework for our relationship with WS after the Separation, including a Separation and Distribution Agreement (the “SDA”), a Transition Services Agreement (the “TSA”), a Tax Matters Agreement (the “TMA”), an Employee Matters Agreement (the “EMA”), a Trademark License Agreement (the “TLA”), a WBS License Agreement (the “WBLA”) and a Steel Supply Agreement (the “Supply Agreement”). Given that John P. McConnell is the largest shareholder of WS, John H. McConnell II is a director of WS, and John B. Blystone is the Executive Chairman of WS, we have opted to treat WS as a related party and have evaluated our transactions with WS accordingly.

The SDA sets forth our agreements with WS regarding the principal actions taken in connection with the Separation, and primarily identifies assets transferred, liabilities assumed and contracts allocated to each of WS and us as part of the Separation. As is customary in such agreements, pursuant to the SDA, we agreed to reimburse WS to the extent that WS incurred an expense for our benefit, and WS agreed to reimburse us to the extent that we incurred an expense for the benefit of WS. Such reimbursements were generally related to the parties’ consummation of the Separation and the associated transition of employees, utilities and other assets from one party to the other. All such reimbursements occurred at the actual amount of the expense incurred without any additional amount added. During fiscal 2024, we paid WS approximately $5,499,121 as reimbursement for expenses incurred by WS for our benefit, and WS paid us approximately $36,767,142 as reimbursement for expenses incurred by us for the benefit of WS, which in both cases primarily related to wages and benefits associated with the transition of employees.

26 Worthington | 2024 Proxy Statement • Transactions with Certain Related Persons

Pursuant to the TSA, WS and we will provide each other various services on a transitional basis. The transition services include various services and functions, many of which use a shared technology platform, including human resources, payroll and certain information technology services. The charges for the transition services are generally expected to allow the providing company to fully recover all internal and external costs and expenses it actually incurs in connection with providing the service (including a reasonable allocation of overhead) and are based on pass-through billing, percent of use billing or fixed fee monthly billing. For fiscal 2024, we paid an aggregate amount of $149,578 to WS for services provided under the TSA and received $289,953 from WS for services we provided.

Pursuant to the Supply Agreement, WS manufactures and supplies us with certain flat rolled steel products ordered by us from time to time, and provides us with certain related support services such as design, engineering/technical services, price risk management, scrap management, steel purchasing, supply chain optimization and product rework services, and other services at our request that are ancillary to the supply of products. We purchase the products and services at prices calculated based on an arm’s length pricing mechanism specified in the Supply Agreement. For fiscal 2024, we paid an aggregate amount of $65,920,000 to WS for the products and services provided under the Supply Agreement. We also paid WS $969,945 for supplemental technical, laboratory, and machine shop services in fiscal 2024.

For fiscal 2024, no financial transactions with WS took place with respect to the TMA, the TLA or the WBLA.

As a part of the Separation, we also entered into a series of real estate agreements with WS, pursuant to which we lease office space to WS, we lease warehouse space from WS, and share the maintenance, security and other related costs of access roads and other shared spaces on our manufacturing campus in Columbus, Ohio. All remuneration set forth in such agreements is intended to be fair market value and was negotiated in arm’s length transactions. For fiscal 2024, we paid an aggregate amount of $151,560 to WS pursuant to such agreements and received $2,254,447 from WS under the same. We are also a party to certain agreements relating to the rental of aircraft to WS, pursuant to which WS may lease aircraft operated by us, on a per-flight basis, when we are not using the aircraft. The rental fees paid to us under the per-flight rental agreements are set based on FAA regulations, and amounted to $263,581 in fiscal 2024.

Worthington | 2024 Proxy Statement • Transactions with Certain Related Persons 27

Proposal 1: Election of Directors

We currently have 11 directors – four in the class whose terms expire at the Annual Meeting; four in the class whose terms expire at the annual meeting of shareholders in 2025 (the "2025 Annual Meeting"); and three in the class whose terms expire at the annual meeting of shareholders in 2026.

The Board proposes that the four director nominees named in the following summary, each of whom was unanimously recommended by the Nominating and Governance Committee, be elected as directors at the Annual Meeting. Each individual elected as a director at the Annual Meeting will hold office for a three-year term, expiring at the annual meeting of shareholders in 2027, and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal from office. The individuals named as proxy holders in the form of proxy solicited by the Board intend to vote the common shares represented by the proxies received under this solicitation for the Board’s nominees, unless otherwise instructed on the form of proxy. If any nominee becomes unable to serve or for good cause will not serve as a candidate for election as a director, the individuals designated to vote the proxies will have full discretion to vote the common shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee designated by the Board. The Board has no reason to believe that any of the Board’s nominees will be unable to serve or for good cause will not serve as a director if elected.

Information Concerning Nominees and Continuing Directors

The information set forth in the following summary, concerning the age, principal occupation, other affiliations and business experience of each director has been furnished to us by such director as of the Record Date. Except where otherwise indicated, each director has had the same principal occupation for the last five years. There are no family relationships among any of our current directors, director nominees and executive officers.

28 Worthington | 2024 Proxy Statement • Proposal 1: Election of Directors

Nominees Standing for Election to the Board at the 2024 Annual Meeting

John B. Blystone	Age 71	Director since 1997

John B. Blystone has served as the Chairman of the Board of the Company since December 2023, the Chair of our Executive Committee since September 2023 and a director of the Company since 1997. He served as our Executive Chairman from September 2023 through November 2023 and as our Lead Independent Director from January 2007 until September 2023. Mr. Blystone has served as the Executive Chairman of the Board of Worthington Steel, Inc. since the Separation in December 2023. Mr. Blystone served as Chairman of the Board, President and CEO of SPX Corporation, a global provider of technical products and systems, industrial products and services, flow technology, cooling technologies and services and service solutions, from December 1995 to December 2004, when he retired. From 1991 to 1995, Mr. Blystone served in various managerial and operating roles with General Electric Company. Mr. Blystone served as Chairman of the Board of Freedom Group, Inc., which manufactures and markets firearms, ammunition and related products, from August 2010 to March 2012. Mr. Blystone serves as a director for Blystone Consulting, LLC and as General Partner of Blystone Capital Partners. Mr. Blystone graduated from the University of Pittsburgh with a Bachelor of Arts in Mathematics and Economics. Mr. Blystone has extensive business experience in managing and operating both domestic and international operations, including as a chief executive officer of a large public company. He has expertise in acquisitions, financial and business analysis, and in generally managing issues that face a large public company. In addition to the experiences and skills previously noted, Mr. Blystone’s business acumen, his long service on the Board, and his collegial style and leadership resulted in his election as the Chairman of the Board and make him well qualified to continue to serve as a director.

Mark C. Davis	Age 64	Director since 2011

Mark C. Davis has served continuously as a director of the Company since 2011 and is a member of the Audit Committee. Mr. Davis is a private investor and the CEO of Lank Acquisition Corp., which invests in minority and majority positions in public and private companies. Prior to forming Lank Acquisition Corp. in 2007, Mr. Davis spent 20 years in a variety of senior investment banking positions. From 1996 to 2003, Mr. Davis was a senior executive at JPMorgan Chase where he began as Head of the Merger and Acquisition Group. He became Head of General Industry Investment Banking in 2000 and was also Co-Head of Investment Banking Coverage which comprised all of JPMorgan Chase’s corporate clients, and was named Vice Chairman of Investment Banking in 2002. Mr. Davis holds a Master of Business Administration from the Tuck School of Business and a Bachelor of Arts from Dartmouth College. Mr. Davis’ financial knowledge and depth of experience in equity investing, strategic matters, acquisitions, financial analysis and investment banking make him well qualified to continue to serve on the Board, and qualify him as an “audit committee financial expert”, as defined by SEC Rules.

John H. McConnell II	Age 39	Director since 2023

John H. McConnell II was appointed as a director of the Company in January 2023 and is a member of the Executive Committee. Mr. McConnell has served as the Chairman of the Board of JMAC, Inc., a private investment company, since September 2023. Mr. McConnell was Vice President, Global Business Development, of the Company's former Sustainable Energy Solutions business from June 2021 until December 2023. He also previously served as Business Director of the Company's North American High Pressure Vessels business from November 2019 to June 2021 and Product Manager of the Company's Life Support Technology products from June 2014 to November 2019. Mr. McConnell also held various roles with the Company from 2000 to 2012, and with the Columbus Blue Jackets, a National Hockey League team, from 2012 to 2014. Mr. McConnell holds a Bachelor of Arts in Strategic Communications and a Master of Business Administration from The Ohio State University. Mr. McConnell serves on the boards of the National Veterans Memorial and Museum, the Columbus Zoo and Aquarium and the Cohesion Foundation. Mr. McConnell's long association with the Company, the governance skills he has developed serving on various other boards, and the variety of roles in which he has served the Company and other organizations make him well qualified to continue to serve on the Board. In addition, as the Company’s largest shareholder, the McConnell family members have a strong interest in the continuing success of the Company and have always played an important role in the business. Mr. McConnell's participation on the Board ensures that commitment to successful stewardship continues.

Worthington | 2024 Proxy Statement • Proposal 1: Election of Directors 29

B. Andrew Rose	Age 54	Director since 2023

B. Andrew ("Andy") Rose is president and CEO of the Company and has served as a director since December 2023. Mr. Rose joined Worthington Enterprises, Inc. in 2008 as Vice President and Chief Financial Officer ("CFO"). In 2014, he became Executive Vice President and CFO before being promoted to President in August 2018. He was named President and CEO on September 1, 2020. Before joining the Company, Mr. Rose worked at MCG Capital Corporation where he was a senior investment professional for the $1.5 billion public investment company. Previously, Mr. Rose was partner, co-founder and member of the investment committee with Peachtree Equity Partners, a private equity fund backed by Goldman Sachs. Prior to that, Mr. Rose served as Vice President of private equity at Wachovia Capital Associates for five years and began his career at J.P. Morgan & Co. in global cash management. Mr. Rose earned his MBA from the Fuqua School of Business at Duke University and his Bachelor of Arts in Business Administration from the University of North Carolina’s Kenan-Flagler Business School. Mr. Rose currently serves on the board of directors of White Castle and OhioHealth as chair of the Finance and Audit Committee. He is also a member of The Ohio Business Roundtable and the Columbus Partnership.

Directors Whose Terms Continue Until the 2025 Annual Meeting of Shareholders

Kerrii B. Anderson	Age 67	Director since 2010

Kerrii B. Anderson has served continuously as a director of the Company since September 2010 and is a member of the Audit Committee and the Compensation Committee. Ms. Anderson has been a private investor and board advisor since September 2008. Prior to that time, she served as CEO and President of Wendy’s International, Inc. (now known as The Wendy’s Company), a restaurant operating and franchising company, from November 2006 until September 2008 when that company merged with a subsidiary of Triarc Companies, Inc. to form Wendy’s/Arby’s Group, Inc. She served as a director of Wendy’s International, Inc. from 2001 until September 2008, and as Wendy’s Interim CEO and President from April to November 2006 and as its Executive Vice President and CFO from 2000 to April 2006. Previously, Ms. Anderson served as Senior Vice President and CFO of M/I Schottenstein Homes, Inc. (now known as M/I Homes, Inc.), a builder of single-family homes, from 1987 to 2000. Ms. Anderson has served as a member of the board of directors of Labcorp Holdings, Inc. since May 2006, where she is member of its Audit Committee and a member of its Nominating and Board Governance Committee. She joined the board of directors of Abercrombie & Fitch Co. in February 2018 and is the Chair of its Audit and Finance Committee and serves on the Nominating and Governance Committee. She also joined the board of directors of The Sherwin-Williams Company in April 2019 and has chaired its Compensation and Management Development Committee since April 2021, where she is Chair of the Compensation and Management Development Committee and a member of the Nominating and Corporate Governance Committee. Previously, she served as a member of the board of directors of Chiquita Brands International, Inc. from 2009 to January 2015, including service as Chairwoman of the Board from October 2012 to January 2015, as Chair of its Nominating and Governance Committee and as a member of its Audit Committee until January 2015 when Chiquita was acquired by Cavendish Global Limited and became a private company; and as a member of the board of directors of P. F. Chang’s China Bistro, Inc. from 2009 until July 2012 when P.F. Chang’s was acquired by Wok Acquisition Corp. Ms. Anderson chairs the Finance Committee of The Columbus Foundation and is a member of the OhioHealth Corporation Executive Compensation Committee. She is a Certified Public Accountant and qualifies as an “audit committee financial expert”, as defined by SEC Rules, given her experience as a CEO and CFO of other large, publicly traded companies. Ms. Anderson received a B.A. from Elon University and a Master of Business Administration from the Duke University Fuqua School of Business. Ms. Anderson’s extensive corporate governance experience through her service on other public company boards, her extensive experience in accounting and financial reporting and analysis, strong record of leadership in operations and strategy, and prior experience as a CEO of a public company and CFO of several public companies, in addition to other public company board service, make Ms. Anderson a valuable asset to the Board and its various committees, and well qualified to serve on the Board. Ms. Anderson also received the NACD CERT Certificate in Cybersecurity Oversight from Carnegie Mellon University.

30 Worthington | 2024 Proxy Statement • Proposal 1: Election of Directors

David P. Blom	Age 70	Director since 2019

David P. Blom has served continuously as a director of the Company since June 2019 and is a member of the Nominating and Governance Committee. Mr. Blom served as President and CEO of OhioHealth Corporation, a not-for-profit, healthcare system in central Ohio, from March 2002 until his retirement in June 2019. Mr. Blom previously served as President of OhioHealth’s central Ohio hospitals – Grant Medical Center, Riverside Methodist Hospital and Doctors Hospital – while also serving as Executive Vice President and Chief Operating Officer of OhioHealth. Mr. Blom currently serves as a member of the board of directors for several organizations, including Healthy Roster since 2017, Vizient Inc. since 2011, Methode Electronics since 2019 and Kimball Midwest Advisory Council since 2015. Mr. Blom previously served on the board of directors of The Columbus Foundation from 2011 to 2017 and the board of directors of Dominion Homes, Inc. from 2006 to 2009. Mr. Blom holds a Master of Health Services Administration in Healthcare Administration from George Washington University, and a Bachelor of Arts in Business Administration from The Ohio State University. Mr. Blom has a track record of achievement and a solid understanding of complex issues, particularly those facing healthcare delivery. He has expertise in leading strategic initiatives, managing and developing human capital, improving profitability, and improving quality of care and customer experience, which enables him to bring a unique and valuable perspective to the Board, and makes him well qualified to serve on the Board.

Paul G. Heller	Age 60	Director since 2023

Paul G. Heller was appointed as a director of the Company in December 2023. He retired in March 2024 as senior Executive Vice President and Chief Technology and Operations Officer at Huntington Bancshares Incorporated where he led the bank’s information technology, payments, cyber security, digital, corporate operations and customer contact center initiatives. Prior to joining Huntington in 2012, Mr. Heller was the managing director for the corporate internet group at JP Morgan Chase. Mr. Heller is an active member of the Central Ohio community, serving as a member of the Board of Trustees for the Center of Science and Industry (COSI), an Endowment Board member at Saint Charles Preparatory School and member of the board of directors of The Ohio State University’s CampusParc. Mr. Heller earned a Bachelor of Science in Finance from Miami University and a Master of Business Administration from The Ohio State University Fisher School of Business. Mr. Heller's knowledge and depth of experience in technology, strategic matters, financial analysis and risk management make him well qualified to serve on the Board.

Billy R. Vickers	Age 66	Director since 2023

Billy R. Vickers was appointed as a director of the Company in December 2023. He is President and CEO Modular Assembly Innovations, LLC (“MAI”). One of the largest minority-owned businesses in the country, MAI is the parent company of Great Lakes Assemblies, Gulf Shore Assemblies, Indiana Assemblies and North American Assemblies. These locations span four states, employ approximately 400 associates and generate more than $1.2 billion in revenue. Mr. Vickers holds a Bachelor of Science in Animal Science from North Carolina State University and has completed the Kellogg Advance Management Education Program at Northwestern University. Mr. Vickers began his manufacturing career at Ironton Castings in Ironton, Ohio and went on to earn various leadership roles and achieve successful entrepreneurial pursuits throughout his more than 35-year career. Mr. Vickers also serves on the Boards of Directors for the Nationwide Children's Hospital Foundation, Fifth Third Bank Advisory Board and A Kid Again National Office and is a member of the Columbus Partnership, the Ohio Manufacturers’ Association and the Federal Reserve Bank of Cleveland, Columbus Advisory Council. Mr. Vickers' knowledge and depth of experience in manufacturing, leading strategic initiatives, managing and developing human capital, and improving performance and profitability make him well qualified to serve on the Board.

Worthington | 2024 Proxy Statement • Proposal 1: Election of Directors 31

Directors Whose Terms Continue Until the 2026 Annual Meeting of Shareholders

Michael J. Endres	Age 76	Director since 1999

Michael J. Endres has served continuously as a director of the Company since 1999 and is a member of the Executive Committee and the Compensation Committee. Mr. Endres serves as Senior Advisor to Stonehenge Partners, Inc., a private equity investment firm he co-founded in August 1999. His duties include, among other things, providing advice related to specific company financial characteristics, balance sheet and income statement analysis, as well as industry growth rates and trends, and managing the acquisition and disposition of the firm’s investments. Mr. Endres served as a director of Huntington Bancshares Incorporated from April 2003 to April 2018. Mr. Endres served as a director of W.W. Williams Company, a diversified aftermarket parts and service provider to the commercial vehicle and equipment markets, from October 2011 to 2016, and formally served as a director of TRI-W Group (successor to W.W. Williams Company). He has been a director and Chairman of Conterra AG, a real estate finance company, since 2014; and Calibre Group LLC, an industrial-focused private equity firm, since 2015. Mr. Endres served as a director of Tim Hortons Inc. from 2006 until December 2014 (when it was acquired by Restaurant Brands International), where he was Chair of its Audit Committee and a member of its Executive Committee. Mr. Endres received a Bachelor of Science from Miami University. Mr. Endres has a depth of experience in equity investing, business development, strategic initiatives and acquisitions, financial analysis, leadership and management, and is a director of various companies.

Ozey K. Horton, Jr.	Age 73	Director since 2011

Ozey K. Horton, Jr. has served continuously as a director of the Company since 2011 and is a member of the Compensation Committee and the Nominating and Governance Committee. He is an independent advisor and serves as Director Emeritus of McKinsey & Company, a management consulting firm, from which he retired in February 2011. Prior to that time, Mr. Horton served as a Director of McKinsey & Company from 1981 through February 2011. Prior to his service with McKinsey & Company, Mr. Horton had early career experiences in manufacturing, corporate development and project engineering. Mr. Horton has served as a director of Louisiana-Pacific Corporation, a global leader in engineered wood products, since September 2016 where he serves as a member of its Finance & Audit Committee and its Nominating and Corporate Governance Committee. In 2018, he became a director of ArborGen Holdings Limited, a producer of genetic tree seedling products. Mr. Horton serves on the Dabbagh Group Holding Co. Ltd. Advisory Board. He also serves as a member of the MUSC Hollings Cancer Center Advisory Board, and the Liberty Fellows Senior Advisor Group. He formerly served as a member of the Metso Corporation Board and The Board of Visitors of the Pratt School of Engineering/Duke University. Mr. Horton has extensive experience working in Europe, South America, India and Asia. Mr. Horton has a Bachelor of Science in Engineering in civil and environmental engineering from Duke University and a Master of Business Administration from the Harvard Business School. Over the years, Mr. Horton led numerous corporate growth, strategic, mergers and acquisitions, and performance improvement initiatives at global clients across a range of industries — especially in the basic industrials space (such as metals and mining; pulp, paper and packaging; chemicals; and energy). He has also led several practices within McKinsey & Company: as founder of the global pulp, paper, and packaging practice; co-leader of the global basic materials practice; and leader of the global operations practice within the energy and materials sector. Mr. Horton’s wide-ranging experience working with manufacturing and other companies, both domestically and globally, provides unique expertise to the Board, and all of the attributes described above make him well suited to serve on the Board.

Virgil L. Winland	Age 76	Director since 2023

Virgil L. Winland retired from his position as Senior Vice President of Manufacturing at the Company in 2021 after 50 years of service. Mr. Winland was employed at Lennox Industries when the Company acquired its cylinders business in 1971. After various roles with the legacy pressure cylinders division, he became Vice President of Manufacturing in 1985 and Group Vice President of Worthington Cylinders in 1995. Two years later, Mr. Winland became Group President of Worthington Cylinders. Mr. Winland was named Senior Vice President of Manufacturing for the Company in 2001, where he was responsible for coordinating best practices throughout all business units, drove cost reduction efforts and worked to assess, develop and monitor manufacturing plants across the Company. Mr. Winland’s knowledge and depth of experience in manufacturing, leading strategic initiatives, managing and developing human capital, and the Company’s history and Philosophy make him well qualified to serve on the Board.

32 Worthington | 2024 Proxy Statement • Proposal 1: Election of Directors

Required Vote and Board’s Recommendation

Under Ohio law and our Code of Regulations, the four nominees for election to the Board receiving the greatest number of votes “FOR” their election will be elected as directors of the Company.

Except in the case of broker non-votes, abstentions and votes “against” the election of one or more of the Board’s nominees, common shares represented by properly completed and timely received forms of proxy will be voted “FOR” the election of the Board’s nominees. Abstentions will not be counted toward the election of directors or the election of the individual nominees specified on the form of proxy. Proxies may not be voted for more than four nominees.

THE BOARD UNANIMOUSLY RECOMMENDS THAT

OUR SHAREHOLDERS VOTE “FOR” THE

ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

Worthington | 2024 Proxy Statement • Proposal 1: Election of Directors 33

Executive Compensation

Compensation Discussion and Analysis

Named Executive Officers

For fiscal 2024, the following individuals were the NEOs. Mr. Gilmore’s employment with us terminated on November 30, 2023, in connection with the Separation and his appointment as the President and CEO of WS. Mr. McConnell retired as our Executive Chairman on September 27, 2023.

NEO	Title
B. Andrew Rose	President and Chief Executive Officer
Joseph B. Hayek	Executive Vice President and Chief Financial & Operations Officer
Patrick J. Kennedy	Vice President - General Counsel and Secretary
Sonya L. Higginbotham	Senior Vice President and Chief of Corporate Affairs, Communications and Sustainability
Steven M. Caravati	President, Consumer Products
Geoffrey G. Gilmore	Former Executive Vice President and Chief Operating Officer
John P. McConnell	Former Executive Chairman

Role of the Compensation Committee

The Compensation Committee reviews and administers the compensation for the CEO and other executive officers, including the NEOs. The Compensation Committee also oversees our annual incentive plan for executives, long-term incentive program, equity compensation plans, and non-qualified deferred compensation plans. A more detailed discussion of the duties of the Compensation Committee is set forth in the section captioned “Corporate Governance — Committees of the Board — Compensation Committee” in this Proxy Statement.

The Compensation Committee is comprised of four directors, each of whom qualifies as an independent director under the Corporate Governance Guidelines, SEC Rules and NYSE Rules, and is free from any relationship (including disallowed consulting, advisory or other compensatory arrangements) prohibited by applicable laws, rules or regulations or that, in the opinion of the Board, is material to his or her ability to be independent from our management in connection with the duties of a member of the Compensation Committee or to make independent judgments about our executive compensation. Each member also qualifies as a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

The Compensation Committee has sole authority to retain and terminate such compensation consultants, legal counsel and other advisors as the Compensation Committee deems appropriate to fulfill its responsibilities, including sole authority to approve the fees and other terms of retention. The Compensation Committee has retained an independent compensation consultant, Willis Towers Watson ("WTW"), for the purpose of assisting the Compensation Committee in fulfilling its responsibilities, including providing advice on the amount and form of executive and director compensation. Fees paid related to executive and director compensation matters were $323,342 in fiscal 2024. Management also periodically retains WTW to provide additional services to us, including advising on other compensation matters. Our risk management team also separately engaged (in its own discretion, and not at the recommendation or subject to the approval of the Board or the Compensation Committee) an insurance affiliate of WTW to broker liability insurance for us and such affiliate received commissions in fiscal 2024 totaling $150,000, which were paid by the issuers of the insurance policy. The Compensation Committee has conducted an assessment, which included the consideration of the six factors specified in NYSE Rule 303A.05(c)(iv) and SEC Rule 10C-1(b)(4), to evaluate whether the services performed by WTW and the insurance affiliate of WTW raise a conflict of interest or compromise the independence of WTW. Based upon this assessment, the Compensation Committee determined that WTW qualifies as an independent compensation consultant and the work of WTW and its affiliates does not raise any conflict of interest.

34 Worthington | 2024 Proxy Statement • Executive Compensation

While the Compensation Committee retains WTW, in carrying out assignments for the Compensation Committee, WTW may interact with our management including the Vice President of Human Resources, the General Counsel and the Chief Financial Officer and their respective staffs in order to obtain information. In addition, WTW may, in its discretion, seek input and feedback from management regarding its work product prior to presentation to the Compensation Committee in order to confirm information is accurate or address certain issues.

The agendas for the Compensation Committee’s meetings are determined by the Compensation Committee’s Chair with assistance from the CEO, the Vice President of Human Resources and the General Counsel. These individuals, with input from the Compensation Committee’s compensation consultant, make compensation recommendations for the NEOs and other executive officers. However, decisions regarding the compensation of the NEOs are made solely by the Compensation Committee.

After each regularly scheduled meeting, the Compensation Committee may meet in executive session. When meeting in executive session, the Compensation Committee may have a session with the CEO only, a session with the compensation consultant only, and a session with Compensation Committee members only. The Compensation Committee Chair reports on Compensation Committee actions to the full Board at the following Board meeting.

Stock Ownership Guidelines

In order to further emphasize the stake that our directors and senior executives have in fulfilling the goal of building and increasing shareholder value, and to deepen the resolve of executive leadership to fulfill that goal, we have established stock ownership guidelines for directors and senior executives.

Stock Ownership Guidelines
Covered Person(s)	Multiple of base salary or annual cash retainer, as applicable
CEO	5 times
Executive Chairman	5 times
Directors	5 times
Chief Financial Officer	3.5 times
Chief Operating Officer	3.5 times
Senior Vice Presidents and Segment Presidents	2.5 times
Other Senior Executives	1.25 times

For purposes of these guidelines, stock ownership includes common shares held directly or indirectly, common shares held in an executive’s 401(k) plan account(s) and theoretical common shares credited to the bookkeeping account of an executive or a director in one of our non-qualified deferred compensation plans.

Under the stock ownership guidelines, once an executive or a director reaches the target ownership level, and so long as those common shares are retained and the individual remains subject to the same guideline level, there is no obligation to purchase additional common shares as a result of fluctuations in the price of the common shares.

Each covered executive or director is expected to attain the target level of stock ownership within five years from the date he or she is appointed or elected to the position. All directors and NEOs have met their respective target ownership levels, with the exception of Mr. Vickers and Mr. Heller, who each became a director in December 2023 and who are not yet obligated to meet the target ownership level.

Anti-Hedging Policy

We prohibit our directors, officers (including the NEOs) and other key employees from engaging in hedging transactions with respect to the common shares. Prohibited hedging transactions include short sales, transactions in publicly-traded options such as puts, calls or similar derivative securities, or financial instruments such as zero cost collars, prepaid variable forward contracts, equity swaps and exchange funds designed to or which have the effect of offsetting a decrease in the value of the common shares. We have not made this anti-hedging policy applicable to our employees in general.

Worthington | 2024 Proxy Statement • Executive Compensation 35

Stock Option Grant Timing Policy

The Compensation Committee takes into account the timing of our disclosure of material nonpublic information when awarding stock options. Specifically, the Compensation Committee awards stock options at the close of the market on the second trading day following our release of quarterly earnings results, which the Compensation Committee believes is a sufficient amount of time for the public markets to absorb our quarterly earnings results. Accordingly, we do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. Consistent with this practice, during fiscal 2024 and the first quarter of fiscal 2025, the Compensation Committee awarded stock options to the NEOs in the period beginning four business days before our filing of a periodic report on Form 10-K or Form 10-Q, or the filing or furnishing of a current report on Form 8-K that disclosed material nonpublic information (other than a current report on Form 8-K disclosing a material new stock option award under Item 5.02(e) of such Form 8-K), and ending one business day after the filing or furnishing of such report (the “Designated Periods”). Pursuant to SEC Rules, we are providing the following information relating to stock options awarded to NEOs in the Designated Periods occurring during fiscal 2024:

Name	Grant Date	Number of Securities Underlying the Award (1)	Per Share Exercise Price of the Award ($) (2)	Grant Date Fair Value of the Award ($) (3)

Percentage Change in the Closing Market Price of the Securities Underlying the Award Between the Trading Day Ending Immediately Prior to the Disclosures of Material Non-public Information and the Trading Day Beginning Immediately Following the Disclosure of Material Non-public Information (4)

B. Andrew Rose	6/30/2023	26,124	44.15	430,770	0.09%
Joseph B. Hayek	6/30/2023	9,127	44.15	150,510	0.09%
Patrick J. Kennedy	6/30/2023	3,147	44.15	51,900	0.09%
Sonya L. Higginbotham	6/30/2023	1,101	44.15	18,165	0.09%
	12/21/2023	600	58.08	12,570	1.36%
Steven M. Caravati	6/30/2023	3,147	44.15	51,900	0.09%
Geoffrey G. Gilmore (5)	6/30/2023	8,655	44.15	142,725	0.09%

(1) In connection with the Separation, stock options outstanding at the Separation were equitably adjusted pursuant to the EMA to preserve the overall intrinsic value of the incentive stock options. The amounts included in this column reflect those equitable adjustments.

(2) The numbers shown in this column reflect the adjustments made pursuant to the EMA in connection with the Separation.

(3) The grant date fair values shown in this column are computed in accordance with ASC 718 using the number of common shares underlying the award on the grant date and the closing price of the common shares on the grant date. As such, the grant date fair value of all stock options made prior to the date of the Separation are calculated using the number of common shares underlying the award on the grant date, and not the number of Separation-adjusted common shares shown in this table.

(4) For the stock options issued on June 30, 2023, the closing market price prior to issuing the current report on Form 8-K on July 6, 2023 was $67.87 and the market price at the close of the following trading day was $67.93. For the stock options issued on December 21, 2023, the closing market price prior to issuing the current report on Form 8-K on December 22, 2023 was $58.08 and the market price at the close of the following trading day was $58.87.

(5) With respect to the common shares shown for Mr. Gilmore, at Separation, the stock option of 8,655 common shares was converted into a stock option for 17,763 WS common shares.

Compensation Philosophy

Our basic philosophy has long been that employees should have a meaningful portion of their total compensation tied to performance and that we should use incentives which are intended to drive and reward performance. In furtherance of this philosophy, there is broad-based participation among our full-time, non-union employees in some form of incentive compensation program. These programs include cash profit sharing programs, which compute payouts based on a fixed percentage of profits, and annual incentive bonus programs that primarily tie bonuses to our aggregate operating results or the operating results of the applicable segment.

Similarly, for any NEO who serves as a segment president, both applicable segment performance and Corporate performance (i.e., our aggregate performance as opposed to segment performance) impact the compensation that such NEO may earn in connection with the annual cash incentive bonus and the long-term performance awards. For fiscal 2024, Mr. Caravati, President of the Consumer Products segment, is the only NEO whose incentive compensation was partially determined based on segment results, with Mr. Caravati receiving an annual cash incentive bonus and long-term performance awards that were tied to both segment performance and Corporate performance. The annual cash incentive bonus and long-term performance awards for the other NEOs were tied only to Corporate performance.

36 Worthington | 2024 Proxy Statement • Executive Compensation

Executive Compensation Philosophy and Objectives

Our objectives with respect to executive compensation are to attract and retain highly-qualified executives, to align the interests of management with the interests of shareholders and to provide incentives, based primarily on our performance, for reaching established goals and objectives. To achieve these goals and objectives, the Compensation Committee has determined that total compensation for executives will exhibit the following characteristics:

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It will be competitive in the aggregate, using broad-based business comparators to gauge the competitive market;
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It will be performance-oriented and highly-leveraged, with a substantial portion of the total compensation tied to performance, primarily our performance and/or that of the applicable segment;
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It will align the interests of management and the interests of our shareholders; and
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It will promote long-term careers with us.

Our practice has long been that executive compensation be highly leveraged. Our compensation program emphasizes performance-based compensation (pay-at-risk) that promotes the achievement of our short-term and long-term objectives. We believe it is appropriate to provide a balance between incentives for short-term performance and incentives for long-term profitability. Our executive compensation program, therefore, includes both an annual cash incentive bonus program and a long-term incentive compensation program. We also believe it is appropriate for long-term incentives to have a cash compensation component and an equity-based compensation component, which incentivize executives to drive our performance and align their interests with those of our shareholders. The individual components of executive compensation are discussed below.

In fulfilling its responsibilities, the Compensation Committee annually reviews certain market compensation information with the assistance of its independent compensation consultant, WTW, who is directly engaged by the Compensation Committee to prepare the information. This includes information regarding compensation paid to officers with similar responsibilities from a broad-based group of approximately 800 companies (the “comparator group”). A list of the entities in the comparator group is set forth on Appendix I to this Proxy Statement.

The comparator group is comprised largely of manufacturing companies, maintained in the executive compensation database of WTW at the time the study is conducted, with median revenues of $4.2 billion. Changes in the comparator group occur as companies begin or cease participation in the database, due to a sale, merger or acquisition of the companies included or for other reasons. The Compensation Committee neither selects nor specifically considers the individual companies which are in the comparator group. For comparison purposes, due to variances in the size of the companies in the comparator group, regression analysis, which is an objective analytical tool used to determine the relationship between data, is used to adjust data to better align with our revenue size, which the Compensation Committee set at $4.2 billion for purposes of its analysis. The Compensation Committee believes that using this broad-based comparator group minimizes the effects of changes to the group due to changes in database participation, lessens the impact a single entity can have on the overall data, provides more consistent results and better reflects the market in which we compete for executive talent.

During its review process, the Compensation Committee meets directly with its compensation consultant and reviews comparator group information with respect to base salaries, annual cash incentive bonuses and long-term incentive compensation programs. The Compensation Committee considers comparator group information provided by the compensation consultant as an important factor in determining the appropriate levels and mix of executive compensation.

Base salaries of the NEOs and other executive officers generally fall below market median comparables developed from the comparator group, although the actual base salaries of the NEOs and other executive officers vary from individual to individual and from position to position due to factors such as time in the position, performance, experience, internal equity and other factors the Compensation Committee deems appropriate. Annual cash incentive bonus opportunities to be paid to the NEOs and other executive officers for achieving targeted levels of performance are generally above what the compensation consultant considers market median for annual bonuses because base salaries are intentionally set below market median comparables. In setting normal annual long-term incentive compensation opportunities of the NEOs and other executive officers, the Compensation Committee generally starts with the market median developed by the compensation consultant, and then makes adjustments the Compensation Committee deems appropriate.

While comparator group information is a factor considered in setting compensation, where a specific NEO’s or other executive officer’s annual cash incentive bonus and long-term incentive compensation fall relative to the market median developed from the comparator group will vary based upon internal equity and other factors listed in the preceding

Worthington | 2024 Proxy Statement • Executive Compensation 37

paragraph. Annual cash incentive bonuses and long-term incentive compensation actually paid may vary significantly depending on Corporate and/or segment performance during the applicable year(s).

The Compensation Committee uses tally sheets as a tool to assist in its review of executive compensation. These tally sheets contain the components of the NEOs’ current and historical compensation, including base salary, annual cash incentive bonuses and long-term incentive compensation. These tally sheets and other information provided to the Compensation Committee also show the estimated compensation that would be received by the NEOs under certain scenarios, including in connection with a change in control of the Company and termination of the NEOs' employment.

While prior compensation or amounts realized or realizable from prior awards are given some consideration, the Compensation Committee believes that the current and future performance of the Company, its segments and the individual executive officers should be the most significant factors in setting the compensation for our executive officers.

The CEO’s performance is annually evaluated by the Compensation Committee and the full Board. The criteria considered include: our overall performance; overall leadership; the CEO’s performance in light of, and his development and stewardship of, our Philosophy and our current and long-term strategic plans, goals and objectives; development of an effective senior management team; positioning us for future success; and effective communications with the Board and stakeholders. The Compensation Committee also evaluates the performance of the other NEOs when annually reviewing and setting executive compensation levels. The criteria considered for the other NEOs are similar to those for the CEO, adjusted to reflect each NEO’s position, with a focus on the applicable segment for any NEO who is a segment president.

Compensation Risk Analysis

Our executive compensation programs are designed to be balanced, with a focus on both achieving consistent, solid year-over-year financial results and growing shareholder value over the long term. The highest amount of compensation can be attained under these programs, taken as a whole, through consistently strong performance over sustained periods of time. This provides strong incentives for achieving success over the long term and avoiding excessive risk-taking in the short term.

We have long believed that compensation incentives, based primarily upon our earnings or similar performance measures, have played a vital role in our success. Making profit sharing, bonuses and/or other incentive payments broadly available to all levels of non-union employees has fostered an ownership mentality throughout the workforce which has resulted in long-term employment and a desire to drive consistent financial performance. Our culture, aided by this ownership mentality, is focused on striving to continually improve performance and achieve long-term success without engaging in excessive risk-taking.

We do not believe that our compensation incentives encourage excessive risk-taking for the following reasons:

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Salaries provide meaningful base levels of compensation, minimizing the need for excessive risk-taking.
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The performance goals under the annual cash incentive bonus program are based upon realistic Adjusted EPS, segment earnings and EVA levels, reviewed and approved by the Compensation Committee, that the Compensation Committee believes can be attained without taking inappropriate risks or materially deviating from normal operations, expected continuous improvement or approved strategy.
•
The long-term cash performance awards and performance share awards are based upon performance over three-fiscal-year periods which mitigates the risk that executives would take actions designed to benefit only the short-term and jeopardizing longer-term performance.
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In setting targets for annual cash incentive bonuses and long-term incentive compensation, restructuring charges and other selected items are eliminated and results are adjusted to eliminate inventory holding gains or losses (where appropriate for the Company or the segment under consideration), which limit rewards for risky behavior outside the ordinary course of business.
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Stock options generally contain a three-year incremental vesting schedule and provide rewards based on the long-term performance of the common shares.
•
Restricted common share awards with a time-vesting requirement (the “time-vested restricted common share awards”) generally have a cliff vesting period of three years and further link executive compensation to the long-term value of the common shares.

38 Worthington | 2024 Proxy Statement • Executive Compensation

•
Our stock ownership guidelines and anti-hedging policy also drive stock ownership among senior executives, again aligning their interests with the interests of our shareholders and the long-term growth in the value of the common shares.
•
The Compensation Committee has at times also made special grants of restricted common share awards to select NEOs and other executives that vest only if a sustained price target for the common shares is attained and the executive remains continuous employed by us for at least three years (the “performance-based/time-vested restricted common share awards”). Under the terms of the performance-based/time-vested restricted common share awards, vesting is tied to the price of the common shares attaining certain levels for a 90 consecutive calendar day period during the term of the award. These awards are viewed as particularly appropriate as they are earned by top management only when the common share price increases significantly and, thus, our shareholders are also significantly benefited. While these awards do require a significant increase in the price of the common shares to vest, the Compensation Committee believes that the common share price targets for these awards are reasonable targets which can be met with steady consistent growth in our performance without the need for any undue risk-taking. The time-based vesting requirements mitigate the incentive for risky behavior intended to drive only a short-term common share price increase, and instead encourage activity that would lead to steady increases in financial results and a common share price which can be maintained.

Cash Compensation Earned in Fiscal 2024 and Company Performance

Short-term cash compensation includes base salary and the annual cash incentive bonus paid to our senior executives, including the CEO and the other NEOs. Consistent with our compensation philosophy, base salaries in fiscal 2024 were generally below market median levels for the comparator group.

The Compensation Committee believes that we have been performing exceptionally well and have responded extremely well to a challenging environment that included higher input costs and continued inflationary cost pressures. Despite these challenges and very strong performance in fiscal 2023, we still achieved strong results in fiscal 2024.

Management has continued to do an outstanding job addressing the challenges faced in the current economic environment, and has shown great discipline in executing our strategies. During fiscal 2024, we also continued to take action to better position ourselves for the future. Management remained focused on improving our businesses by investing in new product development and production capacity, and improving efficiencies, all with the aid of transformation and innovation efforts.

Consistent with our compensation philosophy, annual incentive compensation earned by our executives continued to move in the direction of our results. As a result of a relatively strong performance in fiscal 2024, annual cash incentive bonuses for our senior executives were up compared to the prior year, with Corporate (i.e., our aggregate performance as opposed to segment performance) paying out at 141% of target, following a payout of 100% of target for fiscal 2023, while segment-based payouts ranged from 95% to 132% of target in fiscal 2024 and 84% to 95% of target in fiscal 2023.

The solid results also had a positive impact on long-term performance awards for the three-fiscal-year period ended with fiscal 2024. These awards paid out at 200% of target for Corporate, while segment-based payouts ranged from 100% to 200% of target in fiscal 2024. This followed the three-fiscal-year period ended with fiscal 2023, which had similar payouts due to our strong performances in fiscal 2023 and fiscal 2022.

Our financial position remains strong, as we have generated a considerable amount of cash from operations in recent years, and also received a cash dividend as part of the Separation. As a result, we were able to use cash on hand to redeem approximately $150 million of long-term senior secured notes due in 2024, to redeem approximately $250 million of long-term senior secured notes due in 2026, and for the purchase of Ragasco for approximately $98.0 million. We believe our capital structure is also in a sound position. We have in place $200 million of long-term senior secured notes due in 2032, as well as a $500 million revolving credit facility maturing in September 2028, which had a total of $500 million of available borrowing capacity as of July 31, 2024.

We have also been able to reward our shareholders, not only by executing the Separation, but also by continuing to pay a regular quarterly cash dividend, which steadily increased over the past five fiscal years prior to the Separation, from $0.23 during Fiscal 2019 to $0.32 for the first and second quarters of fiscal 2024. Accounting for the Separation, we paid a cash dividend of $0.16 for the third quarter of fiscal 2024 and $0.17 for the fourth quarter.

Worthington | 2024 Proxy Statement • Executive Compensation 39

The direct relationship of annual cash incentive bonuses earned by the NEOs to our performance has been exemplified by the amount of annual cash incentive bonuses paid to the NEOs not only for fiscal 2024, but also for prior fiscal years. The following table summarizes results for the last three fiscal years.

Fiscal Year	Performance	Annual Cash Incentive Bonuses
2022	Very strong year despite COVID-19 and other challenges	Annual cash incentive bonuses of executives were paid at 200% of target levels for Corporate and in the range of 100-200% for business segments
2023	Near record annual earnings, but weaker year-over-year results	Annual cash incentive bonuses of executives were paid at 100% of target levels for Corporate and in the range of 84-95% for business segments
2024	Strong annual earnings, but weaker year-over-year results	Annual cash incentive bonuses of executives were paid at 141% of target levels for Corporate and in the range of 95-132% for business segments

The relationship of incentive compensation earned to our results is also reflected in payments which have been earned under the long-term cash performance and performance share awards. Results for each of the last three completed three-fiscal-year performance periods are summarized below.

Performance Period (Fiscal Years)	Performance	Results
2020-2022	Strong results in fiscal 2021 and fiscal 2022 lifted results for the entire period	Long-term cash and performance share incentive compensation was earned at 200% of target levels for Corporate and in the range of 191-200% for business segments
2021-2023	Strong results in fiscal 2021 and fiscal 2022 lifted results for the entire period	Long-term cash and performance share incentive compensation was earned at 200% of target levels for Corporate and in the range of 156-200% for business segments
2022-2024	Strong results in the entire period	Long-term cash and performance share incentive compensation was earned at 200% of target levels for Corporate and in the range of 100-200% for business segments

Say-on-Pay Consideration

At the 2023 Annual Meeting, our shareholders approved the executive compensation as disclosed in the proxy statement for that Annual Meeting, with nearly 90% of the common shares represented by those shareholders present in person or represented by proxy at the 2023 Annual Meeting voting for approval. The vote for approval was over 90%, excluding broker non-votes. The Compensation Committee evaluated the results of this strongly supportive advisory vote, together with the other factors and data discussed in this Compensation Discussion and Analysis ("CD&A"), in determining executive compensation policies and making executive compensation decisions.

40 Worthington | 2024 Proxy Statement • Executive Compensation

Compensation Components

Base Salaries

Base salaries for the NEOs are set to reflect the duties and responsibilities inherent in each position, individual levels of experience, performance, market compensation information, internal pay equity, and the Compensation Committee’s judgment. The Compensation Committee annually reviews information regarding compensation paid by the comparator group to executive officers with similar responsibilities. It is the Compensation Committee’s intent, in general, to set base salaries below market median levels, with consideration given to the factors listed above, and have total annual cash compensation driven by earned annual cash incentive bonus awards.

Annual Cash Incentive Bonus Awards

The NEOs and certain other key employees participate in the Annual Incentive Plan for Executives, under which annual cash incentive bonus awards are tied to attainment of target results. These awards are generally tied to achieving specified levels (threshold, target and maximum) of Corporate and/or segment performance for the applicable fiscal year performance period. The type of performance measured and the weighting of those measurements is shown below. Restructuring charges and other selected items are excluded from all calculations, and the impact of inventory holding gains or losses is factored out in calculating Corporate Adjusted EPS.

For Corporate executives, the fiscal 2024 goals were tied to achieving specified levels (threshold, target and maximum) of Corporate EVA and Corporate Adjusted EPS (each adjusted as noted above), with each performance measure carrying a 50% weighting. For Segment executives, the fiscal 2024 goals were tied to achieving specified levels (threshold, target and maximum) of Corporate Adjusted EPS, 20% weighting; segment EBIT, 50% weighting; and segment EVA, 30% weighting (each adjusted as noted above).

For performance falling between threshold and target or between target and maximum, the award is linearly pro-rated. If threshold levels are not reached for any performance measure, no bonus will be paid under that performance metric.

Annual cash incentive bonuses are paid within a reasonable time following the end of the performance period in cash, unless the Board specifically provides for a different form of payment.

Termination of employment before the end of the applicable annual performance period results in forfeiture of annual cash incentive bonus awards, except that if the NEO dies, becomes disabled or retires, a pro rata portion of any otherwise earned annual cash incentive bonus award will be payable upon termination of employment. In the event of a change in control of the Company, followed by the termination of an NEO's employment during the relevant performance period, the annual cash incentive bonus award will be payable at the target level upon termination of employment.

The annual cash incentive bonuses paid to the NEOs for fiscal 2024 were higher when compared with fiscal 2023. Annual cash incentive bonuses for fiscal 2024 results were paid at 141% of target levels for Corporate executives, 100% of target for Consumer Products executives, 132% of target for Building Products executives and 95% of target for Sustainable Energy Solutions executives. Annual cash incentive bonuses for fiscal 2023 were paid at 100% of target levels for Corporate executives; 84% of target for Consumer Products executives, 87% of target for Building Products executives and 90% of target for Sustainable Energy Solutions executives.

Worthington | 2024 Proxy Statement • Executive Compensation 41

Annual cash incentive bonuses earned by the NEOs for fiscal 2024, fiscal 2023 and fiscal 2022, are shown in the “Fiscal 2024 Summary Compensation Table” in this Proxy Statement in the “Annual Incentive Bonus Award” column within “Non-Equity Incentive Plan Compensation”.

On June 24, 2024, the Compensation Committee granted annual cash incentive bonus awards to the NEOs for fiscal 2025. These annual cash incentive bonus awards are shown in the “Annual Cash Incentive Bonus Awards Granted to NEOs for Fiscal 2025” table in this Proxy Statement.

For a discussion of the treatment of the fiscal 2024 annual cash incentive bonus awards in connection with the Separation, see the “Treatment of Incentive Compensation Awards in Connection with the Separation” section of this CD&A.

Long-Term Incentive Compensation

The Compensation Committee has implemented a long-term incentive compensation program for the NEOs and other executives, which consists of:

•
Stock option grants;
•
Long-term performance share awards based on achieving measurable financial results over a three-fiscal-year period;
•
Long-term cash performance awards based on achieving measurable financial results over a three-fiscal-year period; and
•
Time-vested restricted common share awards.

The Compensation Committee has at times also made special grants of performance-based/time-vested restricted common share awards to select NEOs and other executives in recognition of an executive’s exceptional performance, promotion and/or increase in responsibility.

Long-term performance share awards, long-term cash performance awards, time-vested restricted common share awards, and performance-based/time-vested restricted common share awards have been made under the Worthington Industries, Inc. Amended and Restated 1997 Long-Term Incentive Plan (the “1997 LTIP”). Stock options awards generally have been made under the Worthington Industries, Inc. 2010 Stock Option Plan (the "2010 Stock Option Plan"). These plans have been approved by our shareholders.

In setting the size of the overall normal long-term incentive compensation awards, the Compensation Committee generally begins by looking at market median values for the comparator group, and then makes adjustments for each individual for items such as the executive officer’s time in the position, internal equity, performance and such other factors as the Compensation Committee deems appropriate. The percentage of the long-term compensation provided by each type of award is determined by the Compensation Committee. The value given to stock options for purposes of these awards is determined by the Compensation Committee based on input from its compensation consultant taking into account the anticipated grant date fair value calculated under applicable accounting rules and the stock option values used for recent annual grants. The same is true for restricted common shares, the value of which is generally based on a recent market price of the common shares. Likewise, the value of the long-term performance share awards is generally based on the number of common shares that can be earned at target, multiplied by a recent common share price. The value used for long-term cash performance awards is generally the amount that can be earned at target. The amount of each type of award granted to an executive officer is determined consistent with the above factors, with the specific amount determined by the Compensation Committee on a subjective basis combining all of the factors considered.

The Compensation Committee believes that using a blend of restricted common share awards, stock option awards, long-term performance share awards and long-term cash performance awards represents a particularly appropriate and balanced method of motivating and rewarding senior executives. Restricted common share awards and stock option awards align the interests of employee recipients with those of shareholders by providing value tied to appreciation in the common share price. Long-term cash performance awards motivate long-term results because their value is tied to sustained financial achievement over a multiple-year period. Long-term performance share awards blend both of these features because the number of performance shares received is tied to sustained financial achievement over a multiple-year period, and the value of those performance shares is tied to the price of the common shares. The Compensation Committee believes the combination of these forms of incentive compensation is superior to reliance upon only one form and is consistent with our compensation philosophy and objectives.

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The Compensation Committee generally approves annual time-vested restricted common share awards, annual stock option grants, long-term performance share awards and long-term cash performance awards at its June meeting. The stock option grants and time-vested restricted common share awards are generally made effective following the meeting and not until the close of the market on the first trading day after we report earnings for the just-completed fiscal year. Long-term performance share awards and long-term cash performance awards have been based on performance over a three-fiscal-year period beginning with the first day of the first fiscal year in that period. An explanation of the calculation of the compensation expense relative to the equity-based long-term incentive compensation is set forth in the section of this CD&A captioned “Equity-Based Long-Term Incentive Compensation Accounting”.

We have not backdated stock option grants to provide for lower exercise prices, nor have we repriced or offered buyouts of underwater stock options. Current plan provisions prohibit such repricing without shareholder consent.

For a discussion of the treatment of the long-term incentive compensation awards granted by us before, and remaining outstanding at, the Separation, see the “Treatment of Incentive Compensation Awards in Connection with the Separation” section of this CD&A.

Stock Options

Stock options are generally granted annually to the NEOs and a select group of key members of management. In practice, the number of common shares covered by a stock option award generally depends upon the employee’s position and external market data.

The following describes the Compensation Committee’s general practice in granting stock options, excluding grants tailored to meet specific circumstances.

All unexercised stock options granted to employees are non-qualified stock options which vest at a rate of one-third per year and fully vest at the end of three years.

Termination of employment results in the forfeiture of unvested stock options, except that the Compensation Committee may exercise its discretion to cause all or a portion of the unvested stock options to vest upon retirement, death or disability. Upon termination of employment due to retirement, death or disability, the vested portion of any outstanding stock options will remain exercisable until the earlier of the stock option’s stated expiration date or 36 months after the termination of employment. In the event of a change in control followed by termination of employment without cause or constructive termination of employment, any outstanding stock options will become fully vested and exercisable. Additionally, the then vested portion of any outstanding stock options will remain exercisable until the earlier of the stock option’s stated expiration date or 12 months after the termination of employment. The Compensation Committee may allow the holder of a stock option to elect, during the 60-day period following a change in control, to surrender a stock option or a portion thereof in exchange for a cash payment equal to the excess of the change in control price per share over the exercise price per share.

On June 30, 2023, we awarded the NEOs stock options to acquire 32,600 common shares at an exercise price of $69.47 (or 60,409 common shares at an exercise price of $44.15 on a Separation-adjusted basis). On December 21, 2023, we awarded Ms. Higginbotham stock options to acquire 600 common shares at an exercise price of $58.08 in connection with her promotion.

The stock option grants to the NEOs in fiscal 2024 are detailed in the “Grants of Plan-Based Awards for Fiscal 2024” table in this Proxy Statement. For purposes of the “Grants of Plan-Based Awards for Fiscal 2024” table, stock options are valued based on a grant date fair value and calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). This value for stock options is also reported in the “Option Awards” column of the “Fiscal 2024 Summary Compensation Table” in this Proxy Statement.

Long-Term Performance Awards – General

We award a select group of key executives, including the NEOs, long-term cash performance awards and long-term performance share awards which are earned based upon results over a prospective three-fiscal-year performance period.

These long-term performance awards are intended to reward executives for achieving pre-established financial goals over a three-fiscal-year period. Restructuring charges and other selected items are excluded from all calculations, and the impact of inventory holding gains or losses are factored out in calculating Corporate Adjusted EPS and Steel Processing segment earnings.

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For Corporate executives, the goals for the long-term performance awards granted in fiscal 2024 were tied to achieving specified levels (threshold, target and maximum) of cumulative Corporate EVA and growth in Corporate Adjusted EPS (each adjusted as noted above) over the performance period, with each performance measure carrying a 50% weighting. For Segment executives, the goals for the long-term performance awards granted in fiscal 2024 were tied to achieving specified levels (threshold, target and maximum) of cumulative Corporate EVA, 25% weighting; growth in Corporate Adjusted EPS, 25% weighting; and segment EBIT, 50% weighting (each adjusted as noted above).

If the performance level falls between threshold and target or between target and maximum, the award is linearly pro-rated. Payouts, if any, would generally be made in the quarter following the end of the applicable performance period. Calculation of our results and the level of attainment of performance measures are made solely by the Compensation Committee based upon our consolidated financial statements.

The Compensation Committee determines the appropriate changes and adjustments and may make adjustments for unusual events or other items deemed to not be indicative of our core operating results, including, without limitation, changes in tax and accounting rules and regulations, extraordinary gains and losses, mergers and acquisitions, and purchases or sales of substantial assets. No such adjustments were made in fiscal 2024.

These performance measurements have been chosen because the Compensation Committee believes that:

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The Corporate Adjusted EPS growth metric strongly correlates with our growth in equity value;
•
Segment EBIT ties directly into our Adjusted EPS growth, but is focused on business unit success that is more directly influenced by the performance of a segment executive; and
•
The cumulative Corporate EVA target, which is driven by net operating profit in excess of the cost of capital employed, keeps management focused on the most effective use of existing assets and pursuing only those growth opportunities which provide returns in excess of the cost of capital.

We have used these, or similar performance measures, since long-term cash performance awards were first granted for the performance period ended May 31, 1998.

The Compensation Committee periodically considers whether to change the performance measures used under the incentive awards and reviews the types of measures used by other companies and other relevant information provided by its compensation consultant.

As a result of the strong results in fiscal 2024, long-term cash performance awards and long-term performance share awards for the three-fiscal-year period ended with fiscal 2024 were paid out at 200% of target levels for Corporate executives, 200% of target for Building Products executives and 100% of target for Consumer Products executives.

44 Worthington | 2024 Proxy Statement • Executive Compensation

Long-Term Cash Performance Awards

Long-term cash performance awards are intended to reward executives for achieving pre-established financial goals over a three-fiscal-year period. Long-term cash performance awards may be paid in cash, common shares or any combination thereof, as determined by the Compensation Committee at the time of payment. To date, earned long-term cash performance awards have been paid in cash. If the performance criteria are met, payouts are generally made in the quarter following the end of the performance period. Nothing is paid under the long-term cash performance awards if none of the three-fiscal-year financial thresholds are met.

Long-term cash performance awards earned for the three-fiscal-year performance period ended with fiscal 2024 are described above in the section captioned “Long-Term Performance Awards — General”. The amount of the awards earned by the NEOs for this period was paid out in cash and is shown in the “Fiscal 2024 Summary Compensation Table” in this Proxy Statement under the “3-year Cash Performance Award” column within “Non-Equity Incentive Plan Compensation”.

Long-term cash performance awards granted in fiscal 2024 for the three-fiscal-year performance period ending with fiscal 2026 are reported in the “Grants of Plan-Based Awards for Fiscal 2024” in this Proxy Statement.

Long-Term Performance Share Awards

Long-term performance share awards are intended to reward executives for both achieving pre-established financial goals over the three-fiscal-year period and increasing the common share price. The long-term performance share awards are generally paid in common shares and the value is determined not only by the number of common shares earned, but also by the value of the common shares at the time the awards are earned and the common shares are paid out. If the performance criteria are met, payouts are generally made in the quarter following the end of the performance period. Nothing is paid under the long-term performance share awards if none of the three-fiscal-year financial threshold measures are met.

The Compensation Committee has at times also made supplemental grants of long-term performance share awards ("Pro-Rated Awards") to select NEOs and other executives in recognition of their exceptional performance, promotion and/or increase in responsibility. The terms of Pro-Rated Awards are identical to the terms of the long-term performance share awards held by the recipient at the time the Pro-Rated Awards are granted, except that the number of common shares that may be earned by the recipient under the Pro-Rated Awards is set by the Compensation Committee based on the incremental number of attainable common shares that would have been awarded had the exceptional performance, promotion and/or increase in responsibility occurred at the grant date of the then-outstanding long-term performance share awards, prorated for the number of months remaining in each performance period.

Long-term performance share awards earned for the three-fiscal-year performance period ended with fiscal 2023, are described above in the section captioned “Long-Term Performance Awards — General”. The long-term performance share awards earned were paid in common shares.

Long-term performance share awards granted in fiscal 2024 for the three-fiscal-year performance period ending with fiscal 2026 are reported in the “Grants of Plan-Based Awards for Fiscal 2024” table in this Proxy Statement. An explanation of the calculation of the compensation expense relative to those awards is set forth in the “Equity-Based Long-Term Incentive Compensation Accounting” section in this CD&A. If the performance criteria are met, the long-term performance shares earned would generally be issued in common shares during the quarter following the end of the performance period.

Long-Term Performance Awards – Impact of Termination/Change in Control

Termination of employment results in forfeiture of long-term cash performance awards and long-term performance share awards, except if termination is due to death, disability or retirement, a pro rata payout will be made for performance periods ending 24 months or less after termination of employment based on the number of months of employment completed by the participant during the performance period before the effective date of termination, provided that the applicable performance goals are achieved. No payout will be made for performance periods ending more than 24 months after termination of employment. Unless the Compensation Committee specifically provides otherwise at the time of grant, if a change in control occurs, followed by termination of employment, all long-term cash performance awards and long-term performance share awards would be payable in full at the target level, and immediately settled or distributed.

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Annual Time-Vested Restricted Common Share Awards

Time-vested restricted common share awards are intended to reward and incent executives by directly aligning the interests of management with the interests of shareholders. The vesting provision of the time-vested restricted common shares also serves as a management retention incentive. Effective on June 30, 2023, we awarded the NEOs 36,800 restricted common shares (or 68,340 restricted common shares on a Separation-adjusted basis) that cliff vest on the third anniversary of the grant date as part of our annual grant to a wider pool of employees. On December 21, 2023, we awarded Mr. Hayek, Mr. Kennedy and Ms. Higginbotham an aggregate of 17,100 restricted common shares that cliff vest on the third anniversary of the grant date in connection with their efforts in leading the execution of the Separation.

The time-vested restricted common share awards granted to the NEOs in fiscal 2024 are detailed in the “Grants of Plan-Based Awards for Fiscal 2024” table in this Proxy Statement. For purposes of the “Grants of Plan-Based Awards for Fiscal 2024” table, time-vested restricted common share awards are valued based on grant date fair value and calculated in accordance with ASC 718. This value for time-vested restricted common share awards is also reported in the “Stock Awards” column of the “Fiscal 2024 Summary Compensation Table” in this Proxy Statement.

Termination of employment before the end of the three-year vesting period results in the forfeiture of time-vested restricted common share awards, except that the award will vest (1) in full if the NEO dies or becomes permanently disabled and (2) ratably if the NEO retires (based on the number of full months in the vesting period that have passed prior to retirement), unless the Compensation Committee provides for the vesting of some or all of the time-vested restricted common share award upon retirement. If a change in control occurs and the NEO’s employment is, during the two years following the change in control, terminated by us without cause or terminated by the NEO due to an adverse change in the executive’s terms of employment, the time-vested restricted common share awards will fully vest upon termination of employment. Dividends accrued on time-vested restricted common share awards are distributed to the NEO in conjunction with vesting of the award.

Special Performance Awards

The Compensation Committee has at times granted special performance-based/time-vested restricted common share awards to select executives, with vesting tied to the price of the common shares attaining certain levels for a 90 consecutive calendar day period during the term of the award. These awards are viewed as particularly appropriate as they are earned by top management only when the common share price increases significantly and, thus, our shareholders are also significantly benefited. While these awards do require a significant increase in the price of the common shares from the price on the grant date in order to vest, the Compensation Committee believes that the common share price targets for these awards are reasonable targets which can be met with steady consistent growth in our performance without the need for any undue risk-taking. The time-based vesting requirements mitigate the incentive for risky behavior intended to drive only a short-term common share price increase, and instead encourage activity that would lead to steady increases in financial results and a common share price which can be maintained. The Compensation Committee believes that the special performance-based/time-vested restricted common share awards have served, and continue to serve, as a strong retention mechanism that provides a unique incentive to these identified leaders to further enhance our success, and directly ties their compensation to our first corporate goal of increasing the value of our shareholders’ investment.

The Board has identified Mr. Caravati as a strong executive who has a key role and responsibility in leading us forward, as well as driving our efforts, strategic actions and financial results. In fiscal 2023, the Compensation Committee made a special award, effective June 24, 2022, of 10,000 performance-based/time-vested restricted common shares (or15,737 performance-based/time-vested restricted common shares on a Separation-adjusted basis) to Mr. Caravati. The term of the performance-based/time-vested restricted common share award is five years and the restricted common shares will vest if and only when both of the following conditions are met: (a) the closing price of the common shares averages $65.00 per share for any 90 consecutive calendar day period during the five-year term; and (b) Mr. Caravati has remained continuously employed by us through June 24, 2025, or if later, the date the performance condition is met. Since the performance metrics were achieved prior to the Separation, no adjustments were made in connection with the Separation other than the number of shares, which were converted in the same manner as other equity compensation awards. The restricted common shares will be forfeited five years from the effective date of the award if the performance condition is not met by that date, or as of the date of termination if Mr. Caravati's employment is terminated (with certain exceptions discussed below) before June 24, 2025. If Mr. Caravati's employment is terminated by us without “cause” or Mr. Caravati dies or becomes permanently disabled after the performance condition has been met but before the time-based vesting condition has been met, the restricted common shares will fully vest as of the termination date. In the case of death or disability of Mr. Caravati, the Compensation Committee may elect, in its sole discretion, to accelerate the vesting of all or a portion of the restricted

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common shares. The performance condition has been met for Mr. Caravati’s special award and it is expected to vest if he remains continuously employed by us through June 24, 2025.

The Compensation Committee believes the performance condition was an appropriate target, as its achievement would not only reward the NEO, but also our shareholders in general, as the common share price target was a meaningful increase in the price of the common shares from the price on the grant date. The Compensation Committee believed this was a reasonable target which could be reached by steady, consistent growth in our performance, without the need for any undue risk-taking.

Termination of employment before the end of the five-year vesting period results in the forfeiture of performance-based/time-vested restricted common share awards, except that the award will vest (1) in full if the NEO’s employment is terminated by us without cause after the performance condition has been met but before the five-year vesting period has ended and (2) in full if the NEO dies or becomes disabled after the performance condition has been met but before the five-year vesting period has ended. The Compensation Committee may also elect to accelerate the vesting of some or all of the performance-based/time-vested restricted common share award if the NEO dies or becomes disabled before the satisfaction of the performance condition. If a change in control occurs and the NEO’s employment is, during the two years following the change in control (but before the end of the five-year term of the award), terminated by us without cause or terminated by the NEO due to an adverse change in the executive’s terms of employment, the performance-based/time-vested restricted common share awards will fully vest upon termination of employment.

In April 2024, the Compensation Committee approved two types of special leadership retention performance share awards for Mr. Rose, Mr. Hayek, Mr. Kennedy, Ms. Higginbotham, and Mr. Caravati. The awards are intended to facilitate executive retention and shareholder alignment. The awards are subject to the terms of the 1997 LTIP and the applicable award agreement. Each award of performance shares gives the participant the right to receive our common shares if both the performance-based vesting condition (“Performance Condition”) and a time-based vesting condition (“Retention Condition”).

The Performance Condition applicable to the first type of award is our annualized absolute total shareholder return (“Annualized ATSR”) during the three-year period ending on April 9, 2027 (“Performance Period”), which Annualized ATSR must exceed a threshold level in order to be satisfied. If the Annualized ATSR Performance Condition is satisfied, the number of performance shares that become eligible to vest will correspond to our actual Annualized ATSR results, as measured from the threshold level of Annualized ATSR to a maximum level of Annualized ATSR. Achievement at the threshold level results in 50% of the target number of performance shares becoming eligible to vest, and achievement at the maximum level results in 150% of the target number of performance shares becoming eligible to vest (with results between the threshold and maximum levels determined by straight-line interpolation). The Compensation Committee shall review and certify the level of achievement of the Annualized ATSR Performance Condition on a date within 60 days following the end of the Performance Period (“Certification Date”).

The Performance Condition applicable to the second type of award is the appreciation of the market price of our common shares (“Share Price Growth”) during the Performance Period, based on the highest average closing price over any 90 consecutive calendar day period during the Performance Period, which average closing price must exceed a threshold level in order to be satisfied. If the Share Price Growth Performance Condition is satisfied, the number of performance shares that become eligible to vest will correspond to our actual Share Price Growth results, as measured from the threshold level of Share Price Growth to a maximum level of Share Price Growth. Achievement at the threshold level results in 50% of the target number of performance shares becoming eligible to vest, and achievement at the maximum level results in 150% of the target number of performance shares becoming eligible to vest (with results between the threshold and maximum levels determined by straight-line interpolation). The Compensation Committee shall review and certify the level of achievement of the Share Price Growth Performance Condition on the Certification Date.

The Retention Condition applicable to both award types requires the participant to remain continuously employed by us through the applicable Certification Date. Any performance shares that become eligible to vest under the applicable Performance Condition will vest in full on the Certification Date if the corresponding Retention Condition is satisfied.

Participants do not have the right to vote any performance shares and no dividends will accrue on or be paid with respect to the performance shares.

In limited circumstances, the performance shares may vest before the applicable Performance Condition and/or Retention Condition are met. If the participant’s employment terminates due to death or disability before the Certification Date, the

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performance shares will vest on the Certification Date, if at all, based on the extent to which the applicable Performance Condition is met. If the participant’s employment is terminated by us without cause or by the participant upon an adverse change in the terms of the participant’s employment, as each is described in the applicable Award Agreement, within two years following a change in control, as defined in the 1997 LTIP, the performance shares will vest on the date such employment is terminated at the greater of the target level or at the level determined by actual performance through the date of such change in control. If the participant’s employment is terminated by us without cause after the applicable Performance Condition is met, but before the Certification Date, any outstanding performance shares that were eligible to vest as a result of meeting the applicable Performance Condition will vest.

The Compensation Committee believes the Performance Conditions set forth in these awards are appropriate targets, as their achievement would not only reward the NEO, but also our shareholders in general, as the Annualized ATSR and Share Price Growth targets provide for a meaningful increase in the price of, and returns related to, our common shares during the Performance Period. The Compensation Committee believes these are reasonable targets which can be reached by steady, consistent growth in our performance, without the need for any undue risk-taking.

Treatment of Incentive Compensation Awards in Connection with the Separation

On December 1, 2023, the first day of the third quarter of fiscal 2024, we completed the Separation, a spin-off of our former steel processing business into WS, an independent, publicly traded company. As part of the Separation, Mr. Gilmore ceased to be our Executive Vice President and Chief Operating Officer and he became the President and CEO of WS. Mr. Gilmore was the only NEO who transitioned to WS as part of the Separation.

In connection with the Separation, we entered into the EMA with WS to allocate assets, liabilities and responsibilities with respect to certain compensation and employment-related matters. This section summarizes the treatment under the EMA of the incentive awards granted by us before, and remaining outstanding at, the Separation, including those incentive awards held by the NEOs and time-vested restricted common share awards held by the non-employee directors.

Except as otherwise noted in this section, those outstanding incentive awards were maintained under terms substantially similar to the terms in effect when initially granted by us. References in this section to: (a) our common shares being “converted” into WS common shares mean the exchange that occurred at the time of the Separation; (b) an incentive award being “equitably adjusted” refer to the formulaic adjustments agreed upon by WS and us pursuant to the EMA to preserve the overall intrinsic value of the incentive award by taking into account the relative value of our common shares before the Separation and (i) our common shares after the Separation (for equitable adjustments applicable to the NEOs) and (ii) the WS common shares after the Separation (for equitable adjustments applicable to the WS NEOs), which equitable adjustments were effectuated at the time of the Separation; (c) the “WS NEOs” are to Mr. Gilmore and the other individuals who were employed by WOR prior to the Separation and became named executive officers of WS following the Separation; and (d) the “WS CC” are to the Compensation Committee of the Board of Directors of WS.

Annual Cash Incentive Bonus Awards. For the NEOs, following the Separation, the Compensation Committee adjusted the performance criteria to preserve the overall intrinsic value of the awards. For the WS NEOs, WS assumed full responsibility for the awards, and the WS CC was permitted to adjust the performance criteria to preserve the overall intrinsic value of the awards.

Stock Options. For the NEOs, the number of underlying common shares and the exercise price were equitably adjusted. For the WS NEOs, the underlying common shares were converted into WS common shares, and then the number of underlying WS common shares and the exercise price were equitably adjusted.

Long-Term Performance Share Awards. For the NEOs’ awards scheduled to vest at the end of fiscal 2024 and fiscal 2025, the underlying number of common shares earned was determined based on performance up to the Separation date and adjusted to account for the early termination of the performance period; provided, however, that vesting of the common shares deemed earned remains contingent upon the NEO’s continued employment with us through the period specified in the initial award. For the NEOs’ awards scheduled to vest at the end of fiscal 2026, the underlying number of common shares were equitably adjusted and, following the Separation, the Compensation Committee adjusted the performance goals and calculation methodology to preserve the overall intrinsic value of the award; provided, however, that vesting will be determined based on continuing performance through the original performance period. For the WS NEOs’ awards scheduled to vest at the end of fiscal 2024 and fiscal 2025, the underlying number of common shares earned was determined based on performance up to the Separation date and adjusted to account for the early termination of the performance period, and then

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those common shares were converted into WS common shares; provided, however, that vesting of the WS common shares deemed earned remains contingent upon the WS NEO’s continued employment with WS through the period specified in the initial award. For the WS NEOs’ awards scheduled to vest at the end of fiscal 2026, the underlying number of common shares were equitably adjusted, those common shares were converted into WS common shares and, following the Separation, the WS CC was permitted to adjust the performance goals and calculation methodology to preserve the overall intrinsic value of the award; provided, however, that vesting will be determined based on continuing performance through the original performance period. The performance periods for the awards scheduled to vest at the end of fiscal 2024 and fiscal 2025 were terminated early because a meaningful portion of the performance period had been completed at the time of the Separation and in recognition of the complications associated with adjusting those awards for the balance of the performance period. WS and we agreed under the EMA to maintain the original performance period for the awards scheduled to vest at the end of 2026, because more than 80% of that period remained at the time of the Separation.

Long-Term Cash Performance Awards. For the NEOs’ awards scheduled to vest at the end of fiscal 2024 and fiscal 2025, the amount of cash earned was determined based on performance up to the Separation date and adjusted to account for the early termination of the performance period; provided, however, that vesting of the cash deemed earned is contingent upon the NEO’s continued employment with us through the period specified in the initial award. For the NEOs’ awards scheduled to vest at the end of fiscal 2026, the amount of cash that may be earned under the award was not modified and, following the Separation, the Compensation Committee adjusted the performance goals and calculation methodology to preserve the overall intrinsic value of the award; provided, however, that vesting will be determined based on continuing performance through the original performance period. For the WS NEOs’ awards scheduled to vest at the end of fiscal 2024 and fiscal 2025, the amount of cash earned was determined based on performance up to the Separation date and adjusted to account for the early termination of the performance period; provided, however, that vesting of the cash deemed earned is contingent upon the WS NEO’s continued employment with WS through the period specified in the initial award. For the WS NEOs’ awards scheduled to vest at the end of fiscal 2026, the amount of cash that may be earned under the award was not modified and, following the Separation, the WS CC was permitted to adjust the performance goals and calculation methodology to preserve the overall intrinsic value of the award; provided, however, that vesting will be determined based on continuing performance through the original performance period. The performance periods for the awards scheduled to vest at the end of fiscal 2024 and fiscal 2025 were terminated early because a meaningful portion of the performance period had been completed at the time of the Separation and in recognition of the complications associated with adjusting those awards for the balance of the performance period. WS and we agreed under the EMA to maintain the original performance period for the awards scheduled to vest at the end of 2026, because more than 80% of that period remained at the time of the Separation.

Time-Vested Restricted Common Share Awards. For the NEOs and our non-employee directors, the number of common shares was equitably adjusted. For the WS NEOs and our non-employee directors who joined the WS Board of Directors upon the Separation, the common shares were converted into WS common shares and then the number of WS common shares was equitably adjusted.

Clawback Policy

The Board adopted a policy, effective as of October 2, 2023, that provides for the Company to recoup erroneously awarded incentive-based compensation following an accounting restatement of our financial statements due to the material noncompliance of any financial reporting requirement under the securities laws covering the three fiscal years preceding the date it is determined that the restatement is required. The policy is intended to comply with the related requirements of NYSE Rules and SEC Rules.

In addition, if we are required to restate our earnings as a result of material non-compliance with a financial reporting requirement due to misconduct, under Section 304 of the Sarbanes-Oxley Act of 2002 (“SOX”), the CEO and our Chief Financial Officer (“CFO”) would be required to reimburse us for any bonus or other incentive-based or equity-based compensation received by them from us during the 12-month period following the first filing with the SEC of the financial document that embodied the financial reporting requirement required to be restated, and any profits realized from the sale of the common shares during that 12-month period, to the extent required by SOX.

Equity-Based Long-Term Incentive Compensation Accounting

The accounting treatment for equity-based long-term incentive compensation is governed by ASC 718. Stock options are valued using the Black-Scholes pricing model based upon the grant date closing price per common share underlying the stock option award, the expected life of the stock option award, the risk-free interest rate, the dividend yield, and the expected volatility. Further information concerning the valuation of stock options and the assumptions used in that valuation is contained in “Note A – Summary of Significant Accounting Policies – Stock-Based Compensation” and “Note L –

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Stock-Based Compensation” of the Notes to Consolidated Financial Statements in “Item 8. – Financial Statements and Supplementary Data” of the 2024 Form 10-K.

Long-term performance share awards payable in common shares are initially valued using the price per common share based on the target award, and compensation expense is recorded prospectively over the performance period on a straight-line basis. These amounts are then adjusted on a quarterly basis based on an estimate of the performance level anticipated to be achieved for the performance period in light of actual and forecasted results.

Long-term cash performance awards are initially valued at the target level, and compensation expense is recorded prospectively over the performance period on a straight-line basis. These amounts are then adjusted on a quarterly basis based on an estimate of the performance level anticipated to be achieved for the performance period in light of actual and forecasted results.

Restricted common shares are valued at fair value as of the date of grant and the calculated compensation expense is recognized on a straight-line basis over their respective vesting periods. For restricted common shares with only time-based vesting, fair value is generally equal to the closing price of the common shares at the respective grant date. If the vesting is subject to other conditions, such as the special performance-based/time-vested restricted common share awards, the value is generally calculated under a Monte Carlo simulation model. Further information concerning the valuation of restricted common shares and the assumptions used in that valuation is contained in “Note A – Summary of Significant Accounting Policies – Stock-Based Compensation” and “Note L – Stock-Based Compensation” of the Notes to Consolidated Financial Statements in “Item 8. – Financial Statements and Supplementary Data” of the 2024 Form 10-K.

Deferred Profit Sharing Plan

The NEOs participate in the Worthington Industries, Inc. Deferred Profit Sharing Plan (the “DPSP”), together with most of our other full-time, non-union employees. The DPSP is a 401(k) plan and is our primary retirement plan. Contributions made by us to participants’ accounts under the DPSP are generally based on 3% of eligible compensation which includes base salary, profit sharing, bonus and annual cash incentive bonus payments, overtime and commissions, up to the maximum limit set by the Internal Revenue Service (“IRS”) from year to year ($345,000 for calendar 2024). In addition, the NEOs and other participants in the DPSP may elect to make voluntary contributions up to prescribed IRS limits. These voluntary contributions are generally matched by our contribution of 50% of the first 4% of eligible compensation contributed by the participant. Distributions under the DPSP are generally deferred until retirement, death or total and permanent disability.

Non-Qualified Deferred Compensation

The NEOs and other highly-compensated employees are eligible to participate in the Worthington Industries, Inc. Amended and Restated 2005 Non-Qualified Deferred Compensation Plan (as amended, the “2005 NQ Plan”). The 2005 NQ Plan is a voluntary, non-tax-qualified, unfunded deferred compensation plan available only to select highly-compensated employees for the purpose of providing deferred compensation, and thus potential tax benefits, to these employees.

Under the 2005 NQ Plan, our executive officers may defer the payment of up to 50% of their base salary and up to 100% of their bonus and/or annual cash incentive bonus awards. Amounts deferred are credited to the participants’ bookkeeping accounts under the 2005 NQ Plan at the time the base salary and/or bonus/annual cash incentive bonus awards would have otherwise been paid. In addition, we may make discretionary employer contributions to the participants’ bookkeeping accounts in the 2005 NQ Plan. In recent years, we have made employer contributions in order to provide the same percentage of retirement-related deferred compensation to executive officers compared to other employees that would have been made but for the IRS limits on annual compensation that may be considered under the DPSP. For the 2023, 2022 and 2021 calendar years, we made contributions to the 2005 NQ Plan for participants equal to (a) 3% of an executive’s annual compensation (base salary plus bonus/annual cash incentive bonus award) in excess of the IRS maximum and (b) a matching contribution of 50% of the first 4% of annual compensation contributed by the executive to the DPSP to the extent not matched by us under the DPSP. Participants in the 2005 NQ Plan may elect to have their bookkeeping accounts treated as invested (a) with a rate of return reflecting: (i) the returns on those investment options available under the DPSP or (ii) a fixed interest rate set annually by the Compensation Committee (4.07% for fiscal 2024), or (b) in theoretical common shares reflecting increases or decreases in the fair market value of the common shares with dividends deemed reinvested. Any portion of a participant’s bookkeeping account credited to theoretical common shares must remain credited to theoretical common shares until distributed. Otherwise, participants in the 2005 NQ Plan may change the investment options for their bookkeeping accounts as of the time permitted under the DPSP for the same or a similar investment option.

Employees’ bookkeeping accounts in the 2005 NQ Plan are fully vested. Payouts of amounts credited to theoretical common shares are made in whole common shares and cash in lieu of fractional shares. Payouts of amounts credited to all other investment options are made in cash. Payments will be made as of a specified date selected by the participant or, subject to

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the timing requirements of Section 409A of the Internal Revenue Code, when the participant is no longer employed by us. Payments are made either in a lump sum or in installments, all as chosen by the participant at the time the deferral is elected. The Compensation Committee may permit hardship withdrawals from a participant’s account under defined guidelines.

Contributions or deferrals for the period before January 1, 2005, are maintained under the Worthington Industries, Inc. Non-Qualified Deferred Compensation Plan, effective March 1, 2000 (as amended, the “2000 NQ Plan”). Contributions and deferrals for periods on or after January 1, 2005 are maintained under the 2005 NQ Plan, which was adopted to replace the 2000 NQ Plan in order to comply with the provisions of the then newly-adopted Section 409A of the Internal Revenue Code applicable to non-qualified deferred compensation plans. Among other things, the provisions of Section 409A generally are more restrictive with respect to the timing of deferral elections and the ability of participants to change the time and manner in which accounts will be paid. The 2005 NQ Plan and the 2000 NQ Plan are collectively referred to as the “Employee Deferral Plans”.

Perquisites

We make a Club membership available to certain NEOs because we believe that such memberships can be useful for business entertainment purposes. For security and safety reasons, certain NEOs occasionally use our airplanes for personal travel. In such cases, the NEOs who use our airplanes for personal travel are charged an amount equal to the standard industry fare level, or SIFL rate, set forth in the regulations promulgated by the U.S. Department of the Treasury (“Treasury Regulations”), which is generally less than our incremental costs.

Other Company Benefits

We provide employees, including the NEOs, with a variety of other employee welfare benefits including medical benefits, disability benefits, life insurance, and accidental death and dismemberment insurance, which are generally provided to all full-time, non-union employees. We also provide the NEOs and select senior executives' life insurance and disability insurance benefits which are generally not provided to other employees, and for which we pay the full amount of the applicable premiums.

Termination and Change in Control Arrangements

We are not a party to any employment agreement or severance agreement with an NEO. An NEO whose employment with us terminates in certain circumstances is entitled to compensation that the Compensation Committee believes is appropriate, taking into account the time expected for a terminated NEO to find another job, and is intended to ease the consequences to an NEO of a termination of employment.

The Compensation Committee recognizes the importance to us and our shareholders of avoiding the distraction and loss of key executives that may occur in connection with any rumored, threatened or actual change in control. To that end, the Compensation Committee believes that providing reasonable change in control benefits to our NEOs protects shareholder interests by enhancing executive focus during rumored, threatened or actual change in control activity through incentives to remain with us despite uncertainties while a transaction is under consideration or pending and assurance of benefits in the event of termination of employment in connection with a change in control. To reduce the potential distraction due to personal uncertainties and risks that inevitably arise when a change in control is rumored, threatened or pending, the NEOs are entitled to change in control benefits in connection with incentive compensation awards. The benefits under the incentive compensation awards are subject to a “double trigger” that provides for accelerated vesting of incentive compensation awards in connection with a change in control only if the employment of the NEO is terminated in connection with the change in control.

The Compensation Committee believes that these change in control provisions are appropriate, particularly because we have no employment agreements or other stand-alone change in control agreements relative to the NEOs or other executives. The payments that an NEO would be entitled to receive upon termination or a change in control are not considered by the Compensation Committee when making annual compensation decisions for the NEOs and do not factor into decisions made by the Compensation Committee regarding other compensation elements.

For additional information regarding the termination and change in control arrangements with the NEOs, see the section of this Proxy Statement captioned “Executive Compensation – Potential Payments Upon Termination or Change in Control”.

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Tax Deductibility

Section 162(m) of the Internal Revenue Code generally limits the deduction that we may take for certain remuneration paid in excess of $1,000,000 to any “covered employee” in any one taxable year. Section 162(m) of the Internal Revenue Code applies to the CEO, the CFO and each of our three most highly compensated officers (not including the CEO and the CFO) and any person who has been the CEO, the CFO, or one of the other three most highly compensated officers in any year beginning after December 31, 2016.

The Compensation Committee intends to continue to examine the best method to pay incentive compensation to executive officers, which will include consideration of any changes to Section 162(m) of the Internal Revenue Code. In all cases, whether or not some portion of a covered employee’s compensation is tax deductible, the Compensation Committee will continue to carefully consider the net cost and value of our compensation policies to us.

Compensation Committee Report

The Compensation Committee has reviewed the CD&A contained in this Proxy Statement and discussed the CD&A with management. Based upon such review and discussion, the Compensation Committee recommended to the full Board, and the full Board approved, that the CD&A be included in this Proxy Statement and incorporated by reference into the 2024 Form 10-K.

The foregoing report is provided by the Compensation Committee of the Board.

Compensation Committee

Michael J. Endres, Chair
Kerrii B. Anderson
Paul G. Heller
Ozey K. Horton, Jr.

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Fiscal 2024 Summary Compensation Table

The following table lists, for each of fiscal 2024, fiscal 2023 and fiscal 2022, the compensation of the NEOs (i.e., our CEO, CFO, the three other most highly compensated executive officers at the end of fiscal 2024, and two former executive officers).

						Non-Equity Incentive Plan Compensation

Name and Principal Position(s) During Fiscal 2024	Fiscal Year	Salary ($) (1)	Discretionary Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Annual Incentive Bonus Award ($) (1)	3-year Cash Performance Award ($) (4)	All Other Compensation ($) (5)	Total ($)
B. Andrew Rose	2024	814,904	0	3,961,405	430,770	1,626,240	3,146,666	130,983	10,110,968
President & Chief Execuive Officer	2023	735,038	0	2,246,806	415,798	1,047,900	2,666,666	167,578	7,279,786
	2022	668,038	0	2,533,999	333,944	1,860,000	2,000,000	141,943	7,537,924
Joseph B. Hayek	2024	529,471	250,000	2,708,391	150,510	937,200	1,000,000	90,155	5,665,727
Executive Vice President &	2023	490,769	0	691,211	126,049	613,770	840,000	103,769	2,865,568
Chief Financial & Operations Officer	2022	441,519	0	517,634	104,728	1,100,000	706,666	105,014	2,975,561
Patrick J. Kennedy (6)
Vice President, General Counsel	2024	420,592	250,000	1,219,820	51,900	454,080	283,334	53,368	2,733,094
& Secretary
Sonya L. Higginbotham (6)
Senior Vice President & Chief of Corporate Affairs,	2024	246,608	150,000	1,098,492	30,735	246,381	150,000	98,015	2,020,231
Communications & Sustainability
Steven M. Caravati (7)	2024	358,503	0	929,420	51,900	360,720	150,000	48,838	1,899,381
President, Consumer Products	2023	334,815	0	1,298,194	39,288	243,146	155,900	37,596	2,108,939

Geoffrey G. Gilmore (8)	2024	338,946	0	729,435	142,725	588,652	1,073,332	14,460	2,887,551
Former Executive Vice President	2023	656,515	0	774,713	145,693	810,176	1,026,668	99,462	3,513,227
& Chief Operations Officer	2022	630,669	0	601,900	122,512	1,550,001	946,668	109,721	3,961,471
John P. McConnell (9)	2024	144,859	0	0	0	207,133	2,000,000	12,062	2,364,054
Former Executive Chairman	2023	426,452	0	0	0	427,623	1,676,456	48,902	2,579,433
	2022	410,861	0	0	0	824,000	3,320,600	48,383	4,603,844

(1)
The amounts shown in these columns include that portion of salaries, discretionary bonuses and annual incentive bonus awards the NEOs elected to defer pursuant to the DPSP or the 2005 NQ Plan. Amounts deferred pursuant to the 2005 NQ Plan in fiscal 2024 are separately shown in the “Non-Qualified Deferred Compensation for Fiscal 2024” table in this Proxy Statement.
(2)
The amounts shown in this column include the aggregate grant date fair values of all stock awards granted in the fiscal year reported, computed in accordance with ASC 718, including: (i) the long-term performance share awards granted to the NEOs under the 1997 LTIP in last three fiscal years; (ii) the time-vested restricted common share awards granted to the NEOs in the last three fiscal years; (iii) the special performance share awards (tied to Annualized ATSR and Share Price Growth) granted to the NEOs in April 2024; and (iv) the performance-based/time-vested restricted common share award granted to Mr. Caravati in fiscal 2023. The grant date fair values of the long-term performance share awards and the special performance share awards were calculated assuming achievement at the target levels.The grant date fair value of the long-term performance share awards and the special performance share awards granted to the NEOs in fiscal 2024 assuming the maximum levels of performance will be achieved are $1,959,809 and $2,569,200 for Mr. Rose, $798,120 and $2,141,428 for Mr. Hayek, $277,096 and $963,450 for Mr. Kennedy, $120,865 and $963,450 for Ms. Higginbotham, $277,096 and $1,075,500 for Mr. Caravati, $602,212 for Mr. Gilmore and $0 for Mr. McConnell. See “Note A – Summary of Significant Accounting Policies – Stock-Based Compensation” and “Note L – Stock-Based Compensation” of the Notes to Consolidated Financial Statements in “Item 8. – Financial Statements and Supplementary Data” of the 2024 Form 10-K for the assumptions used regarding the stock awards. The “Grants of Plan-Based Awards for Fiscal 2024” table in this Proxy Statement provides further information on stock awards granted in fiscal 2024.
(3)
The amounts shown in this column represent the aggregate grant date fair values of the stock option awards granted to the NEOs in fiscal 2024 ($25.95 or $16.49 post-Separation per common share), fiscal 2023 ($16.37 or $10.40 post-Separation per common share) and fiscal 2022 ($19.76 or $12.57 post-Separation per common share), computed in accordance with ASC 718. The amounts shown in this column exclude the impact of estimated forfeitures, as required by SEC Rules. See “Note A – Summary of Significant Accounting Policies – Stock-Based Compensation” and “Note L – Stock-Based Compensation” of the Notes to Consolidated Financial Statements in “Item 8. – Financial Statements and Supplementary Data” of the 2024 Form 10-K for the assumptions used and additional information regarding the stock options. The “Grants of Plan-Based Awards for Fiscal 2024 table in this Proxy Statement provides further information on stock option awards granted in fiscal 2024.
(4)
The amounts shown in this column reflect the long-term cash performance awards earned by the NEOs for the three-fiscal-year performance periods ended with fiscal 2024, fiscal 2023 and fiscal 2022. For additional detail, see the sections captioned “Executive Compensation — Compensation Discussion and Analysis — Compensation Components — Long-Term Performance Awards – General” and “— Long-Term Cash Performance Awards” in this Proxy Statement.
(5)
The following table describes each component of the “All Other Compensation” column for fiscal 2024:

Worthington | 2024 Proxy Statement • Executive Compensation 53

Name	Company Contributions under DPSP (401(k) Plan) ($) (a)	Company Contributions under 2005 NQ Plan ($) (b)	Group Term Life and Disability Insurance Premiums Paid ($) (c)	Perquisites ($) (d) (e)
B. Andrew Rose	18,353	74,693	7,492	30,445
Joseph B. Hayek	17,954	52,251	7,110	12,840
Patrick J. Kennedy	18,254	29,526	5,588	*
Sonya L. Higginbotham	17,148	10,379	4,149	66,340
Steven M. Caravati	17,535	13,021	5,442	12,840
Geoffrey G. Gilmore	3,808	0	3,986	6,666
John P. McConnell	8,260	0	3,802	*

(a)
The amounts in this column represent our contributions and our matching contributions made under the DPSP which are described in the section captioned “Executive Compensation — Compensation Discussion and Analysis — Compensation Components — Deferred Profit Sharing Plan” in this Proxy Statement.
(b)
The amounts in this column represent our contributions and our matching contributions made under the 2005 NQ Plan to the bookkeeping accounts of the NEOs. See the “Non-Qualified Deferred Compensation for Fiscal 2024” table in this Proxy Statement for more information concerning the contributions made by us under the 2005 NQ Plan for fiscal 2024.
(c)
The amounts in this column represent the dollar value of the group term life insurance and disability insurance premiums paid by us on behalf of the NEOs.
(d)
Perquisites generally include dues and similar fees paid by us for Club memberships used by the NEOs for both business and personal use. Such membership dues and similar fees amounted to $12,840 for each of Messrs. Rose, Hayek, and Caravati; and $66,340 (inclusive of membership dues and initiation fee) for Ms. Higginbotham. Perquisites also include the aggregate incremental cost of the personal use of our aircraft, which amounted to $17,605 for Mr. Rose and $6,666 for Mr. Gilmore. The reported aggregate incremental cost of the personal use of our aircraft is based on the direct costs associated with operating a flight, including fuel, landing fees, pilot and flight attendant fees, on-board catering and trip-related hangar costs and excluding the value of the disallowed corporate income tax deductions associated with the personal use of the aircraft. Since our aircraft are used primarily for business travel, the reported aggregate incremental cost excludes fixed costs which do not change based on usage, including depreciation and monthly management fees.
(e)
The column shows “*” when the aggregate value of the perquisites and other personal benefits received by the NEO for the fiscal year was less than $10,000.
(6)
Mr. Kennedy and Ms. Higginbotham did not qualify as an NEO under SEC Rules until fiscal 2024. Accordingly, this table shows information for fiscal 2024 only.
(7)
Mr. Caravati did not qualify as an NEO under SEC Rules until fiscal 2023. Accordingly, this table shows information for him for fiscal 2024 and fiscal 2023 only.
(8)
In connection with the Separation, Mr. Gilmore now serves as President and CEO of WS. Pursuant to the EMA, WS agreed to pay Mr. Gilmore’s annual cash incentive bonus award for fiscal 2024, and the ultimate payment will be determined by WS. The amount reported for Mr. Gilmore in the “Non-Equity Incentive Plan Compensation” column for fiscal 2024 reflects our estimate of Mr. Gilmore’s annual cash incentive bonus award payout for the pre-Separation period. The amounts listed in the "Stock Awards" and "Option Awards" columns reflect awards that were converted into WS awards under the EMA.
(9)
Mr. McConnell retired as our Executive Chairman on September 27, 2023.

54 Worthington | 2024 Proxy Statement • Executive Compensation

Grants of Plan-Based Awards

The following table provides information about the equity and non-equity awards granted to the NEOs in fiscal 2024. In connection with the Separation, incentive awards granted by us before, and remaining outstanding at, the Separation were equitably adjusted pursuant to the EMA to preserve the overall intrinsic value of the incentive awards. The amounts included in the following table and its footnotes reflect those equitable adjustments. Equity-based incentive awards held by Mr. Gilmore were also converted into WS common shares at the time of the Separation, and the footnotes to the following table provide the converted amounts for Mr. Gilmore. For additional information, see the “Compensation Discussion and Analysis – Treatment of Incentive Compensation Awards in Connection with the Separation” section in this Proxy Statement.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (8)
Name	Grant Date	Compensation Committee Approval Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (# of Common Shares)	Target (# of Common Shares)	Maximum (# of Common Shares)	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Common Shares Underlying Options (9)	Exercise or Base Price of Option Awards ($/Share)	Closing Market Price On Date of Grant ($) (9) (10)	Grant Date Fair Value of Stock and Option Awards ($) (11)
B. Andrew Rose			(1)	577,500	1,155,000	2,310,000
			(2)	860,000	1,720,000	3,440,000
	6/30/2023	6/27/2023					10,754	21,508	43,016					949,516
	6/30/2023	6/27/2023									26,124	44.15	69.47	430,770
	6/30/2023	6/27/2023	(3)							29,429				1,299,089
	4/9/2024	4/9/2024					10,000	20,000	30,000					956,000
	4/9/2024	4/9/2024					10,000	20,000	30,000					756,800
Joseph B. Hayek			(1)	332,813	665,625	1,331,250
			(2)	300,000	600,000	1,200,000
	6/30/2023	6/27/2023					4,380	8,759	17,518					386,670
	6/30/2023	6/27/2023									9,127	44.15	69.47	150,510
	6/30/2023	6/27/2023	(3)							10,386				458,502
	12/21/2023	12/18/2023	(4)							7,500				435,600
	4/9/2024	4/9/2024					8,335	16,670	25,005					796,826
	4/9/2024	4/9/2024					8,335	16,670	25,005					630,793
Patrick J. Kennedy			(1)	161,250	322,500	645,000
			(2)	100,000	200,000	400,000
	6/30/2023	6/27/2023					1,521	3,041	6,082					134,286
	6/30/2023	6/27/2023									3,147	44.15	69.47	51,900
	6/30/2023	6/27/2023	(3)							3,462				152,834
	12/21/2023	12/18/2023	(4)							5,000				290,400
	4/9/2024	4/9/2024					3,750	7,500	11,250					358,500
	4/9/2024	4/9/2024					3,750	7,500	11,250					283,800
Sonya L.			(1)	87,493	174,987	349,973
Higginbotham			(2)	37,500	75,000	150,000
	6/30/2023	6/27/2023					472	944	1,888					41,682
	6/30/2023	6/27/2023									1,101	44.15	69.47	18,165
	6/30/2023	6/27/2023	(3)							1,258				55,576
	12/21/2023	12/18/2023					150	300	600					17,424
	12/21/2023	12/18/2023									600	58.08	58.08	12,570
	12/21/2023	12/18/2023	(4)							4,000				232,320
	12/21/2023	12/18/2023	(5)							600				34,848
	12/21/2023	12/18/2023	(6)							960				55,757
	12/21/2023	12/18/2023	(7)							320				18,586
	4/9/2024	4/9/2024					3,750	7,500	11,250					358,500
	4/9/2024	4/9/2024					3,750	7,500	11,250					283,800
Steven M. Caravati			(1)	180,000	360,000	720,000
			(2)	100,000	200,000	400,000
	6/30/2023	6/27/2023					1,521	3,041	6,082					134,286
	6/30/2023	6/27/2023									3,147	44.15	69.47	51,900
	6/30/2023	6/27/2023	(3)							3,462				152,834
	4/9/2024	4/9/2024					3,750	7,500	11,250					358,500
	4/9/2024	4/9/2024					3,750	7,500	11,250					283,800
Geoffrey G. Gilmore			(1)	209,039	418,077	836,154
			(2)	280,000	560,000	1,120,000
	6/30/2023	6/27/2023					3,305	6,609	13,218					291,774
	6/30/2023	6/27/2023									8,655	44.15	69.47	142,725
	6/30/2023	6/27/2023	(3)							9,914				437,661
John P. McConnell				73,556	147,111	294,223

(1)
These rows show the potential payouts which could have been earned under annual cash incentive bonus awards granted under the Annual Incentive Plan for Executives, based on achievement of specified levels of performance for fiscal 2024. The types of performance measured and the weighting of those measurements are described in the section captioned “Executive Compensation — Compensation Discussion and Analysis — Compensation Components — Annual Cash Incentive Bonus Compensation” in this Proxy Statement. For fiscal 2024, the NEOs earned the amounts shown in the “2024” rows of the “Annual Incentive Bonus Award” column of the “Fiscal 2024 Summary Compensation Table” in this Proxy Statement. Please also see the discussion in the section captioned “Executive Compensation — Compensation Discussion and Analysis — Cash Compensation Earned in Fiscal 2024 and Company Performance” in this Proxy Statement for more information about these awards.

Worthington | 2024 Proxy Statement • Executive Compensation 55

(2)
These rows show the potential payouts under long-term cash performance awards granted to the NEOs under the 1997 LTIP for the three-fiscal-year performance period from June 1, 2023 to May 31, 2026. The types of performance measured and the weighting of those measurements are described in the section captioned “Executive Compensation — Compensation Discussion and Analysis — Compensation Components — Long-Term Performance Awards — General” in this Proxy Statement. For further information on the terms of the long-term cash performance awards, see the discussion in the sections captioned “Executive Compensation — Compensation Discussion and Analysis — Compensation Components — Long-Term Performance Awards — General”, “— Long-Term Cash Performance Awards”, and “— Long-Term Performance Awards — Impact of Termination/Change in Control” in this Proxy Statement. For additional information about the effect of termination or a change in control, also see the discussion in the section captioned “Executive Compensation – Compensation Discussion and Analysis — Termination and Change in Control Arrangements” and “Executive Compensation — Potential Payments Upon Termination or Change in Control” in this Proxy Statement.
(3)
These rows show the time-vested restricted common shares awarded effective June 30, 2023 under the 1997 LTIP, which will generally cliff vest three years after the grant date. The restricted common shares are held in escrow by us and may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the restrictions thereon have lapsed. Each holder of a restricted common share award may exercise any voting rights associated with the restricted common shares during the restriction period. In addition, any dividends or distributions paid with respect to the restricted common shares will be held by us in escrow during the restriction period and, at the end of the restriction period, will be distributed or forfeited in the same manner as the restricted common shares with respect to which they were paid.

These time-vested restricted common share awards are generally forfeited in the event of termination of an NEO’s employment before vesting, except that (i) the restricted common shares will fully vest if the NEO dies or becomes totally disabled, (ii) a pro-rated portion of the restricted common shares will vest upon the NEO’s retirement, and (iii) the Compensation Committee, in its discretion, may elect to vest all or a portion of the restricted common shares upon the NEO’s retirement. For information on the effect of termination or a change in control, see the discussion in the section captioned “Executive Compensation — Compensation Discussion and Analysis — Termination and Change in Control Arrangements” and “Executive Compensation — Potential Payments Upon Termination or Change in Control” in this Proxy Statement.

The grant date fair value for the annual time-vested restricted common share awards, computed in accordance with ASC 718, was calculated by multiplying the number of restricted common shares granted (i.e., the number of common shares originally issued on the grant date, and not the number of Separation-adjusted shares shown in this table) by the $69.47 closing price of the common shares on the grant date . See “Note A – Summary of Significant Accounting Policies – Stock-Based Compensation” and “Note L – Stock-Based Compensation” of the Notes to Consolidated Financial Statements in “Item 8. – Financial Statements and Supplementary Data” of the 2024 Form 10-K for additional information regarding the awards. With respect to the common shares shown for Mr. Gilmore, at Separation, the award of 9,914 common shares was converted into an award for 20,347 WS common shares.

(4)
These rows show the time-vested restricted common shares awarded effective on December 21, 2023 to Mr. Hayek, Mr. Kennedy and Ms. Higginbotham, in connection with their efforts in leading the execution of the Separation, under the 1997 LTIP with a three-year cliff vesting period. The terms of these awards, and the manner in which the grant date fair value of these awards were computed, are substantially the same as for the time-vested restricted common share awards described in footnote (3) above.
(5)
These rows show the time-vested restricted common shares awarded effective on December 21, 2023 to Ms. Higginbotham in connection with her recent promotion, under the 1997 LTIP with a three-year cliff vesting period. The terms of these awards, and the manner in which the grant date fair value of these awards were computed, are substantially the same as for the time-vested restricted common share awards described in footnote (3) above.
(6)
This row shows the time-vested restricted common shares awarded effective on December 21, 2023 to Ms. Higginbotham, in connection with her recent promotion, under the 1997 LTIP with a two-year cliff vesting period. The terms of this award (other than the vesting period), and the manner in which the grant date fair value of this award was computed, are substantially the same as for the time-vested restricted common share awards described in footnote (3) above.
(7)
This row shows the time-vested restricted common shares awarded effective on December 21, 2023 to Ms. Higginbotham, in connection with her recent promotion, under the 1997 LTIP with a one-year cliff vesting period. The terms of this award (other than the vesting period), and the manner in which the grant date fair value of this award was computed, are substantially the same as for the time-vested restricted common share awards described in footnote (3) above.
(8)
These columns show the potential payouts under (i) long-term performance share awards granted to the NEOs in June and December 2023 under the 1997 LTIP for the three-fiscal-year performance period from June 1, 2023 to May 31, 2026, and (ii) the special performance share awards granted to the NEOs in April 2024 under the 1997 LTIP. The types of performance measured and the weighting of those measurements are described in the section captioned “Executive Compensation — Compensation Discussion and Analysis — Compensation Components — Long-Term Performance Awards — General” and “— Long-Term Performance Awards — Special Performance Awards”, in this Proxy Statement. For further information on the terms of the performance share awards, including those applicable to termination or a change in control, see the discussion in the sections captioned “Executive Compensation — Compensation Discussion and Analysis — Termination and Change in Control Arrangements”, “— Long-Term Performance Awards — General”, “— Long-Term Performance Awards — Special Performance Awards”, “— Long-Term Performance Share Awards” and “— Long-Term Performance Awards — Impact of Termination/Change in Control” and “Executive Compensation —Potential Payments Upon Termination or Change in Control” in this Proxy Statement. The grant date fair value for the long-term performance share awards, computed in accordance with ASC 718, was calculated based upon the target award and the closing price of the common shares on the date of grant, which was $69.47 for the awards issued in June 2023 and $58.08 for the awards issued in December 2023. The grant date fair value for the special performance awards granted to the NEOs in April 2024 was $37.84 (Annualized ATSR) and $47.80 (Share Price Growth) per common share, determined using the Monte Carlo simulation model. With respect to the common shares shown for Mr. Gilmore, at Separation, the award of 6,609 common shares was converted into an award for 13,564 WS common shares.
(9)
These stock options were granted under the 2010 Stock Option Plan with exercise prices equal to the closing price of the common shares on the grant dates. The stock options become exercisable in increments of one-third per year on each of the first through third anniversaries of their grant date. For further information on the terms of the stock options, see the discussion in the section captioned “Executive Compensation — Compensation Discussion and Analysis — Compensation Components — Stock Options” in this Proxy Statement. For information on the effect of a termination or change in control, see the discussion in the section captioned “Executive Compensation — Compensation Discussion and Analysis — Termination and Change in Control Arrangements” and “Executive Compensation – Potential Payments Upon Termination or Change in Control” in this Proxy Statement. The grant date fair value of the stock options awarded on June 30, 2023 was $25.95 per share, computed in accordance with ASC 718. The grant date fair value of the stock options awarded on December 21, 2023, was $20.95 per share, computed in accordance with ASC 718. Generally, the grant date fair value of the stock options is the aggregate amount we would include as a compensation expense in our consolidated financial statements over each award’s three-year vesting schedule. See “Note A — Summary of Significant Accounting Policies — Stock-Based Compensation” and “Note L — Stock-Based Compensation” of the Notes to Consolidated Financial Statements in “Item 8. — Financial Statements and Supplementary Data” of the 2024 Form 10-K for the method (Black-Scholes) used in calculating the fair value of the stock option awards and additional information regarding the stock option awards. With respect to the common shares shown for Mr. Gilmore, at Separation, the award of 8,655 common shares was converted into an award for 17,763 WS common shares.

56 Worthington | 2024 Proxy Statement • Executive Compensation

(10)
The amounts shown in this column are the closing market prices on the grant date, and such amounts have not been adjusted in connection the Separation. As a result, they may differ from the exercise price amounts shown in this table, which exercise prices have been adjusted in connection with the Separation.
(11)
As noted above, the grant date fair value is computed in accordance with ASC 718 using the number of common shares issued on the grant date and the closing price of the common shares on the grant date. As such, the grant date fair value of all grants made prior to the date of the Separation are calculated using the number of common shares issued on the grant date, and not the number of Separation-adjusted common shares shown in this table.

Worthington | 2024 Proxy Statement • Executive Compensation 57

Outstanding Equity Awards at Fiscal 2024 Year-End

The following table summarizes the outstanding stock option awards, restricted common share awards and long-term performance share awards held by the NEOs as of May 31, 2024. Mr. Gilmore has been excluded from the following table as all of his outstanding equity awards converted into WS equity awards at the time of the Separation. As a result, he did not have any of our equity awards outstanding as of May 31, 2024. For additional information about equity awards, see the discussion in the sections captioned “Executive Compensation — Compensation Discussion and Analysis — Compensation Components — Stock Options”, “— Long-Term Performance Awards – General”, “— Long-Term Performance Share Awards”, “— Annual Restricted Common Share Awards to Executives”, “— Other Restricted Common Share Awards to NEOs in Fiscal 2024” and “— Special Performance Awards”, in this Proxy Statement.

In connection with the Separation, incentive awards granted by us before, and remaining outstanding at, the Separation were equitably adjusted pursuant to the EMA to preserve the overall intrinsic value of the incentive awards. The amounts included in the following table and its footnotes reflect those equitable adjustments. For additional information, see the “Compensation Discussion and Analysis – Treatment of Incentive Compensation Awards in Connection with the Separation” section in this Proxy Statement.

Option Awards (1)						Stock Awards
Name	No. of Common Shares Underlying Unexercised Options (#) Exercisable	No. of Common Shares Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	No. of Shares or Units of Stock that Have Not Vested (#) (2)		Market Value of Common Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Performance Period Ending Date
B. Andrew Rose	17,729	8,867	(5)	38.25	06/25/2031
	13,325	26,648	(6)	29.48	06/24/2032
	0	26,124	(7)	44.15	06/30/2033
						49,100	(8)	2,800,173
						42,805	(9)	2,441,169
						29,429	(10)	1,678,336
									60,012	3,422,484	05/31/2025
									39,342	2,243,674	05/31/2026
Joseph B. Hayek	5,561	2,779	(5)	38.25	06/25/2031
	4,039	8,078	(6)	29.48	06/24/2032
	0	9,127	(7)	44.15	06/30/2033
						8,183	(8)	466,676
						12,904	(9)	735,915
						10,386	(10)	592,314
						39,343	(11)	2,243,731
						78,687	(12)	4,487,520
						7,500	(13)	427,725
									19,932	1,136,722	05/31/2025
									13,534	771,844	05/31/2026
Patrick J. Kennedy	840	418	(5)	38.25	06/25/2031
	1,258	2,518	(6)	29.48	06/24/2032
	0	3,147	(7)	44.15	06/30/2033
						1,416	(8)	80,754
						4,091	(9)	233,310
						3,462	(10)	197,438
						5,000	(13)	285,150
									6,608	376,854	05/31/2025
									4,406	251,274	05/31/2026
Sonya L.	840	418	(5)	38.25	06/25/2031
Higginbotham	681	1,364	(6)	29.48	06/24/2032
	0	1,101	(7)	44.15	06/30/2033
	0	600	(14)	58.08	12/21/2033
						1,416	(8)	80,754
						1,888	(9)	107,673
						1,258	(10)	71,744
						4,000	(13)	228,120
						600	(13)	34,218
						960	(15)	54,749
						320	(16)	18,250
									2,516	143,487	05/31/2025
									2,488	141,891	05/31/2026

58 Worthington | 2024 Proxy Statement • Executive Compensation

Option Awards (1)						Stock Awards
Name	No. of Common Shares Underlying Unexercised Options (#) Exercisable	No. of Common Shares Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	No. of Shares or Units of Stock that Have Not Vested (#) (2)		Market Value of Common Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Performance Period Ending Date
Steven M. Caravati	1,362	683	(5)	38.25	06/25/2031
	1,258	2,518	(6)	29.48	06/24/2032
	0	3,147	(7)	44.15	06/30/2033
						2,045	(8)	116,626
						4,091	(9)	233,310
						23,606	(9)	1,346,250
						3,462	(10)	197,438
						15,737	(17)	897,481
									6,608	376,854	05/31/2025
									4,406	251,274	05/31/2026
John P. McConnell	55,081	0		19.65	06/26/2025
	41,704	0		26.88	06/30/2026
	34,622	0		30.35	06/29/2027
	34,622	0		27.27	06/28/2028
	42,491	0		24.73	06/27/2029
	17,625	0		23.47	06/25/2030
						n/a		n/a
									0	0	05/31/2025
									0	0	05/31/2026

(1)
All stock options outstanding as of May 31, 2024 were granted under the 2010 Stock Option Plan with exercise prices equal to the fair market value of the underlying common shares on the date of grant. All unvested stock options become exercisable in increments of one-third per year for the first three anniversaries of the grant date, subject to continued employment of the NEO and the terms of each stock option award. See the discussion in the section captioned “Executive Compensation — Compensation Discussion and Analysis — Compensation Components — Stock Options” in this Proxy Statement. The dates listed for vesting of the stock options in footnotes (5), (6) (7) and (14) below are subject to continued employment of the NEO and the terms of the applicable stock option awards.
(2)
The restricted common shares granted to the NEOs are held in escrow by us and may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the restrictions thereon have lapsed. Each holder of restricted common shares may exercise any voting rights associated with the restricted common shares during the restriction period. In addition, any dividends or distributions paid with respect to the common shares underlying the restricted common shares will be held by us in escrow during the restriction period and, at the end of the restriction period, will be distributed or forfeited in the same manner as the restricted common shares with respect to which they were paid. For further information concerning the terms of the restricted common shares granted to the NEOs, please see the discussion in the sections captioned “Executive Compensation — Compensation Discussion and Analysis — Compensation Components — Annual Restricted Common Share Awards to Executives”, “— Other Restricted Common Share Awards to NEOs in Fiscal 2024”, “— Special Performance Awards” and “— Grants of Plan-Based Awards” in this Proxy Statement.
(3)
Each market value shown in this column is calculated by multiplying the number of restricted common shares by the $57.03 closing price of the common shares on May 31, 2024, the last business day of fiscal 2024, without any discount for restrictions.
(4)
The amounts shown in these columns assume that the long-term performance share awards granted for each of the three-fiscal-year periods ending with fiscal 2025 and fiscal 2026 will be earned at the maximum amount based upon achieving those specified performance levels and multiplying such amount by the $57.03 closing price of the common shares on May 31, 2024, the last business day of fiscal 2024; however, pursuant to the terms of the EMA, the awards granted for the three-year period ending fiscal 2025 will be paid at target. See the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns of the “Grants of Plan-Based Awards for Fiscal 2024” table in this Proxy Statement for the threshold, target and maximum number of long-term performance shares that may be received for the three-fiscal-year performance period ending with fiscal 2026.
(5)
Unexercisable stock options vested on June 25, 2024.
(6)
Unexercisable stock options vested 50% on June 24, 2024 and will vest 50% on June 24, 2025, subject to continued employment of the NEO and the terms of the stock option award.
(7)
Unexercisable stock options vested one-third on June 30, 2024 and will vest one-third on each of June 30, 2025 and June 30, 2026, subject to continued employment of the NEO and the terms of the stock option award.
(8)
This time-vested restricted common share award was granted effective June 25, 2021under the 1997 LTIP, and became fully vested on June 25, 2024, the third anniversary of the date of grant.
(9)
This time-vested restricted common share award was granted effective June 24, 2022 under the 1997 LTIP, and will become fully vested on the third anniversary of the date of grant, subject to continued employment of the NEO and the terms of the time-vested restricted common share award.
(10)
This time-vested restricted common share award was granted effective June 30, 2023 under the 1997 LTIP, and will become fully vested on the third anniversary of the date of grant, subject to continued employment of the NEO and the terms of the time-vested restricted common share award.

Worthington | 2024 Proxy Statement • Executive Compensation 59

(11)
This time-vested restricted common share award was granted effective September 25, 2019 under the 1997 LTIP, and will become fully vested on September 25, 2024, subject to continued employment of the NEO and the terms of the time-vested restricted common share award.
(12)
Effective September 25, 2019, the NEO received this performance-based/time-vested restricted common share award which will vest if both: (a) the closing price of the common shares equals or exceeds $65.00 per share for 90 consecutive calendar days during the five-year period ending on September 25, 2024; and (b) the NEO has continuously remained our employee through September 25, 2024.
(13)
This time-vested restricted common share award was granted effective December 21, 2023 under the 1997 LTIP, and will become fully vested on December 21, 2026, subject to continued employment of the NEO and the terms of the time-vested restricted common share award.
(14)
Unexercisable stock options will vest one-third on each of December 21, 2024, December 21, 2025 and December 21, 2026, subject to continued employment of the NEO and the terms of the stock option award.
(15)
This time-vested restricted common share award was granted effective December 21, 2023 under the 1997 LTIP, and will become fully vested on December 21, 2025, subject to continued employment of the NEO and the terms of the time-vested restricted common share award.
(16)
This time-vested restricted common share award was granted effective December 21, 2023 under the 1997 LTIP, and will become fully vested on December 21, 2024, subject to continued employment of the NEO and the terms of the time-vested restricted common share award.
(17)
Effective June 24, 2022, the NEO received this performance-based/time-vested restricted common share award which will vest if both: (a) the closing price of the common shares averages $65.00 per share for 90 consecutive calendar days during the five-year period ending on June 24, 2027; and (b) the NEO has continuously remained our employee through June 24, 2025, or, if later, the date the common share price condition is met. Further information on this award is set forth in the section captioned “Executive Compensation — Compensation Discussion and Analysis — Compensation Components — Special Performance Awards” in this Proxy Statement.

60 Worthington | 2024 Proxy Statement • Executive Compensation

Option Exercises and Stock Vested

The following table sets forth information about (i) non-qualified stock options exercised by NEOs in fiscal 2024; (ii) long-term performance share awards earned by NEOs for the three-fiscal-year period ended with fiscal 2024; and (iii) time-vested restricted common shares held by NEOs which vested in fiscal 2024:

	Option Awards		Stock Awards
Name	Number of Common Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Common Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
B. Andrew Rose	136,127	4,651,102
			39,866	(1)	1,801,146	(1)
			24,000	(2)	1,472,880	(2)
			175,000	(3)	11,970,000	(3)
Joseph B. Hayek	28,500	855,752
			12,796	(1)	578,123	(1)
			8,500	(2)	521,645	(2)
Patrick J. Kennedy	0	0
			3,564	(1)	161,022	(1)
			600	(4)	41,430	(4)
Sonya L. Higginbotham	0	0
			1,888	(1)	85,300	(1)
			1,600	(2)	98,192	(2)
Steven M. Caravati	0	0
			1,887	(1)	85,255	(1)
			1,600	(2)	98,192	(2)
Geoffrey G. Gilmore	24,234	756,773
			36,600	(2)	2,246,142	(2)
			50,000	(3)	3,420,000	(3)
			30,000	(5)	2,052,000	(3)
John P. McConnell	26,753	850,745
			9,400	(2)	576,878	(2)

(1)
The number of common shares acquired on vesting relates to long-term performance share awards granted effective June 1, 2021, and represents the common shares earned with respect to the three-fiscal-year period ended with fiscal 2024. The value realized on vesting represents the number of common shares earned multiplied by the closing market price of the common shares on the July 2, 2024 release date ($45.18 per common share). The number of common shares actually received by the NEOs was reduced in each case by the withholding of common shares to pay income taxes associated with the value realized upon vesting, with the net number of common shares received by each of the NEOs as follows: Mr. Rose – 21,785; Mr. Hayek – 6,991; Mr. Kennedy - 1,946; Ms. Higginbotham - 1,031; and Mr. Caravati - 1,030.
(2)
The number of common shares acquired on vesting relates to the time-vested restricted common share awards granted on June 25, 2020, which vested on June 25, 2023. The value realized on vesting represents the number of common shares vested multiplied by the closing market price of the common shares on June 25, 2023 ($61.37 per common share). The number of common shares actually received by each NEO was reduced by the withholding of common shares to pay income taxes associated with the value realized upon vesting, with the net number of common shares received by each of the NEOs as follows: Mr. Rose – 13,116; Mr. Hayek – 4,645; Ms. Higginbotham - 831; Mr. Caravati - 876; Mr. Gilmore – 20,001; and Mr. McConnell – 6,415.
(3)
The number of common shares acquired on vesting relates to the performance-based, time-vested restricted common share award granted on September 26, 2018, which vested on September 26, 2023. The value realized on vesting represents the number of common shares vested multiplied by the closing market price of the common shares on September 26, 2023 ($68.40 per common share). The number of common shares actually received by each NEO was reduced by the withholding of common shares to pay income taxes associated with the value realized upon vesting, with the net number of common shares received by each of the NEOs as follows: Mr. Rose – 95,637; and Mr. Gilmore – 27,325.
(4)
The number of common shares acquired on vesting relates to the time-vested restricted common share award granted on September 17, 2020, which vested on September 17, 2023. The value realized on vesting represents the number of common shares vested multiplied by the closing market price of the common shares on September 17, 2023 ($69.05 per common share). The number of common shares actually received by Mr. Kennedy was reduced by the withholding of common shares to pay income taxes associated with the value realized upon vesting, with the net number of common shares received being 328 common shares.
(5)
The number of common shares acquired on vesting relates to the time-vested restricted common share award granted on September 26, 2018, which vested on September 26, 2023. The value realized on vesting represents the number of common shares vested multiplied by the closing market price of the common shares on September 26, 2023 ($68.40 per common share). The number of common shares actually received by Mr. Gilmore was reduced by the withholding of common shares to pay income taxes associated with the value realized upon vesting, with the net number of common shares received being 16,395 common shares.

Worthington | 2024 Proxy Statement • Executive Compensation 61

Non-Qualified Deferred Compensation

We maintain two Employee Deferral Plans which provide for the deferral of compensation on a basis that is not tax-qualified – the 2000 NQ Plan and the 2005 NQ Plan. Contributions and deferrals for the period from March 1, 2000 through December 31, 2004 are maintained under the 2000 NQ Plan. Contributions and deferrals for periods on or after January 1, 2005 are maintained under the 2005 NQ Plan, which was adopted to replace the 2000 NQ Plan in order to comply with the provisions of Section 409A of the Internal Revenue Code. The terms of the 2005 NQ Plan, which are discussed below, are similar to those of the 2000 NQ Plan but are more restrictive with respect to the timing of deferral elections and the ability of participants to change the time and manner in which accounts will be paid. The Employee Deferral Plans are intended to supplement the DPSP. For further information on the terms of the Employee Deferral Plans, see the discussion in the section captioned “Executive Compensation — Compensation Discussion and Analysis — Compensation Components — Non-Qualified Deferred Compensation” in this Proxy Statement.

Highly-compensated employees, including the NEOs, are eligible to participate in the Employee Deferral Plans. All NEOs participate in the 2005 NQ Plan, and Mr. McConnell is the only NEO who is a participant in the legacy 2000 NQ Plan.

Under the 2005 NQ Plan, participants may defer the payment of up to 50% of their base salary and up to 100% of their bonus and/or annual cash incentive bonus awards. Deferred amounts are credited to the participants’ bookkeeping accounts under the 2005 NQ Plan at the time the base salaries and/or bonus/annual cash incentive bonus awards would have otherwise been paid. In addition, we may make discretionary employer contributions to participants’ bookkeeping accounts in the 2005 NQ Plan. For the 2024, 2023 and 2022 calendar years, in order to provide the same percentage of retirement-related deferred compensation contributions to participants compared to other employees that would have been made but for the IRS limits on annual compensation that may be considered under tax-qualified plans, we made contributions to participants’ bookkeeping accounts under the 2005 NQ Plan equal to (i) 3% of a participant’s annual compensation (base salary plus bonus/annual cash incentive bonus award) in excess of the IRS maximum; and (ii) a matching contribution of 50% of the first 4% of annual compensation contributed by the participant to the DPSP to the extent not matched by us under the DPSP.

Participants in the 2005 NQ Plan may elect to have their bookkeeping accounts treated as invested (a) with a rate of return reflecting (i) a fixed interest rate which is set annually by the Compensation Committee (4.07% for fiscal 2024) or (ii) the returns on those investment options available under the DPSP, or (b) in theoretical common shares reflecting increases or decreases in the value of the common shares with dividends deemed reinvested. Any portion of a participant’s bookkeeping account credited to theoretical common shares must remain credited to theoretical common shares until distributed. Otherwise, participants in the 2005 NQ Plan may change the investment options for their bookkeeping accounts as of the time permitted under the DPSP for the same or a similar investment option.

Bookkeeping accounts of participants are fully vested under the 2005 NQ Plan. Theoretical common shares are paid in whole common shares and cash in lieu of fractional common shares and all other amounts are paid in cash. Payouts are made as of a specified date selected by the participant or, subject to the timing requirements of Section 409A of the Internal Revenue Code, when the participant is no longer employed by us. Payouts are made in a lump sum or in installments, as chosen by the participant at the time the deferral election is made. The Compensation Committee may permit hardship withdrawals from a participant’s bookkeeping account under the 2005 NQ Plan in accordance with defined guidelines.

62 Worthington | 2024 Proxy Statement • Executive Compensation

The following table provides information concerning the participation by the NEOs in the Employee Deferral Plans for fiscal 2024:

Name	Name of Plan	Executive Contributions in Fiscal 2024 ($) (1)	Company Contributions in Fiscal 2024 ($) (2)	Aggregate Earnings in Fiscal 2024 ($) (3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at May 31, 2024 ($) (4)
B. Andrew Rose	2005 NQ Plan	205,896	74,693	583,423	0	4,380,600
Joseph B. Hayek	2005 NQ Plan	90,841	52,251	166,462	0	983,455
Patrick J. Kennedy	2005 NQ Plan	37,287	29,526	22,855	0	185,915
Sonya L. Higginbotham	2005 NQ Plan	6,473	10,379	4,707	0	37,879
Steven M. Caravati	2005 NQ Plan	40,236	13,021	65,456	0	306,043
Geoffrey G. Gilmore	2005 NQ Plan	0	0	381,805	(1,051,081)	0
John P. McConnell	2000 NQ Plan	0	0	6,231	(387,636)	0
	2005 NQ Plan	0	0	26,985	(819,720)	0

(1)
The amounts in this column reflect contributions to the 2005 NQ Plan during fiscal 2024 as a result of deferrals of base salary and/or annual cash incentive bonus awards which would otherwise have been paid to the NEOs. These amounts are also included in the “Salary” or “Annual Incentive Bonus Award” columns, respectively, for fiscal 2024 in the “Fiscal 2024 Summary Compensation Table” in this Proxy Statement.
(2)
These contributions are included in the “All Other Compensation” column in the “Fiscal 2024 Summary Compensation Table” in this Proxy Statement.
(3)
The amounts included in this column represent the aggregate earnings accrued during fiscal 2024. Since the earnings on compensation that has been deferred under the Employee Deferral Plans by the NEOs do not represent “above-market” earnings for purposes of SEC Rules, none of the amounts included in this column have been reported in the “Fiscal 2024 Summary Compensation Table” in this Proxy Statement.
(4)
The amounts included in this column represent contributions by us or the NEOs and credited to the respective NEOs’ bookkeeping accounts under the 2000 NQ Plan (for Mr. McConnell only) or the 2005 NQ Plan (for all NEOs), and earnings on the amounts credited to those accounts. The total amount of our and NEO contributions to the Employee Deferral Plans, which are included in this column are as follows: (a) Mr. Rose - $2,746,020; (b) Mr. Hayek - $694,600; (c) Mr. Kennedy - $157,502; (d) Ms. Higginbotham - $33,106; (e) Mr. Caravati - $203,457; (f) Mr. Gilmore – $376,773; and (g) Mr. McConnell – $197,713 (2000 NQ Plan) and $664,313 (2005 NQ Plan). Includes amounts previously reported as compensation to the NEOs, as applicable, in the Summary Compensation Table for fiscal 2023 and fiscal 2022 as follows: (a) Mr. Rose, $214,254; (b) Mr. Hayek, $108,977; (c) Mr. Caravati, $18,019; (d) Mr. Gilmore, $119,373; and (e) Mr. McConnell, $68,332 (2005 NQ Plan). The aggregate balance shown for each of the NEOs is fully vested.

Worthington | 2024 Proxy Statement • Executive Compensation 63

Potential Payments Upon Termination

or Change in Control

This section addresses the rights of the NEOs in the event their employment with us is terminated or upon a change in control (as described later in this section). The narrative discussion and tables below set forth the compensation payable to each NEO (or his or her beneficiaries, as applicable) as a result of the NEO’s termination of employment with us under various scenarios or upon a change in control. The amounts shown in the tables below are based on the assumption that the NEO’s termination and/or change in control were effective as of May 31, 2024, the final day of fiscal 2024. The closing market price of the common shares on May 31, 2024, the final trading day of fiscal 2024, was $57.03. The actual amounts that would be payable in connection with the termination of a NEO or a change in control could only be determined at the time of the actual triggering event and may differ materially from those estimated and presented in this Proxy Statement.

Annual Cash Incentive Bonus Awards

Termination of employment before the end of the applicable annual performance period results in forfeiture of annual cash incentive bonus awards, except that if the NEO dies, becomes disabled or retires, the award will be payable based on (1) the extent to which the performance goals applicable to the award are satisfied through the end of the applicable performance period and (2) a pro rata amount determined by the number of full months in the performance period that passed prior to such termination.

Unless the Compensation Committee provides otherwise at the time of establishing the annual cash incentive bonus award, if, during the applicable annual performance period, a change in control occurs and the NEO’s employment is terminated for any reason, then the annual cash incentive bonus award will be payable at the target level upon termination of employment.

Stock Options

Termination of employment results in the forfeiture of unvested stock options, except that the Compensation Committee may exercise its discretion to cause all or a portion of the unvested stock options to vest upon retirement, death or disability. Upon termination of employment due to retirement, death or disability, the vested portion of any outstanding stock options will remain exercisable until the earlier of the stock option’s stated expiration date or 36 months after the termination of employment.

If a change in control occurs and the NEO’s employment is, during the two years following the change in control, terminated by us without cause or terminated by the NEO due to an adverse change in the executive’s terms of employment (also referred to as a “constructive termination”), the unvested portion of any outstanding stock options will vest and become exercisable upon termination of employment. Additionally, the then vested portion of any outstanding stock options will remain exercisable until the earlier of the stock option’s stated expiration date or 12 months after the termination of employment. The Compensation Committee may allow the NEO to elect, during the 60-day period following a change in control, to surrender all or a portion of any outstanding stock option in exchange for a cash payment equal to the excess of the change in control price per share over the exercise price per share.

Long-Term Cash Performance Awards and Long-Term Performance Share Awards

Termination of employment results in forfeiture of long-term cash performance awards and long-term performance share awards, except if termination is due to death, disability or retirement, a pro rata payout will be made for performance periods ending 24 months or less after termination of employment based on the number of months of employment completed by the participant during the performance period before the effective date of termination, provided that the applicable performance goals are achieved. No payout will be made for performance periods ending more than 24 months after termination of employment.

Unless the Compensation Committee provides otherwise at the time of grant, if a change in control occurs, followed by an actual or constructive termination of employment, all long-term cash performance awards and long-term performance share awards will be payable in full at the target level and will be immediately settled or distributed.

64 Worthington | 2024 Proxy Statement • Executive Compensation

Time-Vested Restricted Common Share Awards

Termination of employment before the end of the three-year vesting period results in the forfeiture of time-vested restricted common share awards, except that the award will vest (1) in full if the NEO dies or becomes permanently disabled and (2) ratably if the NEO retires (based on the number of full months in the vesting period that have passed prior to retirement), unless the Compensation Committee provides for the vesting of some or all of the time-vested restricted common share awards upon retirement. Historically, the Compensation Committee generally exercised its discretion to fully vest all time-vested restricted common shares upon the death or retirement of an executive officer.

If a change in control occurs and the NEO’s employment is, during the two years following the change in control, terminated by us without cause or terminated by the NEO due to an adverse change in the executive’s terms of employment, the time-vested restricted common share awards will fully vest upon termination of employment. Dividends accrued on time-vested restricted common share awards are distributed to the NEO in conjunction with vesting of the award.

Performance-Based/Time-Vested Restricted Common Share Awards

Termination of employment before the end of the five-year vesting period results in the forfeiture of performance-based/time-vested restricted common share awards, except that the award will vest (1) in full if the NEO’s employment is terminated by us without cause after the performance condition has been met but before the five-year vesting period has ended and (2) in full if the NEO dies or becomes disabled after the performance condition has been met but before the five-year vesting period has ended. The Compensation Committee may also elect to accelerate the vesting of some or all of the performance-based/time-vested restricted common share award if the NEO dies or becomes disabled before the satisfaction of the performance condition.

If a change in control occurs and the NEO’s employment is, during the two years following the change in control (but before the end of the five-year term of the award), terminated by us without cause or terminated by the NEO due to an adverse change in the executive’s terms of employment, the performance-based/time-vested restricted common share awards will fully vest upon termination of employment.

Employee Deferral Plans

Upon termination of employment, each participating NEO would receive his or her aggregate balance in the Employee Deferral Plans, as is reflected in the “Aggregate Balance at May 31, 2024” column of the “Nonqualified Deferred Compensation for Fiscal 2023” table in this Proxy Statement, subject to any required waiting period.

In the event of a change in control, each participating NEO would receive his or her aggregate balance in the Employee Deferral Plans, as is reflected in the “Aggregate Balance at May 31, 2024” column of the “Nonqualified Deferred Compensation for Fiscal 2024” table in this Proxy Statement, subject to any required waiting period, as of the date of the change in control. See the “Non-Qualified Deferred Compensation for Fiscal 2024” table in this Proxy Statement for further information.

Change in Control Described

Under the 1997 LTIP, the 2010 Stock Option Plan and the Annual Incentive Plan for Executives, a change in control will be deemed to have occurred when any person, alone or together with such person’s affiliates or associates, has acquired or obtained the right to acquire the beneficial ownership of 25% or more of our outstanding common shares, unless such person is: (a) the Company; (b) any of our employee benefit plans or a trustee of or fiduciary with respect to any such plan when acting in that capacity; or (c) any person who, on the date the applicable plan became effective, was an affiliate of ours owning in excess of 10% of our outstanding common shares and the respective successors, executors, legal representatives, heirs and legal assigns of such person.

Worthington | 2024 Proxy Statement • Executive Compensation 65

Potential Payments

The tables below set forth the compensation payable to each NEO (or his or her beneficiaries, as applicable) as a result of the NEO’s termination of employment with us under various scenarios or upon a change in control, if such termination or change in control had occurred as of May 31, 2024, the last business day of fiscal 2024. If an NEO is terminated for cause or due to his or her voluntary resignation, the Company has no obligation to pay any unearned compensation or to provide any future benefits to the NEO. The performance conditions had not been met for the NEOs’ performance-based/time-vested restricted common share awards that were outstanding as of May 31, 2024. Consequently, if an NEO’s employment had been terminated by the Company without cause or due to the NEO’s death or disability, such awards would not automatically vest upon such events.

Termination Due to Death or Disability
NEO	Annual Cash Incentive Bonus Awards ($)	Stock Options ($)	Long-Term Cash Performance Awards ($)	Long-Term Performance Share Awards ($)	Time-Vested Restricted Common Share Awards ($)	Performance-Based/Time-Vested Restricted Common Share Awards ($)	Aggregate Total ($)
B. Andrew Rose	1,626,240	1,237,152	1,640,000	1,462,940	7,095,795	0	13,062,127
Joseph B. Hayek	937,200	392,294	520,000	451,746	4,632,882	0	6,934,122
Patrick J. Kennedy	454,080	117,754	166,667	143,601	807,883	0	1,689,985
Sonya L. Higginbotham	246,381	59,609	90,000	71,520	602,646	0	1,070,156
Steven M. Caravati	360,720	122,731	116,667	92,743	1,937,333	0	2,630,194

Retirement
NEO	Annual Cash Incentive Bonus Awards ($)	Stock Options ($)	Long-Term Cash Performance Awards ($)	Long-Term Performance Share Awards ($)	Time-Vested Restricted Common Share Awards (1) ($)	Performance-Based/Time-Vested Restricted Common Share Awards ($)	Aggregate Total ($)
B. Andrew Rose	1,626,240	1,237,152	1,640,000	1,462,940	7,095,795	0	13,062,127
Joseph B. Hayek	937,200	392,294	520,000	451,746	4,632,882	0	6,934,122
Patrick J. Kennedy	454,080	117,754	166,667	143,601	807,883	0	1,689,985
Sonya L. Higginbotham	246,381	59,609	90,000	71,520	602,646	0	1,070,156
Steven M. Caravati	360,720	122,731	116,667	92,743	1,937,333	0	2,630,194
John P. McConnell	207,133	0	1,000,000	0	0	0	1,207,133

(1) Assumes the Compensation Committee provides for full vesting of all such time-vested restricted common shares, consistent with past practice.

Change in Control with Termination
NEO	Annual Cash Incentive Bonus Awards ($)	Stock Options ($)	Long-Term Cash Performance Awards ($)	Long-Term Performance Share Awards ($)	Time-Vested Restricted Common Share Awards ($)	Performance-Based/Time-Vested Restricted Common Share Awards ($)	Aggregate Total ($)
B. Andrew Rose	1,626,240	1,237,152	1,640,000	1,462,940	7,095,795	0	13,062,127
Joseph B. Hayek	937,200	392,294	520,000	451,746	4,632,882	4,737,610	11,671,732
Patrick J. Kennedy	454,080	117,754	166,667	143,601	807,883	0	1,689,985
Sonya L. Higginbotham	246,381	59,609	90,000	71,520	602,646	0	1,070,156
Steven M. Caravati	360,720	122,731	116,667	92,743	1,937,333	918,799	3,548,993

66 Worthington | 2024 Proxy Statement • Executive Compensation

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of SEC Regulation S-K, we are providing the following information about the relationship of the median of the annual total compensation of our employees and the annual total compensation of the CEO as of May 31, 2024:

For fiscal 2024, our last completed fiscal year:

•
The annual total compensation of the employee identified as the median (the “Median Employee”) (other than our CEO), was $57,719 (comprised of a base salary of 51,160, plus overtime, estimated profit sharing and/or bonus payments, shift pay, employer contributions to the 401(k) plan and group term life insurance premiums).
•
The annual total compensation of the CEO for purposes of determining the CEO pay ratio was $10,183,177.

Based on this information, for fiscal 2024, the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all employees (other than the CEO), as represented by the Median Employee, was estimated to be 176 to 1.

In determining the ratio above, we began by evaluating our employee population and how it changed in connection with the Separation. We determined that the change in our employee population that resulted from the Separation (i.e. a 50% reduction in the number of employees) would likely result in a significant impact to the pay ratio disclosure, so we re-identified the Median Employee on May 31, 2024 (the “Determination Date”) as the median of the annual total compensation of all of our active employees (i.e., the employees of our subsidiaries and consolidated joint ventures) as of the Determination Date (including any full-time, part-time, temporary or seasonal employees, but excluding our CEO), using the following methodology. We reviewed the then current base salary plus estimated profit sharing and/or bonus payments from our payroll records for the fiscal year ended on the Determination Date in order to determine the median. In making this determination, we annualized compensation for any full-time or part-time permanent employees who were employed on the Determination Date but did not work for us the entire year (fiscal 2024), and also estimated total compensation for such employees using profit sharing factors and bonus payout percentages applicable to the segment, and/or location. We did not make any full-time equivalent adjustments for temporary or seasonal employees. We also applied a foreign currency exchange rate, based upon the U.S. Department of Treasury’s Treasury Reporting Rates of Exchange as of the Determination Date, to all compensation elements paid in currencies other than U.S. dollars. We consistently applied this compensation measure and methodology to all of our employees included in the calculation.

After identifying our Median Employee, we determined the Median Employee’s annual total compensation in the same manner that we determine the total compensation of our NEOs for purposes of the “Fiscal 2024 Summary Compensation Table” set forth in this Proxy Statement. With respect to the annual total compensation of our CEO, we used the amount for fiscal 2024 reported in the “Total” column of the “Fiscal 2024 Summary Compensation Table”.

This information is being provided for compliance purposes. Neither the Compensation Committee nor our management used the CEO pay ratio measure in making compensation decisions.

Worthington | 2024 Proxy Statement • Executive Compensation 67

Pay Versus Performance

As required by SEC Rules, we are providing the following information about the relationship between the “compensation actually paid” (“CAP”) to our NEOs and certain financial performance measures. The CAP for the NEOs as reported in this section of this Proxy Statement does not reflect the actual amount of compensation earned by, or paid to, the NEOs, but is a calculation derived from the total compensation reported for each NEO in the Fiscal 2024 Summary Compensation Table (the “SCT”), as adjusted pursuant to the requirements of SEC Rules. See the CD&A section of this Proxy Statement for a discussion of our pay-for-performance philosophy.

	Summary Compensation Table Total for PEOs (1) ($)		Compensation Actually Paid to PEOs (2) ($)				Value of Initial Fixed $100 Investment Based On:
Fiscal Year	Mr. Rose	Mr. McConnell	Mr. Rose	Mr. McConnell	Average Summary Compensation Table Total for Non-PEO NEOs(3) ($)	Average Compensation Actually Paid to Non-PEO NEOs(4) ($)	Total Shareholder Return(5) ($)	Peer Total Shareholder Return (6) ($)	Prior Peer Total Shareholder Return (6) ($)	Net Income (millions) (7) ($)	Adjusted EPS (8) ($)
(a)	(b)	(b)	(c )	(c )	(d)	(e)	(f)	(g)	(g)	(h)	(i)
2024	10,110,968	Not PEO	15,853,260	Not PEO	2,928,340	3,639,066	336	231	427	118	4.72
2023	7,279,786	Not PEO	7,845,434	Not PEO	2,769,306	3,480,807	200	169	297	269	6.67
2022	7,537,924	Not PEO	(804,417)	Not PEO	3,498,233	1,237,527	163	160	294	399	6.88
2021	5,621,973	5,847,637	19,017,790	11,764,065	3,471,220	8,342,131	227	171	240	741	2.60

(1) The dollar amounts in columns (b) reflect the amounts reported in the “Total” column of the SCT for our principal executive officer (“PEO”), who is our President and Chief Executive Officer, for each applicable year. B. Andrew Rose has served as our PEO since September 1, 2020 (i.e., a portion of fiscal 2021 and all of fiscal 2022 and fiscal 2023) and John P. McConnell served as our PEO during the balance of fiscal 2021.

(2) The dollar amounts in the first column (c) reflect the CAP for Mr. Rose. In accordance with SEC Rules, the determination of CAP requires the following adjustments to the amounts reported for Mr. Rose in the “Total” column of the SCT:

Required Adjustments from SCT Total to CAP for Mr. Rose
Fiscal Year	Reported Total in SCT For PEO ($)	Reported Grant Date Fair Value of Equity Awards (i) ($)	Equity Award Adjustments (ii) ($)	Calculated CAP for PEO ($)
2024	10,110,968	(4,392,175)	10,134,466	15,853,260
2023	7,279,786	(2,662,604)	3,228,252	7,845,434
2022	7,537,924	(2,867,943)	(5,474,398)	(804,417)
2021	5,621,973	(1,745,388)	15,141,205	19,017,790

(i) The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the SCT. As required by SEC Rules, this amount is deducted from the amount reported in the “Total” column of the SCT for the PEO in order to calculate the CAP.

(ii) As also prescribed by SEC Rules, we have made equity award adjustments for each year presented, which require the addition or subtraction, as applicable, of the following: (A) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the applicable year; (B) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any equity awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (C) for equity awards that are granted and vest in same applicable year, the fair value as of the vesting date; (D) for equity awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (E) for equity awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (F) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts added or subtracted in calculating the required equity award adjustments for Mr. Rose are as follows:

68 Worthington | 2024 Proxy Statement • Executive Compensation

Fiscal Year	Year-End Fair Value of Equity Awards Granted in the Year and Outstanding and Unvested at Year End (A) ($)	Year Over Year Change in Fair Value of Outstanding and Unvested Equity Awards (B) ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year (C) ($)	Year Over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year (D) ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year (E) ($)	Value of Dividends or Other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation (F) ($)	Total Equity Awards Adjustments ($)
2024	5,003,445	4,562,307	0	207,459	0	361,255	10,134,466
2023	3,407,374	(416,433)	0	(69,886)	0	307,198	3,228,252
2022	2,343,172	(7,852,083)	0	(230,815)	0	265,328	(5,474,398)
2021 (Rose)	3,434,742	11,382,038	0	108,995	0	215,430	15,141,205
2021 (McConnell)	1,376,553	4,968,146	0	214,981	0	53,925	6,613,605

The dollar amounts in the second column (c) reflect the CAP for Mr. McConnell. In accordance with SEC Rules, the determination of CAP requires the following adjustments to the amounts reported for Mr. McConnell in the “Total” column of the SCT:

Required Adjustments from SCT Total to CAP for Mr. McConnell
Fiscal Year	Reported Total in SCT For PEO ($)	Reported Grant Date Fair Value of Equity Awards (i) ($)	Equity Award Adjustments (ii) ($)	Calculated CAP for PEO ($)
2021	5,847,637	(697,177)	6,613,605	11,764,065

(i) The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the SCT. As required by SEC Rules, this amount is deducted from the amount reported in the “Total” column of the SCT for the PEO in order to calculate the CAP.

(ii) As also prescribed by SEC Rules, we have made equity award adjustments using the same methodology described above in footnote (2)(ii). The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts added or subtracted in calculating the required equity award adjustments for Mr. McConnell are as follows:

Fiscal Year	Year-End Fair Value of Equity Awards Granted in the Year and Outstanding and Unvested at Year End (A) ($)	Year Over Year Change in Fair Value of Outstanding and Unvested Equity Awards (B) ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year (C) ($)	Year Over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year (D) ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year (E) ($)	Value of Dividends or Other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation (F) ($)	Total Equity Awards Adjustments ($)
2021	1,376,553	4,968,146	n/a	214,981	0	53,925	6,613,605

(3) The dollar amounts in column (d) reflect the average of the amounts reported in the “Total” column of the SCT for the NEOs other than the PEOs (the “Non-PEO NEOs”) as a group for each applicable year. For fiscal 2021, the Non-PEO NEOs consisted of Joseph B. Hayek, Geoffrey G. Gilmore, Eric M. Smolenski and Jeff R. Klingler. For fiscal 2022, the Non-PEO NEOs consisted of Mr. Hayek, Mr. Gilmore, Mr. McConnell and Catherine M. Lyttle. For fiscal 2023, the Non-PEO NEOs consisted of Mr. Hayek, Mr. Gilmore, Mr. McConnell and Steven M. Caravati. For fiscal 2024, the Non-PEO NEOs consisted of Mr. Hayek, Patrick J. Kennedy, Sonya L. Higginbotham, Mr. Caravati, Mr. Gilmore and Mr. McConnell.

(4) The dollar amounts in column (e) reflect the average amount of CAP for the Non-PEO NEOs as a group. In accordance with SEC Rules, the determination of CAP requires the following adjustments to the average of the amounts reported in the “Total” column of the SCT for the Non-PEO NEOs as a group:

Worthington | 2024 Proxy Statement • Executive Compensation 69

Fiscal Year	Average Reported Total in SCT for Non-PEO NEOs ($)	Average Reported Grant Date Fair Value of Equity Awards (i) ($)	Average Equity Award Adjustments (ii) ($)	Calculated Average CAP For Non-PEO NEOs ($)
2024	2,928,340	(1,185,555)	1,896,281	3,639,066
2023	2,769,306	(768,787)	1,480,287	3,480,807
2022	3,498,233	(565,211)	(1,695,495)	1,237,527
2021	3,471,220	(1,091,026)	5,961,937	8,342,131

(i) The grant date fair value of equity awards represents the average of the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the SCT. As required by SEC Rules, this amount is deducted from the average of the amount reported in the “Total” column of the SCT for the Non-PEO NEOs in order to calculate the CAP.

(ii) As also prescribed by SEC Rules, we have made equity award adjustments using the same methodology described above in footnote (2)(ii). The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts added or subtracted in calculating the required equity award adjustments for the Non-PEO NEOs are as follows:

Fiscal Year	Average Year-End Fair Value of Equity Awards Granted in the Year and Outstanding and Unvested at Year End (A) ($)	Year Over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards (B) ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year (C) ($)	Year Over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year (D) ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year (E) ($)	Average Value of Dividends or Other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation (F) ($)	Total Average Equity Award Adjustments ($)
2024	1,028,997	1,113,314	n/a	(350,750)	0	104,720	1,896,281
2023	983,827	439,635	n/a	(27,714)	0	84,540	1,480,287
2022	430,048	(1,955,171)	n/a	(260,988)	0	90,615	(1,695,495)
2021	2,388,938	3,447,195	n/a	40,398	0	85,406	5,961,937

(5) Cumulative total shareholder return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the price of our common shares at the end and the beginning of the measurement period by the price of our common shares at the beginning of the measurement period. Assumes an initial investment of $100 on May 29, 2020, the last trading day of fiscal 2020. The historical prices presented in this column have been adjusted to reflect the impact of the Separation. The data in this column is not indicative of, nor intended to forecast, the future performance of our common shares.

(6) Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the S&P SmallCap 600 Industrials Index (“Industrials Index”), which is the same published industry index used by us for purposes of compliance with Item 201(e)(1)(ii) of SEC Regulation S-K. In addition, peer group TSR is calculated using the same method we use for purposes of compliance with Item 201(e) of SEC Regulation S-K. In our fiscal 2023 proxy statement, the peer group that we used for purposes of the TSR comparison was the S&P 1500 Steel Composite Index (“Steel Index”). Consequently, pursuant to SEC Rules, we have also included the Steel Index in this table and the TSR graph presented later in this section. We transitioned from the Steel Index to the Industrials Index following the Separation, as we believe the Industrials Index better represents our relative peer group based on the composition of our current business and market capitalization. Assumes an initial investment of $100 on May 29, 2020, the last trading day of fiscal 2020.

(7) The dollar amounts reported represent the amount of net income reflected in our audited consolidated financial statements for the applicable year, each as calculated in accordance with accounting principles generally accepted in the U.S. (“GAAP”). The amounts shown are inclusive of WS for all periods prior to the effective date of the Separation.

(8) The Company-selected measure (“CSM”) is adjusted earnings per diluted common share attributable to controlling interest (which we also refer to in this Proxy Statement as "Adjusted EPS”), which adjusts earnings per diluted common share attributable to controlling interest, as calculated in accordance with GAAP, to exclude the impact of restructuring charges and other unusual or selected items deemed to not be indicative of our core operating results (including the impact of acquisitions, divestitures and/or inventory holding gains or losses). Adjusted earnings per diluted common share attributable to controlling interest is a non-GAAP financial measure, and may differ from the adjusted earnings that we report in connection with our operating results, primarily due to the exclusion of the impact of acquisitions, divestitures and/or inventory holding gains or losses. We believe this and other non-GAAP financial measures provide relevant and meaningful information to investors about the Company's core operating results. While we use several financial and

70 Worthington | 2024 Proxy Statement • Executive Compensation

non-financial performance measures for the purpose of evaluating our executive compensation program, we have determined that adjusted earnings per diluted common share attributable to controlling interest is the financial performance measure that represents the most important performance measure used by us to link CAP for the NEOs, for the most recently completed year, to our performance. The amounts shown are inclusive of WS for all periods prior to the effective date of the Separation.

Important Financial Performance Measures

As described in greater detail in the CD&A, our executive compensation program is driven by a strong pay-for-performance philosophy. The metrics that we use for both our long-term and short-term incentive compensation are designed to align the interests of the NEOs with our top corporate goal of earning money for our shareholders and increasing the value of their investment. In our assessment, the following financial performance measures represent the most important financial performance measures used by us to link CAP for the NEOs, for fiscal 2024, to our performance:

•
EVA (economic valued added);
•
EBIT (earnings before interest and taxes);
•
Adjusted EPS (adjusted earnings per diluted common share attributable to controlling interest); and
•
EOI (adjusted segment earnings)

See the CD&A for more information on how these financial performance measures were used in connection with our fiscal 2024 incentive compensation program through annual cash incentive bonus awards, long-term cash performance awards and long-term performance share awards.

Analysis of Information Presented in the Pay Versus Performance Table

As described in more detail in the CD&A, our executive compensation program reflects a strong pay-for-performance philosophy with an emphasis on variable, performance-based compensation. While we utilize several performance measures to align executive compensation with our performance, all of those performance measures are not presented in the Pay Versus Performance table. The Compensation Committee did not utilize CAP in making compensation decisions for fiscal 2024, and it does not specifically align the performance measures it selects for our executive compensation program with CAP for a particular year. In accordance with SEC Rules, we are providing the following graphical descriptions of the relationships between information presented in the Pay Versus Performance table.

The following graphs compare, for the four-fiscal-year period ended May 31, 2024, the CAP for the PEO and the Non-PEO NEOs with our:

•
cumulative TSR and the TSR for the Industrials Index and the Steel Index peer groups;
•
net income; and
•
Adjusted EPS.

The historical prices of our common shares presented in the TSR graph have been adjusted to reflect the impact of the Separation. The comparisons in the TSR graph are based upon historical data and are not indicative of, nor intended to forecast, the future performance of the common shares.

Worthington | 2024 Proxy Statement • Executive Compensation 71

CAP versus Net Income
$800
$700
$600
$500
$400
$300
$200
$100
$0
Net Income (in millions)
$25
$20
$15
$10
$5
$0
-$5
CAP (in millions)
FY 2021
FY 2022
FY 2023
FY 2024
CAP - PEO
CAP - Non-PEO NEOs
Net Income

72 Worthington | 2024 Proxy Statement • Executive Compensation

CAP versus Adjusted EPS
8
7
6
5
4
3
2
1
0
EPS ($)
$25
$20
$15
$10
$5
$0
-$5
CAP (in millions)
FY 2021
FY 2022
FY 2023
FY 2024
CAP - PEO
CAP - Non-PEO NEOs
EPS ($)

Worthington | 2024 Proxy Statement • Executive Compensation 73

NEO Compensation for Fiscal 2025

The following supplemental table sets forth the annual cash incentive bonus awards granted to the NEOs under the Annual Incentive Plan for Executives for fiscal 2025 as of the date of this Proxy Statement. Mr. Gilmore and Mr. McConnell are no longer our employees. Consequently, they have been omitted from the following table.

	Annual Cash Incentive Bonus Awards for Fiscal Year Performance Period Ending May 31, 2025 (1)
Name	Threshold ($)	Target ($)	Maximum ($)
B. Andrew Rose	577,500	1,155,000	2,310,000
Joseph B. Hayek	375,000	750,000	1,500,000
Patrick J. Kennedy	185,625	371,250	742,500
Sonya L. Higginbotham	105,000	210,000	420,000
Steven M. Caravati	190,000	380,000	760,000

(1)
Payouts may be earned under these awards are generally tied to achieving specified levels (threshold, target and maximum) of performance measures for the performance period. For the NEOs, all of whom except Mr. Caravati are Corporate executives, the performance measures are Corporate adjusted return on assets (“ROA”) and Corporate Adjusted EBITDA, with each carrying a 50% weighting. For Mr. Caravati, a segment (Consumer Products) executive, the performance measures and their weightings are: Corporate Adjusted EBITDA, 20%; segment Adjusted EBITDA, 50%; and segment ROA, 30%. For all calculations, restructuring charges and other selected items are to be excluded, and results will be adjusted to eliminate the impact of inventory holding gains and losses. If threshold levels are not reached for any performance measure, no portion of the award will be paid for that measure. If performance falls between threshold and target or between target and maximum, the award will be linearly pro-rated. The remaining terms of these awards are materially consistent with the terms of the annual cash incentive bonus awards granted in fiscal 2024.

The following supplemental table sets forth the long-term performance awards (consisting of long-term cash performance awards and long-term performance share awards) for the three-fiscal-year period ending with fiscal 2027, and the stock option awards and the time-vested restricted common share awards granted to the NEOs in fiscal 2025 through the date of this Proxy Statement. Mr. Gilmore and Mr. McConnell are no longer our employees. Consequently, they have been omitted from the following table.

	Long-Term Cash Performance Awards for Three-Fiscal-Year Period Ending May 31, 2027 (1)			Long-Term Performance Share Awards for Three-Fiscal-Year Period Ending May 31, 2027 (1)
Name	Threshold ($)	Target ($)	Maximum ($)	Threshold (# of Common Shares)	Target (# of Common Shares)	Maximum (# of Common Shares)	Option Awards: Number of Common Shares Underlying Options (#) (2)	Exercise or Base Price of Option Awards $/Share) (2)	Restricted Common Share Awards: Number of Common Shares (#) (3)
B. Andrew Rose (4)	865,000	1,730,000	3,460,000	9,000	18,000	36,000	23,000	(5)	27,000
Joseph B. Hayek	326,000	652,000	1,304,000	3,350	6,700	13,400	9,000	47.00	10,100
Patrick J. Kennedy	124,000	248,000	496,000	1,300	2,600	5,200	3,400	47.00	3,900
Sonya L. Higginbotham	60,500	121,000	242,000	650	1,300	2,600	1,600	47.00	1,900
Steven M. Caravati	106,000	212,000	424,000	1,100	2,200	4,400	2,900	47.00	3,300

74 Worthington | 2024 Proxy Statement • Executive Compensation

(1) These columns show the potential payouts under the long-term cash performance awards and the long-term performance share awards granted to each NEO, for the fiscal 2025 through fiscal 2027 performance period. Payouts of the awards are tied to achieving specified levels (threshold, target and maximum) of performance measures for the performance period. For the NEOs, all of whom except Mr. Caravati are Corporate executives, the performance measures are cumulative Corporate ROA for the performance period and Corporate Adjusted EBITDA growth over the performance period, with each performance measure carrying a 50% weighting. For Mr. Caravati, a segment (Consumer Products) executive, the performance measures and their weightings are: cumulative Corporate ROA, 25%; Corporate Adjusted EBITDA growth, 25%; and business segment Adjusted EBITDA, 50%. For all calculations, restructuring charges and other selected items are to be excluded, and results will be adjusted to eliminate the impact of inventory holding gains or losses. If threshold levels are not reached for any performance measure, no portion of the award will be paid for that measure. If the performance levels fall between threshold and target or between target and maximum, the award will be linearly pro-rated. The remaining terms of these awards are materially consistent with the terms of the same award types granted in fiscal 2024.

(2) Effective June 27, 2024, the NEOs, other than Mr. Rose, were granted stock options under the 2010 Stock Option Plan with respect to the number of common shares shown, with an exercise price equal to $47.00, the fair market value of the underlying common shares on the date of grant. The stock options become exercisable over three years in increments of one-third per year on each anniversary of their grant date.

(3) These annual time-vested restricted common share awards, other than with respect to Mr. Rose, were granted effective June 27, 2024 under the 1997 LTIP and will generally cliff vest three years after the grant date.

(4) The awards to be issued to Mr. Rose, which were approved by the Compensation Committee on July 19, 2024, will be granted under the 2024 LTIP, subject to its approval by our shareholders.

(5) Exercise price of option awards to be determined at close of market on date of grant.

Worthington | 2024 Proxy Statement • Executive Compensation 75

Compensation of Directors

The Compensation Committee annually reviews, with the assistance of WTW, certain market information provided by WTW concerning compensation (both cash and non-cash) paid to directors. Based upon such information, our past practices concerning directors’ compensation and such other information as the Compensation Committee deems appropriate, the Compensation Committee makes recommendations to the Board with respect to directors’ compensation. Following consideration of such recommendations, the compensation payable to the directors is set by the entire Board.

Director Compensation for Fiscal 2024

At its June 2023 meeting, upon the recommendation of the Compensation Committee, the Board determined to leave the directors’ cash retainer fees unchanged and increase the targeted value of the directors’ annual equity retainer (which is delivered in restricted common shares) for fiscal 2024 by $10,000. At its December 2023 meeting, upon the recommendation of the Compensation Committee, the Board approved compensation for the Chair of the Board.

Considering all such changes, for fiscal 2024, the annual compensation for non-employee directors is set forth in the following table:

Cash Retainer	$95,000
Supplemental Cash Retainer – Chairman of the Board	$50,000
Supplemental Cash Retainer – Lead Independent Director	$30,000
Supplemental Cash Retainer – Audit Committee Chair	$20,000
Supplemental Cash Retainer – Compensation Committee Chair	$15,000
Supplemental Cash Retainer – Nominating and Governance Committee Chair	$15,000
Equity Retainer	$140,000
Supplemental Equity Retainer – Chairman of the Board	$65,000
Supplemental Equity Retainer – Lead Independent Director	$65,000

The actual number of restricted common shares granted to satisfy the equity retainers was determined at the close of the second trading day following the release of our first quarter fiscal 2024 earnings results. Accordingly, on September 29, 2023, each individual then serving as a non-employee director (including each non-employee director nominee elected at the 2023 Annual Meeting) received an award of 2,300 restricted common shares (or 3,619 restricted common shares on a Separation-adjusted basis). Mr. Blystone, who was then serving as our Lead Independent Director, received 3,400 restricted common shares (or 5,250 restricted common shares on a Separation-adjusted basis). On December 21, 2023, each new non-employee director who was appointed in connection with the Separation was granted a pro-rated award of 3,000 restricted common shares; and Mr. Endres received an additional 1,730 restricted common shares in connection with his new role as Lead Independent Director. All restricted common shares granted to non-employee directors in fiscal 2024 will vest on September 24, 2024.

Director Compensation for Fiscal 2025

At its June 2024 meeting, upon the recommendation of the Compensation Committee, the Board determined to leave the non-employee directors’ annual compensation unchanged for fiscal 2025.

76 Worthington | 2024 Proxy Statement • Compensation of Directors

Director Deferral Plans

We maintain two plans that provide for the deferral of directors’ fees on a basis that is not tax-qualified. The Worthington Industries, Inc. Deferred Compensation Plan for Directors, as Amended and Restated effective June 1, 2000 (as amended, the “Directors 2000 NQ Plan”) governs deferrals prior to January 1, 2005. Deferrals with respect to the period on or after January 1, 2005 are governed by the Worthington Industries, Inc. Amended and Restated 2005 Deferred Compensation Plan for Directors (as amended, the “Directors 2005 NQ Plan” and, together with the Directors 2000 NQ Plan, the “Director Deferral Plans”) which was adopted in order to comply with the provisions of Section 409A of the Internal Revenue Code applicable to non-qualified deferred compensation plans. The terms of the Directors 2005 NQ Plan, which are discussed below, are similar to those of the Directors 2000 NQ Plan, but are generally more restrictive with respect to the timing of deferral elections and the ability of participants to change the time and manner in which accounts will be paid. Under the Directors 2005 NQ Plan, non-employee directors are able to defer payment of all or a portion of their cash annual retainers until a specified date or until they are no longer associated with us. Any cash retainers deferred are credited to each participating director’s bookkeeping account under the Directors 2005 NQ Plan at the time the cash retainers would have otherwise been paid. Participants in the Directors 2005 NQ Plan may elect to have their bookkeeping accounts treated as invested: (a) with a rate of return reflecting (i) a fixed interest rate (4.07% for fiscal 2024) which is set annually by the Compensation Committee or (ii) the rates of return on those investment options available under the DPSP; or (b) in theoretical common shares reflecting increases or decreases in the value of the common shares with dividends deemed reinvested. Any portion of a participant’s bookkeeping account credited to theoretical common shares will remain credited to theoretical common shares until distributed. Otherwise, participants in the Directors 2005 NQ Plan may change the investment options for their bookkeeping accounts at the time permitted by the DPSP for the same investment options. The Directors 2005 NQ Plan, as well as the Directors 2000 NQ Plan, are administered by the Compensation Committee. All bookkeeping accounts are fully vested. Payouts under the Directors 2005 NQ Plan are made in cash or, in the case of amounts credited to theoretical common shares, whole common shares and cash in lieu of fractional shares. The Compensation Committee may permit hardship withdrawals from a participant’s bookkeeping account under the Directors 2005 NQ Plan under defined guidelines. In the event of a defined change in control, participants’ bookkeeping accounts under the Directors 2005 NQ Plan will generally be paid out as of the date of change in control.

Equity Retainers

Under the Worthington Industries, Inc. Amended and Restated 2006 Equity Incentive Plan for Non-Employee Directors (as amended, the “2006 Directors Equity Plan”), the Board may grant non-qualified stock options, restricted common shares, restricted stock units, stock appreciation rights and whole common shares to our non-employee directors. Awards under the 2006 Directors Equity Plan are made by the Board in its discretion. The Board has elected to satisfy the non-employee directors’ equity retainers by granting restricted common shares that cliff vest on the first to occur of the first anniversary of the grant date or the date of the Company’s first annual meeting of shareholders following the grant date.

As noted above, on September 29, 2023, each individual then serving as a non-employee director (including each non-employee director nominee elected at the 2023 Annual Meeting) received an award of restricted common shares on the second trading day following the release of our first quarter fiscal 2024 earnings results. These restricted common shares will vest on September 24, 2024. For a discussion of the treatment of the restricted common shares granted to directors by us before, and remaining outstanding at, the Separation, see the “Compensation Discussion and Analysis – Treatment of Incentive Compensation Awards in Connection with the Separation” section in this Proxy Statement.

Upon a business combination or change in control, all restricted common shares will become fully vested. In the case of death, total disability or retirement of a non-employee director, all restricted common shares will also immediately become fully vested. If a non-employee director’s service on the Board terminates for any other reason, unvested restricted common shares will be forfeited. During the time between the grant date and the vesting date, a non-employee director may exercise full voting rights in respect of the common shares underlying the restricted common shares and will be credited with any dividends paid on the common shares underlying the restricted common shares (which dividends will be distributed with the common shares underlying the restricted common shares if they vest, or forfeited if the restricted common shares are forfeited).

Worthington | 2024 Proxy Statement • Compensation of Directors 77

Director Compensation for Fiscal 2024

The following table sets forth information concerning the compensation earned by each individual who served as a non-employee director during fiscal 2024:

Name	Fees Earned or Paid in Cash ($) (1) (2)	Stock Awards ($) (3) (4)	Total ($)
Kerrii B. Anderson	111,667	142,186	253,853
David P. Blom	107,500	142,186	249,686
John B. Blystone (5)	420,833	210,188	631,021
Mark C. Davis	95,000	142,186	237,186
Michael J. Endres	140,000	242,664	382,664
Paul G. Heller	79,167	174,240	253,407
Ozey K, Horton, Jr.	95,000	142,186	237,186
John H. McConnell II	71,250	0	71,250
John P. McConnell	0	0	0
Carl A. Nelson, Jr. (6)	115,000	142,186	257,186
Sidney A. Ribeau (6)	95,000	142,186	237,186
Mary Schiavo (6)	110,000	142,186	252,186
Billy R. Vickers	79,167	174,240	253,407
Virgil L. Winland	79,167	174,240	253,407

(1)
Since the earnings on compensation that has been deferred under the Director Deferral Plans by our non-employee directors do not represent “above-market” earnings for purposes of SEC Rules, no amount with respect to such earnings has been reported in this table.
(2)
Represents cash earned in fiscal 2024 for annual retainer fees in accordance with the cash compensation program discussed in the section captioned “Compensation of Directors — Compensation for Fiscal 2024” in this Proxy Statement.
(3)
The amounts shown in this column represent the grant date fair value of the restricted common share awards granted to the non-employee directors in fiscal 2024, as computed in accordance with ASC 718. These amounts exclude the impact of estimated forfeitures, as required by SEC Rules. See “Note A – Summary of Significant Accounting Policies – Stock-Based Compensation” and “Note L – Stock-Based Compensation” of the Notes to Consolidated Financial Statements in “Item 8. – Financial Statements and Supplementary Data” of the 2024 Form 10-K for assumptions used and additional information regarding the restricted common share awards. On September 29, 2023, each individual then serving as a non-employee director (including each non-employee director nominee elected at the 2023 Annual Meeting) received an award of 2,300 restricted common shares (or 3,619 restricted common shares on a Separation-adjusted basis). Mr. Blystone, who was then serving as our Lead Independent Director, received 3,400 restricted common shares (or 5,250 restricted common shares on a Separation-adjusted basis). On December 21, 2023, each new non-employee director who was appointed in connection with the Separation was granted a pro-rated award of 3,000 restricted common shares; and Mr. Endres received an additional 1,730 restricted common shares in connection with his new role as Lead Independent Director. These restricted common shares will vest on September 24, 2024.
(4)
The restricted common shares described above were the only restricted common share awards granted to non-employee directors during, and outstanding at the end of, fiscal 2024.
(5)
In connection with the planned retirement of John P. McConnell, on September 27, 2023, Mr. McConnell retired as our Executive Chairman, Mr. Blystone assumed that role after serving as our Lead Independent Director, and Mr. Endres was appointed as our Lead Independent Director. At the time of the Separation, Mr. Blystone ceased to be Executive Chairman and assumed the role of Chairman of the Board.
(6)
In connection with the Separation, Mr. Nelson, Mr. Ribeau and Ms. Schiavo resigned from our Board and joined the WS board of directors. The amount reported for each of Mr. Nelson, Mr. Ribeau, and Ms. Schiavo in the “Stock Awards” column represents the equity awards that were originally awarded by us, but such awards were subsequently converted to WS equity awards pursuant to the terms of the EMA. The original grant of 2,300 restricted common shares to each of these directors was converted at the Separation into an award of 7,428 shares.

78 Worthington | 2024 Proxy Statement • Compensation of Directors

Equity Compensation Plan Information

We maintain three equity compensation plans (the “Current Equity Plans”) under which common shares are authorized for issuance to eligible directors, officers and employees: (a) the 1997 LTIP; (b) the 2006 Directors Equity Plan; and (c) the 2010 Stock Option Plan. Each Current Equity Plan has been approved by our shareholders. We have established the 2024 LTIP, which is being submitted for shareholder approval at the Annual Meeting. The Current Equity Plans and the 2024 LTIP are collectively referred to as the “Equity Plans”. In addition, we maintain four non-qualified deferred compensation plans and participants in these plans have had the opportunity to elect to have their bookkeeping accounts treated as invested in theoretical common shares reflecting increases or decreases in the fair market value of the common shares with dividends deemed reinvested. Payouts of amounts credited to theoretical common shares are made in whole common shares and cash in lieu of fractional shares. For further information about the Employee Deferral Plans, please see the discussion in the section captioned “Executive Compensation — Compensation Discussion and Analysis — Compensation Components — Non-Qualified Deferred Compensation” in this Proxy Statement and for further information concerning the Director Deferral Plans, please see the discussion in the section captioned “Compensation of Directors — Director Deferral Plans” in this Proxy Statement.

The following table shows for the Current Equity Plans, as a group, the number of common shares issuable upon the exercise of outstanding stock options and upon payout of outstanding long-term performance share awards, the weighted-average exercise price of outstanding stock options, and the number of common shares remaining available for future issuance, excluding common shares issuable upon exercise of outstanding stock options or upon payout of outstanding long-term performance share awards, in each case as of May 31, 2024. The following table also shows for the Employee Deferral Plans and the Director Deferral Plans, as a group, the number of whole common shares issuable upon payout of amounts credited to theoretical common shares in the accounts of participants in the Employee Deferral Plans and the Director Deferral Plans, as of May 31, 2024.

Plan Category	Number Of Common Shares To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights		Weighted-Average Exercise Price Of Outstanding Options, Warrants And Rights		Number Of Common Shares Remaining Available For Future Issuance Under Equity Compensation Plans [Excluding Common Shares Reflected In Column (a)]
	(a)		(b)		(c)
Equity compensation plans approved by shareholders	816,440	(1)	29.67	(2)	2,736,058	(3)
Equity compensation plans not approved by shareholders	177,401	(4)	–	(4)	–	(5)
TOTAL	993,841	(1)(4)	29.67	(2)(4)	2,736,058	(3)(5)

(1)
Includes 520,480 common shares issuable upon exercise of outstanding stock options granted under the 2010 Stock Option Plan. Also includes 295,960 common shares which represents the maximum number of common shares which may be paid out in respect of outstanding long-term performance share awards granted under the 1997 LTIP.

Does not include 760,803 common shares which represent the maximum number of common shares which may be paid out in respect of long-term cash performance awards granted under the 1997 LTIP which were outstanding as of May 31, 2024, because to date all such awards have been paid in cash. If all long-term cash performance awards granted under the 1997 LTIP which were outstanding as of May 31, 2024, were paid out at their maximum amount and the Compensation Committee were to elect to make all payments in the form of common shares, then, based on the $57.03 closing price of the common shares on May 31, 2024, the last business day of fiscal 2024, the number of common shares which would be issued upon payout of the long-term cash performance awards would be 760,803 common shares. The number of common shares, if any, actually issued with respect to long-term cash performance awards granted under the 1997 LTIP would be based on (a) the percentage of the long-term cash performance awards determined by the Compensation Committee to be paid in common shares rather than cash, (b) the actual performance level (i.e., threshold, target or maximum) used to determine the payout in respect of each long-term cash performance award and (c) the price of the common shares at the time of payout.

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(2)
Represents the weighted-average exercise price of stock options outstanding under the Current Equity Plans as of May 31, 2024. Also see footnote (1) above with respect to long-term performance share awards and long-term cash performance awards granted under the 1997 LTIP. The weighted-average exercise price does not take these two types of awards into account.
(3)
Includes 1,335,961 common shares available under the 1997 LTIP, 220,890 common shares available under the 2006 Directors Equity Plan, and 1,179,207 common shares available under the 2010 Stock Option Plan. The number shown in this column excludes 295,960 common shares representing the maximum number of common shares which may be paid out in respect of outstanding long-term performance share awards granted under the 1997 LTIP as described in the first paragraph of footnote (1) above. If less than the maximum number of common shares were paid out in respect of any outstanding long-term performance share awards, the number of common shares available under the 1997 LTIP would increase by an amount equal to that difference. In addition to stock options, long-term performance share awards and long-term cash performance awards, the 1997 LTIP authorizes the Compensation Committee to grant awards in the form of stock appreciation rights, restricted common shares, performance units, dividend equivalents, and other stock unit awards that are valued in whole or in part by reference to, or are otherwise based on, the common shares or other property. The 2006 Directors Equity Plan authorizes the Board to grant awards in the form of restricted common shares, restricted stock units, stock appreciation rights and whole common shares.
(4)
Includes 28,802 common shares issuable upon payout of amounts credited to theoretical common shares in the accounts of participants in the Employee Deferral Plans and 148,599 common shares issuable upon payment of amounts credited to theoretical common shares in the accounts of participants in the Director Deferral Plans. The theoretical common shares are not taken into account for purposes of the “Weighted-Average Exercise Price Of Outstanding Options, Warrants And Rights” column.
(5)
Neither the Employee Deferral Plans nor the Director Deferral Plans provide for a specified limit on the number of common shares which may be issued upon payout of amounts credited to theoretical common shares in the accounts of participants in those plans.

80 Worthington | 2024 Proxy Statement • Equity Compensation Plan Information

Proposal 2: Advisory Vote to Approve the Compensation of the NEOs

We are asking shareholders to approve an advisory resolution to approve the compensation of the NEOs as reported in this Proxy Statement. As described in detail in the CD&A and in the “Fiscal 2024 Summary Compensation Table” and the accompanying tables and narrative in this Proxy Statement, our executive compensation programs are reviewed annually by the Compensation Committee, with advice from its independent compensation consultant and consideration given to executive compensation paid by other comparator companies. Our compensation programs are designed to foster the alignment of the interests of executive management with the interests of shareholders and to provide incentives, based primarily on our performance, for reaching established goals and objectives. Shareholders are urged to read the CD&A which describes in detail how our executive compensation policies and procedures achieve our compensation goals and objectives.

The direct relationship of the compensation earned by the NEOs to our performance continues to be shown by the amounts of incentive compensation earned by the NEOs for fiscal 2024, fiscal 2023 and fiscal 2022.

We have also been able to reward our shareholders, not only by executing the Separation, but also by continuing to pay a regular quarterly cash dividend, which steadily increased over the past five fiscal years prior to the Separation, from $0.23 during Fiscal 2019 to $0.32 for the first and second quarters of fiscal 2024. Accounting for the Separation, we paid a cash dividend of $0.16 for the third quarter of fiscal 2024 and $0.17 for the fourth quarter.

Consistent with our compensation philosophy, annual incentive compensation earned by the NEOs continued to move in the direction of our results. As a result of a relatively strong performance in fiscal 2024, annual cash incentive bonuses for the NEOs were up compared to the prior year, with Corporate (i.e., our aggregate performance as opposed to segment performance) paying out at 141% of target, following a payout of 100% of target for fiscal 2023, while segment-based payouts ranged from 95% to 132% of target in fiscal 2024 and 84% to 95% of target in fiscal 2023.

The following table shows the percentage of target levels achieved for awards under the annual cash incentive bonus program for the last three fiscal years.

		Payouts as Percentage of Target
Fiscal Year	Performance	Corporate	Business Segments
2022	Very strong year despite COVID-19 and other challenges	200%	100%-200%
2023	Near record annual earnings, but weaker year-over-year results	100%	84%-95%
2024	Strong annual earnings, but weaker year-over-year results	141%	95%-132%

The solid results also had a positive impact on long-term performance awards for the three-fiscal-year period ended with fiscal 2024. These awards paid out at 200% of target for Corporate, while segment-based payouts ranged from 100% to 200% of target in fiscal 2024. This followed the three-fiscal-year period ended with fiscal 2023, which had similar payouts due to our strong performances in fiscal 2023 and fiscal 2022.

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The following table shows the percentage of target levels achieved for awards under the long-term incentive program for the performance periods ended during the last three fiscal years.

Performance Period (Fiscal Years)	Performance	Corporate	Business Segments
2020-2022	Strong results in fiscal 2021 and fiscal 2022 lifted results for the entire period	200%	191%-200%
2021-2023	Strong results in fiscal 2021 and fiscal 2022 lifted results for the entire period	200%	156%-200%
2022-2024	Strong results in the entire period	200%	100%-200%

The vote on the advisory resolution relates to the compensation of the NEOs as a whole. The vote is advisory, which means that the vote is not binding on us, the Board or the Compensation Committee. To the extent there is any significant vote against the NEOs’ compensation for fiscal 2024 as reported, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of shareholders.

In accordance with Exchange Act Rule 14a-21(a), we are asking shareholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the shareholders of Worthington Enterprises, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the Company's proxy statement for its 2024 Annual Meeting of Shareholders pursuant to the executive compensation disclosure rules in Item 402 of SEC Regulation S-K (including the “Compensation Discussion and Analysis”, the “Fiscal 2024 Summary Compensation Table” and the related executive compensation tables, notes and narratives).

The Board’s current policy is to include an advisory resolution regarding approval of the compensation of our NAMED EXECUTIVE OFFICERS annually. THE BOARD WILL TAKE INTO ACCOUNT THE OUTCOME OF THE VOTE WITH RESPECT TO PROPOSAL 3. Accordingly, unless the Board modifies its policy on the frequency of future votes, the next advisory vote to approve the compensation of the neos will occur at the 2024 Annual Meeting.

Required Vote and Board’s Recommendation

The affirmative vote of the holders of a majority of the common shares present in person or represented by proxy and entitled to vote on the proposal is required to approve the advisory resolution on NEO compensation. The properly executed proxy of a holder of the common shares entitled to vote on the proposal marked “abstain” with respect to Proposal 2 will not be voted with respect to such matter. Accordingly, for purposes of Proposal 2, abstentions will be counted in determining the required vote and will have the effect of a vote “against” the advisory resolution. Broker non-votes will not be counted in determining the required vote.

THE COMPENSATION COMMITTEE AND THE BOARD UNANIMOUSLY

RECOMMEND THAT OUR SHAREHOLDERS VOTE “FOR” THE APPROVAL

OF THE ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF THE NEOs.

82 Worthington | 2024 Proxy Statement • Proposal 2: Advisory Vote to Approve the Compensation of the NEOs

Proposal 3: Approval of the Worthington Enterprises, Inc. 2024 Long-Term Incentive Plan

Introduction

We are asking our shareholders to approve the 2024 LTIP. The 2024 LTIP was approved by the Board on June 25, 2024, subject to approval by our shareholders. Set forth in this section entitled “Proposal 3: Approval of the Worthington Enterprises, Inc. 2024 Long-Term Incentive Plan” is a summary of the material terms of the 2024 LTIP. This summary is qualified in its entirety by reference to the full text of the 2024 LTIP, a copy of which is attached to this Proxy Statement as Appendix II. All capitalized terms which are not defined in this Proposal 3 are defined in the 2024 LTIP.

Purpose of 2024 LTIP

The purpose of the 2024 LTIP is to enhance the value of the Company for the benefit of our shareholders by enabling us to align the interests of key employees with the interests of our shareholders, to provide incentives for key employees to contribute to our future success, and to enhance our ability to attract and retain talented individuals upon whom the sustained progress, growth and profitability of the Company depends. If approved by our shareholders, the 2024 LTIP will remain in effect until terminated by the Board.

Administration

The 2024 LTIP is administered by the Compensation Committee. The Compensation Committee has the authority to select the employees to whom awards are granted, to determine the type of awards granted and the number of common shares covered by such awards, to set the terms of such awards and to cancel or suspend awards, in each case in a manner not inconsistent with the 2024 LTIP. The Compensation Committee is authorized to interpret the 2024 LTIP and to establish, amend and rescind any rules and regulations relating to the 2024 LTIP, to determine the terms of any agreements entered into with participants in the 2024 LTIP, and to make all other determinations which may be necessary or advisable for the administration of the 2024 LTIP. Any determination made by the Compensation Committee will be final and conclusive.

Eligibility

Any employee of the Company, a 50%-owned direct or indirect subsidiary of the Company, or any other entity in which the Company has a 20% or greater direct or indirect equity interest and which is designated as a “subsidiary” by the Compensation Committee for purposes of the 2024 LTIP, is eligible to be selected by the Compensation Committee to receive an award under the 2024 LTIP. As of the date of this Proxy Statement, the Company, together with its 50%-owned subsidiaries, had approximately 3,700 employees eligible for awards under the 2024 LTIP. Because the granting of awards under the 2024 LTIP is discretionary, the number of employees granted awards under the 2024 LTIP and the number of common shares subject to awards granted to each participant may vary from year to year.

Types of Awards

Under the 2024 LTIP, the Compensation Committee may grant the following types of awards: (a) non-qualified stock options (“NSOs”); (b) stock appreciation rights (“SARs”), in tandem with NSOs or free-standing; (c) restricted common shares (“restricted stock”); (d) restricted stock units (“RSUs”); (e) performance awards in the form of performance shares or performance units subject to the achievement of performance goals during a specified performance period; and (f) other awards of common shares or awards valued in whole or in part by reference to, or otherwise based upon, common shares or other property.

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NSOs

The Compensation Committee may grant NSOs either alone or in addition to other awards. The exercise price (sometimes also referred to as the “option price”) of any NSO granted is to be determined by the Compensation Committee, but may not be less than 100% of fair market value of the common shares on the date of the grant of the NSO. For purposes of the 2024 LTIP, the fair market value of the common shares on a particular date has been and will continue to be the closing sale price as reported on NYSE (or such other principal exchange on which the common shares may then be traded). The closing sale price of the common shares as reported on NYSE on July 29, 2024 was $50.62. The term of any NSO granted is to be fixed by the Compensation Committee and may not exceed 10 years after the grant date. NSOs become exercisable at such time or times as determined by the Compensation Committee and may be exercised by payment in full of the exercise price, either in cash or, in whole or in part, in common shares or other consideration (including, if permitted by applicable law, outstanding vested and exercisable awards) having a fair market value on the date the NSO is exercised equal to the exercise price.

SARs

The Compensation Committee may grant SARs which are either free-standing or granted in tandem with NSOs (either at the time of or after the grant of the related NSO but prior to the exercise, termination or expiration of the related NSO). Upon exercise of any SAR that is granted, the holder will be entitled to receive the excess of the fair market value of the common shares for which the SAR is exercised as of the exercise date over the grant price of the SAR. The grant price (which may not be less than the fair market value of the common shares on the date of grant) and other terms of any SAR granted will be determined by the Compensation Committee. The term of any SAR granted will be limited to 10 years after the grant date. Payment upon the exercise of any SAR granted will be made in cash, common shares, other property or any combination thereof, as the Compensation Committee determines. Any SAR related to an NSO will terminate and no longer be exercisable upon the exercise or termination of the related NSO and any NSO related to an SAR will terminate and no longer be exercisable upon the exercise or termination of the related SAR.

Restricted Stock

The Compensation Committee may grant restricted stock awards either alone or in addition to other awards. Restricted stock may not be transferred by the recipient until the restrictions established by the Compensation Committee lapse. Unless otherwise determined by the Compensation Committee, recipients of restricted stock awards are not required to provide consideration other than the rendering of services or the payment of any minimum amount required by law. Each recipient of a restricted stock award will have all of the rights of holders of the common shares, including the right to vote the underlying common shares and the right to receive any cash dividends related to the underlying common shares, unless the Compensation Committee otherwise determines. If a participant’s employment terminates during the restriction period, the participant will forfeit all restricted stock and any related dividends still subject to restriction, unless otherwise authorized by the Compensation Committee.

Restricted Stock Units

The Compensation Committee may grant restricted stock unit awards either alone or in addition to other awards. Restricted stock units are a promise to issue common shares at a future date upon satisfaction of specified conditions and a recipient of a restricted stock unit award will not have any rights of our shareholders before the common shares are issued. Unless otherwise determined by the Compensation Committee, recipients of restricted stock units are not required to provide consideration other than the rendering of services.

Performance Awards

The Compensation Committee may grant performance awards either alone or in addition to other awards. The Compensation Committee may select the performance periods during which performance goals determined by the Compensation Committee are measured for the purpose of determining the extent to which a performance award has been earned. The performance periods associated with the performance awards granted under the 2024 LTIP are generally expected to cover three fiscal years, although the Compensation Committee may select shorter or longer performance periods for performance awards. The performance levels to be achieved for each performance period and the amount of the performance award to be distributed are determined by the Compensation Committee. Performance awards may be paid in cash, common shares or a combination thereof, as the Compensation Committee determines.

84 Worthington | 2024 Proxy Statement • Proposal 3: Approval of the 2024 LTIP

The Compensation Committee will specify in the award agreement the impact of a participant’s termination of employment upon the outstanding performance awards held by the participant. The outstanding performance award agreements generally provide that upon termination of employment, a participant’s performance awards are forfeited. However, if termination of employment is due to death, disability or retirement, a pro-rata payout will be made for performance periods ending within 24 months after termination based on the number of months of employment completed by the participant during the performance period before the effective date of termination, provided that the applicable performance goals are achieved. No payout is to be made for performance periods ending more than 24 months after termination of employment.

The Compensation Committee anticipates continued consideration of grants of long-term performance share awards and cash performance awards under the 2024 LTIP, in each case, to be based on achieving measurable financial results over a multiple-year period. Unless otherwise determined by the Compensation Committee, recipients of performance awards are not required to provide consideration other than the rendering of services or the payment of any minimum amount required by law.

Other Stock Unit or Cash Awards

To enable us to respond quickly to significant developments in applicable tax and other legislation and regulations and interpretations thereof, and to trends in executive compensation practices, the Compensation Committee is also authorized to grant to participants, either alone or in addition to other awards granted under the 2024 LTIP, awards of common shares and other awards that are valued in whole or in part by reference to, or are otherwise based on, the common shares (“other stock unit awards”) or cash. Other stock unit awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law or for such other consideration as determined by the Compensation Committee and may be settled in common shares, cash or any other form of property in the discretion of the Compensation Committee. Common shares (including securities convertible into common shares) purchased pursuant to purchase rights granted under other stock unit awards may be purchased for such consideration as the Compensation Committee determines, which price may not be less than the fair market value of such common shares or other securities on the date of grant.

Limitations on Number and Amount of Awards

Under the 2024 LTIP, no participant may be granted awards in any one calendar year with respect to more than 500,000 common shares. In addition, the maximum value of the property, including cash, that may be paid or distributed to any participant pursuant to a grant of performance awards valued by reference to a designated amount of property other than common shares made in any one calendar year is $10,000,000.

Common Shares Subject to 2024 LTIP

Subject to adjustment as described below, the 2024 LTIP currently provides that the maximum number of common shares available for settlement of awards over the life of the 2024 LTIP is the sum of 8,000,000, and the aggregate number of common shares subject to awards outstanding under the 1997 LTIP and the 2010 Stock Option Plan as of September 24, 2024, that cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable common shares). As of May 31, 2024, an aggregate total of 885,940 common shares were subject to outstanding awards under the1997 LTIP and the 2010 Stock Option Plan.

If any common shares subject to any award under the 2024 LTIP are forfeited or withheld for taxes, any award terminates or expires unexercised or any award is settled for cash or other property or exchanged for other awards, the common shares subject to such award will again be available for grant pursuant to the 2024 LTIP.

The common shares deliverable under the 2024 LTIP may consist in whole or in part of either authorized and unissued common shares or issued common shares which have been reacquired by the Company. No fractional common shares will be issued under the 2024 Plan.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin off, exchange of shares or similar transaction or other change in corporate structure or capitalization affecting the common shares or the price thereof, the Compensation Committee will make such substitution or adjustment in the aggregate number or class of shares which may be delivered under the 2024 LTIP, in the aggregate or to any one participant and in the number, class and option price or exercise price of shares subject to the outstanding awards granted under the 2024 LTIP (including the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another

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company) as the Compensation Committee deems to be equitable or appropriate to maintain the purpose of the original grant. Any such adjustment will be made consistent with the requirements of Section 409A of the Internal Revenue Code, to the extent applicable.

The Compensation Committee, without obtaining shareholder approval and except for the adjustments made as described in the immediately preceding paragraph, may not (a) amend the terms of an outstanding award to reduce the option price of an outstanding NSO or the grant price of an outstanding SAR; (b) cancel an outstanding NSO or SAR in exchange for NSOs or SARs with an option price or grant price, as applicable, that is less than the option price or grant price of the original NSO or SAR; (c) cancel an outstanding NSO or SAR with an option price or grant price, as applicable, which is above the current fair market value of the common shares underlying the NSO or SAR in exchange for another award, cash or other securities; (d) take any other action that is treated as a repricing under generally accepted accounting principles; or (e) take any other action that has the effect of repricing an award, as defined under NYSE Rules (or the rules of any other securities exchange on which the common shares are then listed or traded).

The Compensation Committee is authorized to make adjustments in performance award goals or in the terms and conditions of other awards in recognition of unusual or infrequently occurring events affecting us or our financial statements or changes in applicable laws, regulations or accounting principles. The Compensation Committee may correct any defect, supply any omission, or reconcile any inconsistency in the 2024 LTIP or any award in the manner and to the extent the Compensation Committee deems desirable to carry the applicable grant into effect.

Awards to Foreign Nationals

Awards may be granted to employees who are foreign nationals or employed outside of the U.S., or both, on such terms and conditions different from those specified in the 2024 LTIP as may be necessary or desirable, in the judgment of the Compensation Committee, to recognize differences in local law or tax policy.

Benefits Under the 2024 LTIP

The Compensation Committee has discretionary authority to grant awards under the 2024 LTIP. The 2024 LTIP does not contain any provisions for automatic grants. As a result, the future awards, benefits or amounts that may be received by any individual participant or group of participants, or that would have been granted during fiscal 2024 had the 2024 LTIP been in place, are not determinable.

Because future grants of awards under the 2024 LTIP will be made to employees by the Compensation Committee based on a subjective determination of the relative current and future contribution that each employee has made and may make to the long-term welfare of the Company, past grants may not be reflective of future grants under the 2024 LTIP. The Compensation Committee may, in its discretion, continue to grant cash performance awards with payouts tied to the same performance goals used for past grants or select other performance goals.

For more information regarding the number of common shares available for issuance under the 1997 LTIP and the 2010 Stock Option Plan, see the “Equity Compensation Plan Information” section of this Proxy Statement. As of the Record Date, the closing price for the common shares was $50.62.

Nonassignability of Awards

Unless the Compensation Committee determines otherwise at the time an award is granted, no award granted under the 2024 LTIP may be sold, assigned, transferred, pledged or otherwise encumbered by a participant, otherwise than by will, by designation of a beneficiary to exercise the participant’s rights with respect to the award after the participant’s death, or by the laws of descent and distribution. Each award is exercisable, during a participant’s lifetime, only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative.

Amendment and Termination

The Board may amend, alter or discontinue the 2024 LTIP, provided that no such action may impair the rights of a participant under an outstanding award without the participant’s consent. In addition, without shareholder approval, no amendment may be made which would (a) increase the total number of common shares reserved for delivery under the 2024 LTIP, (b) change the class of employees eligible to participate in the 2024 LTIP, or (c) otherwise require shareholder approval under

86 Worthington | 2024 Proxy Statement • Proposal 3: Approval of the 2024 LTIP

applicable law or the rules of any securities exchange on which our securities are listed or traded. The Compensation Committee may amend the terms of any outstanding award, prospectively or retroactively, but no such amendment may impair the rights of any participant without the participant’s consent.

Change in Control

To maintain the participants’ rights, unless the Compensation Committee determines otherwise at the time of grant with respect to a particular award, in the event of a Change in Control followed by an actual or constructive termination of employment (a “Change in Control Termination”):

•
any NSOs and SARs outstanding as of the date of a Change in Control Termination, and which are not then exercisable and vested, will become fully exercisable and vested to the full extent of the original grant; however, if an SAR is held by a participant who is subject to Section 16(b) of the Exchange Act, the SAR will not become fully vested and exercisable unless the SAR has been outstanding for at least six months;
•
the restrictions applicable to any restricted stock award will lapse, and the underlying common shares will become free of all restrictions and become fully vested and transferable to the full extent of the original grant;
•
all performance awards will be considered to be earned and payable in full, and any other restriction will lapse and the performance awards will be immediately settled or distributed; and
•
the restrictions and other conditions applicable to any other stock unit awards or any other awards will lapse, and the other stock unit awards or other awards will become free of all restrictions or conditions and become fully vested and transferable to the full extent of the original grant.

For purposes of the 2024 LTIP, a Change in Control will be deemed to have occurred when any person, alone or together with its affiliates or associates, has acquired or obtained the right to acquire the beneficial ownership of 25% or more of the outstanding common shares, unless such person is: (a) the Company; (b) any employee benefit plan of the Company or a trustee of or fiduciary with respect to any such plan when acting in that capacity; or (c) any person who, on the effective date of the 2024 LTIP, was an affiliate of the Company owning in excess of 10% of the outstanding common shares and the respective successors, executors, legal representatives, heirs and legal assigns of such person.

Cancellations and Forfeitures

The Compensation Committee has the power to determine whether, to what extent, and under what circumstances, any award is to be cancelled or suspended. In particular, but without limitation, all outstanding awards to any participant will be cancelled if the participant, without the consent of the Compensation Committee, while employed by us or after termination of such employment, becomes associated with, employed by, renders services to, or owns any interest in (other than any insubstantial interest, as determined by the Compensation Committee), any business that is in competition with the Company or with any business in which we have a substantial interest as determined by the Compensation Committee.

In the event a participant terminates the participant’s employment with us for any reason whatsoever, and within 18 months after the date thereof becomes associated with, employed by, renders services to, or owns any interest in (other than any insubstantial interest, as determined by the Compensation Committee), any business that is in competition with us or with any business in which we have a substantial interest as determined by the Compensation Committee, the Compensation Committee, in its sole discretion, may require such participant to return to us the economic value of any award which is realized or obtained (measured at the date of exercise or payment) by such participant at any time during the period beginning on that date which is six months prior to the date of such participant’s termination of employment with us.

Withholding for Taxes

We are authorized to withhold from any award granted or payment due under the 2024 LTIP the amount of withholding taxes due and to take such other action as may be necessary, in our opinion, to satisfy all obligations for the payment of such taxes. The Compensation Committee is authorized to establish procedures for election by participants to satisfy their respective withholding taxes by delivery of, or directing us to retain, common shares, unless otherwise specified by the Compensation Committee in the applicable award agreement. The authority described in this paragraph includes the authority to determine the amounts to be withheld (including common shares or other portions of awards) in satisfaction of a participant’s or former

Worthington | 2024 Proxy Statement • Proposal 3: Approval of the 2024 LTIP 87

participant’s withholding obligations, or in satisfaction of other tax obligations, either on a mandatory or elective basis, as permitted in the discretion of the Compensation Committee.

U.S. Federal Income Tax Consequences

The following is a brief summary of the general U.S. federal income tax consequences relating to awards granted or which may be granted under the 2024 LTIP. This summary is based on U.S. federal tax laws and Treasury Regulations in effect on the date of this Proxy Statement and does not purport to be a complete description of the U.S. federal income tax laws. In addition, this summary is not intended to be exhaustive, does not constitute tax advice, and does not describe state, local or foreign tax consequences. Each participant should consult with his or her tax advisor concerning the tax consequences of participating in the 2024 LTIP.

NSOs

A participant will not recognize taxable income when an NSO is granted, and we will not receive a deduction at that time, assuming the NSO does not have a readily ascertainable fair market value at the time it is granted. When an NSO is exercised, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying common shares on the date of exercise over the aggregate exercise price, and we will be entitled to a corresponding deduction. If a participant pays the exercise price, in whole or in part, with previously acquired common shares, the participant will recognize ordinary income equal to the value of the excess of the number of common shares that the participant receives upon exercise over the number of the common shares the participant surrenders, less any cash used to pay the exercise price.

SARs

A participant will not recognize taxable income when an SAR is granted, and we will not receive a deduction at that time. When an SAR is exercised, a participant will recognize ordinary income equal to the excess of the cash and/or the fair market value of the common shares the participant receives over the aggregate grant price of the SAR, if any, and we will be entitled to a corresponding deduction.

Restricted Stock

Generally, a participant who has been granted a restricted stock award will not recognize taxable income at the time of grant, and we will not be entitled to a deduction at that time, assuming that the restrictions create a “substantial risk of forfeiture” for federal income tax purposes and the participant does not make an election under Section 83(b) of the Internal Revenue Code. Generally, upon the lapse of the substantial risk of forfeiture, the participant will recognize ordinary income equal to the then fair market value of the underlying common shares, less any consideration paid for such common shares, and we will be entitled to a corresponding deduction.

A participant may elect pursuant to Section 83(b) of the Internal Revenue Code to recognize ordinary income on the date of grant of a restricted stock award equal to the fair market value of the common shares underlying the award on the grant date (less any amount paid by the participant for the common shares underlying the award) and to have the applicable capital gain holding period commence as of that date. If the restrictions on the restricted stock ultimately do not lapse, the participant may not take a tax deduction in connection with the forfeiture of the restricted stock subject to the election under Section 83(b) of the Internal Revenue Code.

Restricted Stock Units

A participant who has been granted a restricted stock unit award will not recognize taxable income at the time of grant, and we will not be entitled to a deduction at that time. In general, the participant will recognize ordinary income when the restricted stock units are settled equal to the cash or the fair market value of the common shares the participant receives upon settlement, less any consideration paid, and we will be entitled to a corresponding deduction.

Performance Shares and Performance Units

A participant will not recognize taxable income when performance shares or performance units are granted, and we will not receive a deduction at that time. In general, the participant will recognize ordinary income when the performance shares or

88 Worthington | 2024 Proxy Statement • Proposal 3: Approval of the 2024 LTIP

performance units are settled equal to the cash or the fair market value of the common shares the participant receives upon settlement, less any consideration paid, and we will be entitled to a corresponding deduction.

Other Stock Unit Awards or Cash Awards

A participant will not recognize taxable income when an other stock unit award is granted, and we will not receive a deduction at that time. In general, the participant will recognize ordinary income when the other stock unit award is settled equal to the cash or the fair market value of the common shares the participant receives upon settlement, less any consideration paid, and we will be entitled to a corresponding deduction. Additionally, the same amount will be subject to employment taxes, including social security and Medicare taxes.

Miscellaneous

When a participant sells the common shares received pursuant to the exercise or settlement of an award under the 2024 LTIP, the participant will generally recognize long-term capital gain or loss if, at the time of the sale, the participant has held the common shares for more than one year (or, in the case of a restricted stock award, more than one year from the date of the lapse of the substantial risk of forfeiture unless the participant made an election pursuant to Section 83(b) of the Internal Revenue Code as described above). If the participant held the common shares for one year or less, the gain or loss will be a short-term capital gain or loss.

Sections 280G and 4999 of the Internal Revenue Code

Sections 280G and 4999 of the Internal Revenue Code impose penalties on “excess parachute payments.” A parachute payment occurs when the “value” of all amounts paid to a “disqualified individual,” “in connection with a change in control,” each as defined under Section 280G of the Internal Revenue Code, is equal to or greater than three times the disqualified individual’s taxable compensation averaged over the five calendar years ending before the change in control (or over the disqualified individual’s entire period of service if that period is less than five calendar years). This average is called the “Base Amount.” An excess parachute payment is the amount equal to the excess of any parachute payments over 100% of the Base Amount.

Under Section 4999 of the Internal Revenue Code, if a disqualified individual receives an excess parachute payment, the disqualified individual is subject to an excise tax equal to 20% of such excess parachute payment. This tax is due in addition to other federal, state and local income, wage and employment taxes. Also, under Section 280G of the Internal Revenue Code, the Company would not be able to deduct the amount of any disqualified individual’s excess parachute payment.

Recommendation, Resolution and Required Vote

The Board believes that the 2024 LTIP and the ability of the Compensation Committee to grant awards thereunder are important for us to maintain competitive compensation plans, thus enhancing our ability to attract and retain key employees having the experience and abilities necessary to manage our business.

The proposal to approve the 2024 LTIP will be submitted to our shareholders in the form of the following resolution:

RESOLVED, that the shareholders of Worthington Enterprises, Inc. (the “Company”) approve the Worthington Enterprises, Inc. 2024 Long-Term Incentive Plan as included with the Company’s Proxy Statement for its 2024 Annual Meeting of Shareholders.

The affirmative vote of the holders of a majority of the common shares present in person or represented by proxy and entitled to vote on the proposal is required to approve the 2024 LTIP. The properly executed proxy of a holder of the common shares entitled to vote on the proposal marked “abstain” with respect to Proposal 3 will not be voted with respect to such matter. Accordingly, for purposes of Proposal 3, abstentions will be counted in determining the required vote and will have the effect of a vote “against” the resolution. Broker non-votes will not be counted in determining the required vote.

THE COMPENSATION COMMITTEE AND THE BOARD UNANIMOUSLY

RECOMMEND THAT OUR SHAREHOLDERS VOTE “FOR” THE PROPOSAL

TO APPROVE THE 2024 LTIP.

Worthington | 2024 Proxy Statement • Proposal 3: Approval of the 2024 LTIP 89

Proposal 4: Ratification of the Selection of Independent Registered Public Accounting Firm

The selection of our independent registered public accounting firm is made annually by the Audit Committee after consulting with management and carefully considering that firm’s qualifications and independence. As a result, the Audit Committee has selected KPMG to serve as our independent registered public accounting firm for fiscal 2024 and recommends that our shareholders ratify that selection. KPMG audited our consolidated financial statements as of May 31, 2024 and May 31, 2023 and for each of the fiscal years in the three-fiscal-year period ended May 31, 2024, and the effectiveness of our internal control over financial reporting as of May 31, 2024. Representatives of KPMG are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.

Required Vote and Board’s Recommendation

The affirmative vote of the holders of a majority of the common shares present in person or represented by proxy and entitled to vote on the proposal is required to ratify the selection of KPMG as our independent registered public accounting firm for fiscal 2025. The properly executed proxy of a holder of the common shares entitled to vote on the proposal marked “abstain” with respect to Proposal 4 will not be voted with respect to such matter. Accordingly, for purposes of Proposal 4, abstentions will be counted in determining the required vote and will have the effect of a vote “against” the proposal.

Even if the selection of KPMG is ratified by the shareholders, the Audit Committee, in its discretion, could decide to terminate the engagement of KPMG and to engage another firm if the Audit Committee determines such action is necessary or desirable. If the selection of KPMG is not ratified, the Audit Committee will reconsider (but may decide to maintain) the selection.

THE AUDIT COMMITTEE AND THE BOARD UNANIMOUSLY RECOMMEND
THAT OUR SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG.

90 Worthington | 2024 Proxy Statement • Proposal 4: Ratification of the Selection of Independent Public Accounting Firm

Audit Committee Matters

Report of the Audit Committee for the Fiscal Year Ended May 31, 2024

The Audit Committee oversees our financial and accounting functions, controls, reporting processes and audits on behalf of the Board in accordance with the Audit Committee’s written charter. The Audit Committee is responsible for providing independent, objective oversight of the integrity and quality of our consolidated financial statements, the qualifications and independence of our independent registered public accounting firm, the performance of our internal audit function and our independent registered public accounting firm and the annual independent audit of our consolidated financial statements. Management has the primary responsibility for the preparation, presentation and integrity of our consolidated financial statements and the reporting process, for the appropriateness of our accounting principles and reporting policies, for our establishment and maintenance of an effective system of internal control over financial reporting, and for the issuance of our annual report on the assessment of the effectiveness of our internal control over financial reporting. Our independent registered public accounting firm, KPMG, is responsible for auditing our annual consolidated financial statements included in our Annual Report on Form 10-K in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and issuing its report thereon based on such audit, for issuing an audit report on the effectiveness of our internal control over financial reporting, and for reviewing our unaudited interim consolidated financial statements included in our Quarterly Reports on Form 10-Q.

In fulfilling its oversight responsibilities, the Audit Committee reviewed with management our audited consolidated financial statements as of and for the fiscal year ended May 31, 2024, and discussed with management the quality, not just the acceptability, of the accounting principles and policies as applied in our financial reporting, the reasonableness of significant judgments and accounting estimates, and the clarity and completeness of disclosures in the consolidated financial statements.

In addition, the Audit Committee met with our management and internal auditors and KPMG throughout the year, with and without management present, to discuss the overall scope of their respective annual audit plans, the results of their respective audits, the effectiveness of our internal control over financial reporting, including management’s and KPMG’s reports thereon and the bases for the conclusions expressed in those reports, and the overall quality of our financial reporting. Throughout that period, the Audit Committee reviewed the plan of management for documenting and testing controls, the results of the documentation and testing, any deficiencies discovered and the resulting remediation of any such deficiencies. In addition, the Audit Committee reviewed and discussed with KPMG all matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

The Audit Committee has discussed with KPMG the independence of that firm from our management and us. KPMG is subject to independence controls that mitigate the risks that may be associated with long auditor tenure. The Audit Committee has received the written disclosures and the communications from KPMG required by applicable PCAOB requirements regarding KPMG’s communications with the Audit Committee concerning independence. The Audit Committee has considered KPMG’s provision of permitted non-audit services to us (including our subsidiaries) and concluded that the provision of such services is compatible with maintaining KPMG’s independence. The Audit Committee has also discussed with KPMG any relationships with or other services to us (including our subsidiaries or affiliates) that may impact the objectivity and independence of KPMG. The Audit Committee has satisfied itself as to the independence of KPMG.

Our management and KPMG have represented to the Audit Committee that our audited consolidated financial statements, as of and for the fiscal year ended May 31, 2024, were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed those audited consolidated financial statements with our management and with KPMG.

Worthington | 2024 Proxy Statement • Audit Committee Matters 91

Based on the Audit Committee’s discussions with our management and KPMG and the Audit Committee’s review of the report of KPMG to the Audit Committee, the Audit Committee unanimously recommended to the Board that our audited consolidated financial statements be included (and the Board approved such inclusion) in the 2023 Form 10-K filed with the SEC on July 30, 2024.

The Audit Committee is responsible for authorizing the appointment, compensation, and retention of, and overseeing the work of, our registered public accounting firm. On an annual basis, the Audit Committee evaluates the qualifications, performance and independence of KPMG and determines, after considering the impact of a change in our independent auditor, whether to select KPMG for the coming year. KPMG has been our independent registered public accounting firm since 2001. KPMG periodically rotates its lead audit engagement partner who cannot hold that position for more than five years, and the Audit Committee takes an active role in the process of evaluating and selecting the new lead audit engagement partner. The Audit Committee believes there are benefits to having an independent registered public accounting firm with an extensive history with the Company, and that KPMG’s institutional knowledge of us and our business, operations, accounting policies, financial systems and informal control framework leads to efficiencies in its work and to higher quality audit work and accounting advice.

The Audit Committee has selected KPMG as our independent registered public accounting firm for fiscal 2024 and unanimously recommends that the shareholders ratify such selection.

The foregoing report is provided by the Audit Committee of the Board:

Audit Committee

Kerrii B. Anderson, Chair
David P. Blom
Mark C. Davis
Paul G. Heller

92 Worthington | 2024 Proxy Statement • Audit Committee Matters

Pre-Approval of Services Performed by the Independent Registered Public Accounting Firm

Under SEC Rules and PCAOB standards, the charter of the Audit Committee requires the Audit Committee to review and pre-approve all audit and permitted non-audit services provided by our independent registered public accounting firm in order to ensure that the performance of these services does not impair the firm’s independence from us. The Audit Committee may delegate pre-approval authority to one or more designated members of the Audit Committee and, if it does, the decision of that member or members must be reported to the full Audit Committee at its next regularly scheduled meeting. The SEC Rules and PCAOB standards specify the types of non-audit services that independent registered public accounting firms may not provide to their audit clients and establish the Audit Committee’s responsibility for administration of the engagement of our independent registered public accounting firm.

All requests or applications for services to be provided by our independent registered public accounting firm must be submitted to the Audit Committee by both the independent registered public accounting firm and our CFO and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC Rules and PCAOB standards governing auditor independence.

Independent Registered Public Accounting Firm Fees

Fees billed for services rendered by KPMG for each of fiscal 2024 and fiscal 2023 were as follows:

Type of Fees	Fiscal 2024	Fiscal 2023
Audit Fees	$1,619,953	$2,238,971
Audit-Related Fees	$47,766	$2,058,791
Tax Fees	$5,365	$4,794
Other Fees	$0	$0
Total	$1,673,084	$4,302,556

All of the services rendered by KPMG to us during fiscal 2024 and fiscal 2023 were pre-approved by the Audit Committee.

In accordance with SEC Rules, “Audit Fees” are fees for professional services rendered for: the audit of our consolidated financial statements; the review of the interim consolidated financial statements included in our Quarterly Reports on Form 10‑Q; the audit of our internal control over financial reporting; the audit of the financial statements of certain of our foreign subsidiaries; and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the applicable fiscal years.

"Audit-Related Fees" primarily include fees related to carve-out audited financial statement procedures associated with the Separation.

“Tax Fees” are fees for professional services rendered for tax compliance, tax advice and tax planning.

Worthington | 2024 Proxy Statement • Audit Committee Matters 93

Miscellaneous Items

Householding of Annual Meeting Materials

The SEC has implemented rules regarding the delivery of our proxy materials (i.e., notices of annual meeting of shareholders, annual reports, proxy statements and Notices of Availability) to households. This method of delivery, often referred to as “householding”, would permit us to send (a) a single annual report and/or a single proxy statement, or (b) a single Notice of Availability to any household at which two or more registered shareholders reside if we reasonably believe such shareholders are members of the same family or otherwise share the same address or that one shareholder has multiple accounts. In each case, the registered shareholder(s) must provide written or implied consent to the householding process in accordance with SEC Rules. The householding procedure reduces the volume of duplicate information shareholders receive and reduces our expenses. Registered shareholders sharing an address may request delivery of a single copy of our proxy materials by contacting our Investor Relations Department at Worthington Enterprises, Inc., 200 West Old Wilson Bridge Road, Columbus, Ohio 43085, Attention: Director, Investor Relations.

Many brokers, banks and other holders of record considered to be the registered shareholder with respect to the common shares for beneficial owners have instituted householding. If your family or others with a shared address have one or more accounts under which you beneficially own the common shares, you may have received householding information from your broker, bank or other holder of record in the past. Please contact your broker, bank or other holder of record directly if you have questions, require additional copies of this Proxy Statement, our 2024 Annual Report or the Notice of Availability and/or wish to revoke your decision to household and thereby receive multiple copies. You should also contact your broker, bank or other holder of record if you wish to institute householding.

Shareholders may request to discontinue or begin householding by contacting Broadridge Financial Services at (866) 540-7095 or by sending a written request to Broadridge Financial Services, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

Shareholder Proposals for 2025 Annual Meeting

Shareholders seeking to bring business before an annual meeting of shareholders (an “annual meeting”) or to nominate candidates for election as directors at an annual meeting must provide timely notice thereof in writing to our Secretary. Under Section 1.08(A) of our Code of Regulations, to be timely, a shareholder’s notice with respect to business to be brought before an annual meeting must be delivered to, or mailed and received at, our principal executive offices not less than 30 days prior to an annual meeting. However, if less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, the shareholder’s notice must be received no later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. In order for a shareholder’s notice to be in proper form, it must include: (a) a brief description of the business the shareholder desires to bring before an annual meeting; (b) the reasons for conducting the proposed business at an annual meeting; (c) the name and address of the proposing shareholder; (d) the number of common shares beneficially owned by the proposing shareholder; and (e) any material interest of the proposing shareholder in the business to be brought before an annual meeting. The requirements applicable to nominations are described above in “Corporate Governance — Nominating Procedures” in this Proxy Statement.

A shareholder seeking to bring business before an annual meeting must also comply with all SEC Rules. Pursuant to Rule 14a-8 under the Exchange Act, proposals of shareholders intended to be presented at our 2025 Annual Meeting must be received by us no later than April 16, 2025, to be eligible for inclusion in our proxy materials relating to the 2025 Annual Meeting. Upon receipt of a shareholder proposal, we will determine whether or not to include the proposal in the proxy materials in accordance with SEC Rules. In addition, to comply with the SEC Rules regarding universal proxies, a shareholder intending to solicit proxies in support of director nominees other than the Board’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than July 28, 2025, the first business day following the date that is 60 days prior to the first anniversary of the 2024 Annual Meeting.

94 Worthington | 2024 Proxy Statement • Miscellaneous Items

The SEC has promulgated rules relating to the exercise of discretionary voting authority pursuant to proxies solicited by the Board. Generally, a proxy may confer discretionary authority to vote on any matters brought before an annual meeting if we did not have notice of the matter at least 45 days before the date on which we first sent our proxy materials for the prior year’s annual meeting and a specific statement to that effect is made in the proxy statement or form of proxy. Any written notice required as described in this paragraph must have been given by July 1, 2024, for matters to be brought before the 2024 Annual Meeting. Any written notice required as described in this paragraph must be given by June 30, 2025, for matters to be brought before the 2025 Annual Meeting.

Any written notice to be given with respect to matters set forth in the three prior paragraphs of this “Shareholder Proposals for 2025 Annual Meeting” section must be sent to the attention of our Secretary at Worthington Enterprises, Inc., 200 West Old Wilson Bridge Road, Columbus, Ohio 43085 or by fax to (614) 840-3706.

Future Electronic Access to Proxy Materials and Annual Report

Registered shareholders can further reduce the costs incurred by us by consenting to receive all future proxy statements, forms of proxy, annual reports and Notices of Availability, as appropriate, electronically via e-mail or the Internet. To sign up for electronic delivery of future proxy materials, you must vote your common shares electronically via the Internet by logging on to www.proxyvote.com and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. You will be responsible for any fees or charges that you would typically pay for access to the Internet.

Annual Report on Form 10-K

Our audited consolidated financial statements for fiscal 2024 are included in the 2024 Annual Report. Additional copies of these financial statements and our 2024 Form 10-K (excluding exhibits) may be obtained, without charge, by sending a written request to our Investor Relations Department at 200 West Old Wilson Bridge Road, Columbus, Ohio 43085, Attention: Director, Investor Relations. The 2024 Form 10-K is also available on our website located at www.worthingtonenterprises.com and can also be found on the SEC website located at www.sec.gov.

References

This Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on the websites referenced herein is not part of this Proxy Statement.

Other Business

As of the date of this Proxy Statement, the Board knows of no business that will be presented for action by the shareholders at the Annual Meeting other than those matters discussed in this Proxy Statement. However, if any other matter requiring a vote of the shareholders properly comes before the Annual Meeting, or if a director nominee named in this Proxy Statement is unable to serve or will not serve, the individuals acting under the proxies solicited by the Board will vote and act according to their best judgment in light of the conditions then prevailing, to the extent permitted under applicable law.

By Order of the Board of Directors,

Dated: August 14, 2024	Patrick J. Kennedy,
Secretary

Worthington | 2024 Proxy Statement • Miscellaneous Items 95

Appendix I

Companies in Comparator Group

3M	3Pillar Global	A.O. Smith	Aaron's
ABC Technologies	ABM Industries	Accenture	Acronis
Acuity Brands	Adecco	Adidas	Adient
ADT	Adtalem Global Education	Aegion	Aera Energy
Aerojet Rocketdyne	Afry	Agilent Technologies	Air Products
Airbus	Alaska Air Group	Albertsons	Alcoa
Allegheny Health Network	Allegheny Technologies	Allegion	Allied Electronics
Allison Transmission	Allnex	Altria Group	Altus Group
Amadeus North America	Amazon.com	AMC Networks	American Airlines
American Sugar Refining	American Tower	Americas Styrenics	AmeriCold Logistics
AmeriHealth Caritas	AmerisourceBergen	AMETEK	Andersen
Andersons	Apache	Apple	Applied Research Associates
AptarGroup	Aptiv	Aramark	Arcadis
Arconic	Arcosa	Arctic Slope Regional	Arkema
Armstrong World Industries	Arrow Electronics	Arup Group	Asahi Kasei
Asbury Automotive Group	Ascend Performance Materials	ASRC Federal Holding Company	Astec Industries
AT&T	ATI Physical Therapy	Atlas Air Worldwide	Atos IT Solutions and Services
Automatic Data Processing	AvalonBay Communities	Avery Dennison	Avient Corporation
Axalta Coating Systems	Babson College	BAE Systems	Bain & Company
Baker Hughes	Baker McKenzie	Ball	Barrick Gold of North America
Barry Callebaut	Baxter	Beam Suntory	Becton Dickinson
Belk	Berry Global	Best Buy	BetMGM
Beyond Meat	Big Lots	Bilfinger	Biogen
Bio-Rad Laboratories	BJ's Wholesale Club	Black & Veatch	Blanco
Bloomin Brands	Bloomsbury	BlueTriton Brands	Boddie-Noell Enterprises
Boeing	Booz Allen Hamilton	BorgWarner	Bose
Boston Consulting Group	Boston Scientific	BP	Bradley
BrandSafway	Bridgestone Americas	Bright Horizons	Brightline Trains
Brink's	Brookdale Senior Living	Brooks Sports	Brown-Forman
BRP - Bombardier Recreational Products	Brunswick	Bunge	Burlington Northern Santa Fe
Bush Brothers & Company	BWX Technologies	ByteDance	CACI International
CAE	Caliber Home Loans	Campbell Soup	Canadian National Railway
Canadian Pacific Railway	Canfor Corporation	Capgemini U.S.	Capri Holdings
Carbon Health	Cargill	Carlisle Construction Materials	CarMax
Carmeuse North America Group	Carnival	Carpenter Technology	Carrier Global Corporation
Catalent Pharma Solutions	CDM Smith	CDW	Celanese
Celestica	CEMEX, Inc.	Central Plateau Cleanup Company	Ceridian HCM
Cerner	CF Industries	CGI Technologies and Solutions	Chamberlain Group
Chanel	Charter Communications	Chemours Company	Cherokee Nation Businesses
Chevron	Chevron Phillips Chemical	Chickasaw Nation	Choice Hotels International
CHS	Chumash Casino Resort	Church & Dwight	Cintas
Cisco Systems	CITGO Petroleum	City+Ventures	Clean Harbors
Clearwater Paper Corporation	Cleveland-Cliffs	Clorox	Coalfire
Coca-Cola	Coca-Cola Bottlers Sales and Services	Cognizant	Colgate-Palmolive
Collective Health	Colliers International	Colsa	Columbus McKinnon
Comcast Cable Corporation	Commercial Metals	Commercial Vehicle Group	CommScope
Compass Group, North America Division	Compassion International	Computacenter	Computershare
ConAgra Brands	Concentra Inc	Condé Nast Publications	Conduent
Conemaugh Memorial Medical Center	Conga	ConocoPhillips	Continental Automotive Systems
Continental Carbon	CoorsTek	CoreCivic	CoreLogic
Corizon Health	Corning	Corteva Agriscience	Covestro
Cox Enterprises	Crowley Maritime Corporation	Crown Castle	CSC ServiceWorks
CSL	CSX	CTB Inc	Curtiss-Wright
Cushman & Wakefield	Custom Truck One Source	CVR Energy	CVS Health
Dairy Farmers of America	Dana	Danone North America	Darden Restaurants
Dart Container	Datasite	DaVita Inc.	Deckers Brands
defi SOLUTIONS	Delek US Holdings	Delta Air Lines	Deluxe
DePaul University	DMG MORI USA, Inc.	Donaldson	Donnelley Financial Solutions
Dorman Products	Dot Foods	Dover	Dow Chemical
Dow Jones	Drax Power Group	Duke Realty	Dun & Bradstreet
DuPont	E.A. Sween Company	E.W. Scripps	EAB Global
Eastman Chemical	Eaton	EBSCO Information Services	Ecolab
Ecore	Edgewell Personal Care	Edwards Lifesciences	Elbit Systems of America
Electrolux	Elementis	EMCOR Group	Emerson Electric
Encompass Health Corporation	Endo	Enova International	EnPro Industries
Entertainment One	Entertainment Partners	Environmental Chemical Corp	Envision Healthcare Corporation
Envista Holdings	Equinix	Ericsson	Ernst & Young
Estée Lauder	Evoqua Water Technologies	Experian Americas	Express
ExxonMobil	Faurecia US Holdings	Ferrara Candy Company	First Solar
FirstGroup	FIS	Fiserv	Flex
Flowserve	Fluor Federal Petroleum Operations	FN America LLC	Footprint
Ford	Fortune Brands Home & Security	Fossil	Four Seasons Hotels and Resorts
Fox Factory Holding	Fred Hutchinson Cancer Research Center	Freeport-McMoRan	Frontier Communications
GAF Materials	Gap	GATX	Generac Power Systems
General Dynamics	General Dynamics Information Technology	General Electric	General Mills
General Motors	Genesis Energy	Genuine Parts	Getinge
Gildan Activewear	Glanbia Group Services	Glatfelter	Global Medical Response
Global Payments	GLOBALFOUNDRIES	Globalization Partners	Glory Global Solutions
Goodyear Tire & Rubber	Google	Graco	Grant Thornton
Graphic Packaging	Greenhouse Software	Greif	Greyhound Lines
GROWMARK	Grupo Cementos de Chihuahua	Guardian Pharmacy	GXO Logistics
H&R Block	H.B. Fuller	Harley-Davidson	Harman International Industries
HarperCollins Publishers	Harsco	HashiCorp	Havas Group

Worthington | 2024 Proxy Statement • Appendix I I-1

HCA Healthcare	HDR	HealthEquity	Hearst
Hearthside Food Solutions	Helmerich & Payne	Hendrickson	Henry Schein
Herbalife	Herc Rentals	Hertz	Hess
Hexcel	Hexion	High Company LLC	High Liner Foods
Hillenbrand	Hilton Worldwide	Hines	Hirose Electric
Hitachi Solutions	HNI	HNTB	HOLT CAT
HomeServe USA	Honeywell	Hormel Foods	Host Hotels & Resorts
Houghton Mifflin Harcourt Publishing	IBI Group	IBM	IDEX Corporation
IDEXX Laboratories	IFS	iHeartMedia	iHerb
IKEA	Ilitch Holdings	Illinois Tool Works	Infirmary Health System
Ingevity	Ingram Industries	Ingram Micro	INNIO Jenbacher
Innospec	Integer Holdings	Integra Lifesciences	Integrity Express Logistics
Intercontinental Hotels Group	International Automotive Components	International Data Group	International Game Technology
International Paper	Interstate Batteries Systems	Intertape Polymer Corp	Intertrust
IQVIA	Iron Mountain	Iveco Group	Ixom
J.M. Smucker	Jacobs Engineering	Jacobs Technology	Jefferson Science Associates
JELD-WEN	Jenoptik	JetBlue Airways	JM Family Enterprises
John Wiley & Sons	Johns Manville	Johnson Controls	Jones Lang LaSalle
K. Hovnanian Companies	Kansas City Southern	Kantar Group	Kapsch Partner Solutions
KAR Global	KBR	Kellogg	Kelsey-Seybold Clinic
Kenco Management Services	Kennametal	Kent Corporation	Kerry Group
Keurig Dr Pepper	KI, Inc	Kimley-Horn and Associates	Kin + Carta
Kinross Gold	KLJ Solutions	Kodak Alaris	Kohler
Konica Minolta	Kontoor Brands	Koppers	Koss Corporation
Kroger	Krones	Kronos Worldwide	Kubota Corporation
L.L. Bean	L3Harris	Lam Research	Land O'Lakes
Landmark Global	Learning Care Group	Ledcor Industries	Leggett and Platt
Lehigh Hanson	Leidos	Lend Lease	Lennox International
Lexmark	Liberty Global	Liberty Latin America	Li-Cycle
LifeWorks Ltd.	Lincoln Electric	Littelfuse	LKQ
Lockheed Martin	Logicalis	Loparex	Lowe's
Luck Companies	Lumen	LyondellBasell	M. A. Mortenson Company
Magellan Midstream Partners	Makino	Marathon Petroleum	Marriott International
Mars Incorporated	Martin Marietta	Mary Kay	MasterCard
Materion Corporation	Matrix Service	Maximus	McCain Foods
McCormick	McDermott International	McDonald's	McKesson
McLane Company	Medline Industries	MedVet	Meijer
Meritor	Messer Americas	Meta	Michelin
Microsoft	Mid-America Apartment Communities (MAA)	Mitsubishi International	Molina Healthcare
Momentive Performance Materials	Mondelez	Mosaic	Motrex
MSA Safety	Mueller Water Products	Myers Industries	Navistar International
New York Times	Newmont Mining	Nexteer Automotive	Niagara Bottling
NIBCO Inc	NielsenIQ	Nike	Nintendo of America
Nissan Motor	NNV Ventures	Norfolk Southern	Northrop Grumman
Northwest Permanente PC	Northwest Pipe Company	Nouryon	NOVA Chemicals
NOW Foods	Nutrien	nVent	Oak Street Health
Occidental Petroleum	Oceans Healthcare	Ogilvy	OLX Autos
ON Semiconductor	ONEOK	Orange Business Services	Otis Elevator Company
Otter Products	Outfront Media	Owens & Minor	Owens Corning
PAE	Panasonic of North America	Panda Restaurant Group	PAREXEL
Parker Hannifin	Parkland Corporation	Parsons Corporation	Party City
Paychex	PBF Energy	PCC Community Markets	Peckham Industries
Penske Truck Leasing	PepsiCo	Peraton	Percepta
Perdoceo Education Corporation	Performance Food Group	Petco Health and Wellness Company	PGA Tour
Physicians Endoscopy	Pitney Bowes	Plexus	Polaris Industries
PPG Industries	Praxair	Precision Castparts	Preformed Lined Products
Premise Health	Progressive Leasing	Prologis	Promethean
Prosegur Cia de Seguridad	Prosus Services	Puig	PulteGroup
Purdue Pharma	QTC Management	QTI Human Resources	Quad
Quest Diagnostics	Qurate Retail Group	R.D. Offutt Company	R.R. Donnelley
Raising Cane's Chicken Fingers	RAND Corporation	Randstad	Rayonier
Rayonier Advanced Materials	RAYUS Radiology	Recreational Equipment	RELX Group
Rentokil Initial	Resideo	Restore Hyper Wellness	Rev Group
Revantage Corporate Services	Rheem Manufacturing	RiceTec	Rich Products
Ricoh Americas	Robroy Industries	Rolls-Royce North America	Royal Caribbean Cruises
RSM US LLP	Rural King	Ryder System	Ryerson
S&C Electric	S.C. Johnson & Son	Saddle Creek Logistics Services	Safelite Auto Glass
Safran	SAIC	Saint-Gobain	Sally Beauty
Samuel, Son & Co. Limited	Saputo	Sargento Foods	SAS Institute
Sazerac Company	Schlumberger	Schnuck Markets Inc	Scholastic
Schreiber Foods	Scientific Research Corporation	Sealed Air	Sensient Technologies
SES	SGS - Société Générale de Surveillance	Shaw Industries	Shell Oil
Sherwin-Williams	SICPA	Sierra Nevada Corporation	SIG Combibloc
Sinclair Broadcast Group	Slalom	Sleep Number	Smith & Nephew
Smithfield Foods	SMSC Gaming Enterprise	Snap One	Snap-on
Sodexo	Solenis	Sollis Health	Sonepar USA
Sonoco Products	Southeastern Freight Lines	Southern Glazer's Wine and Spirits	Southwest Airlines
Sovos	Spectrum Brands	Spirit Airlines	Springfield Clinic
SPX Corporation	Stampin' Up!	Stanley Black & Decker	Stantec
Star Tribune	Starbucks	Starkey Hearing Technologies	Steelcase
Steffes	Stericycle	Stoneridge	Strive Health
Subaru of Indiana Automotive	Sumitomo Corporation of Americas	Sumitomo Heavy Industries	Summit Midstream
Sun Chemical	Sunbelt Rentals	Superior Industries International	Sweetgreen
Sylvamo	Sysco Corporation	Tailored Brands	Target
Taubman Centers	Taylor & Francis	TaylorMade Golf	TD Synnex
TDIndustries	TDS Telecom	TE Connectivity	TEGNA
Telefónica	Tellurian	Tenet Healthcare Corporation	Tennant Company
Teradata	Terex	Terminix	Terumo BCT
Test Rite Group	Textron	TFI International Inc.	The Christ Hospital
Thermo Fisher Scientific	Thyssenkrupp	Timken	TimkenSteel
Tivity Health	TJX Companies	T-Mobile USA	TomTom
TopBuild	Topgolf	Toro	Toyota Motor
Trane Technologies	Transocean	TransUnion	Travel + Leisure Co.
Tri Pointe Homes	Trijicon Inc	TriNet	Trinity Industries
Trinseo	Triumph Group	True Value Company	TTEC

I-2 Worthington | 2024 Proxy Statement • Appendix I

TTX	Tyson Foods	U.S. Xpress Enterprises	Uber Freight
Uline	Under Armour	Unilever United States	Unisys
United Natural Foods	United States Cellular	United States Steel	UnitedHealth Group
Univar	Universal Health Services	University of Miami	University of Phoenix
UPS	Urban Outfitters	US Foods	USG Corporation
Valero Energy	Valmont Industries	Valvoline	Varsity Brands
Vectrus	Ventura Foods	Vericast	VeriSign
Verisk Analytics	Veritiv	Vertex	Vertex Pharmaceuticals
VF Corporation	Vice Media Group	Victoria's Secret	Viscofan
Vista Outdoor	Visteon	Vitesco Technologies	Volkswagen Group of America
Volvo Group North America	Vontier	Vopak	W.R. Grace
W.W. Grainger	Wabtec	Wahl Clipper	Walmart
Walt Disney	Warner Music Group	WarnerMedia Group	Waste Management
Waters	Wawa	Weber-Stephen	Wegmans Food Markets
Wells Enterprises	Wendy's Group	West Fraser Timber	West Pharmaceutical Services
Westlake Chemical	WestRock	Weyerhaeuser	Whataburger Restaurants
Whirlpool	White & Case	Wichita State University	Winnebago Industries
WireCo	Wood	Woodward	World Fuel Services
Worldline	Worthington Industries	Wunderman Thompson	Xerox
XPO Logistics	Xtek Inc	Yahoo!	Yanfeng Global Automotive Interior Systems
Yazaki Corporation	Yondr Group	Zayo Group	Zebra Technologies
Zimmer Biomet

Worthington | 2024 Proxy Statement • Appendix I I-3

Appendix II

Worthington Enterprises, Inc.
2024 Long-Term Incentive Plan

1. Purpose. The purposes of the Worthington Enterprises, Inc. 2024 Long-Term Incentive Plan (this “Plan”) are to enable selected key Employees to align the interests of the Employees with those of Worthington’s shareholders, to provide Employees with incentives to contribute to the Company’s future success, thus enhancing the value of the Company for the benefit of Worthington’s shareholders, and to enhance the ability of the Company to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends. This Plan is effective on the Effective Date. Capitalized terms used and not otherwise defined in this Plan have the meanings ascribed to them in Section 15 hereof.

2. Administration. This Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of this Plan as may from time to time be adopted by the Board, to: (a) select the Employees to whom Awards may from time to time be granted hereunder; (b) determine the type or types of Award to be granted to each Participant hereunder; (c) determine the number of Shares to be covered by each Award granted hereunder; (d) determine the terms and conditions, not inconsistent with the provisions of this Plan, of any Award granted hereunder; (e) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended; (f) interpret and administer this Plan and any instrument or agreement entered into under this Plan; (g) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of this Plan; and (h) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of this Plan. Decisions of the Committee shall be final, conclusive and binding upon all Persons, including the Company, any Participant, any shareholder, and any Employee of the Company. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings. The Committee, in its sole discretion, may delegate any duties associated with this Plan to any person that it deems appropriate, except that the Committee may not delegate any duties that the Committee is required to discharge to comply with applicable laws and regulations.

3. Duration and Shares.

a. Term. This Plan shall remain in effect until terminated by the Board.

b. Shares Subject to this Plan. The maximum number of Shares in respect of which Awards may be granted under this Plan, subject to adjustment as provided in Section 3(c) of this Plan, shall be equal to the sum of (i) 8,000,000, and (ii) the number of Shares subject to the awards outstanding under the Prior Plan as of September 24, 2024, that cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable Shares). Notwithstanding the foregoing, no Participant may be granted Awards in any one calendar year with respect to more than 500,000 Shares.

For the purpose of computing the total number of Shares available for Awards under this Plan, there shall be counted against the foregoing limitations the number of Shares subject to issuance upon exercise or settlement of Awards. For purposes of clarity, the Committee may make reasonable estimates of the numbers of Shares that are expected to be issued in connection with a Performance Award, provided that the total number of Shares actually issued in connection with the Plan may not exceed the maximum. Shares which were previously subject to Awards shall again be available for Awards under this Plan if any such Awards are forfeited, terminated, expire unexercised, settled in cash or property other than Shares or exchanged for other Awards including any withholding or surrender of Shares to pay taxes (to the extent of such forfeiture, termination, withholding, surrender or expiration of such Awards), or if the Shares subject thereto can otherwise no longer be issued. Any Shares which are used as full or partial payment to Worthington by a Participant of the option price of Shares upon exercise of an Option shall again be available for Awards under this Plan.

Worthington | 2024 Proxy Statement • Appendix II II-1

Shares which may be issued under this Plan may be either authorized and unissued Shares or issued Shares which have been reacquired by Worthington. No fractional Shares shall be issued under this Plan.

c. Changes in Shares. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin off, exchange of shares or similar transaction or other change in corporate structure or capitalization affecting the Shares or the price thereof, such adjustments and other substitutions shall be made to this Plan and to the Awards as the Committee in its sole discretion deems equitable or appropriate, including without limitation such adjustments in the aggregate number, class and kind of Shares which may be delivered under this Plan, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of Shares subject to outstanding Options, Stock Appreciation Rights or other Awards granted under this Plan, and in the number, class and kind of Shares subject to Awards granted under this Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion, provided that the number of Shares or other securities subject to any Award shall always be a whole number. Any adjustment made pursuant to this Section 3(c) shall be made consistent with the requirements of Section 409A of the Code, to the extent applicable.

d. Prohibition on Repricing. Except for adjustments made pursuant to Section 3(c) of this Plan, in no event may the Committee, without obtaining the approval of Worthington’s shareholders: (a) amend the terms of an outstanding Award to reduce the option price of an outstanding Option or the grant price of an outstanding Stock Appreciation Right; (b) cancel an outstanding Option or Stock Appreciation Right in exchange for Options or Stock Appreciation Rights with an option price or grant price, as applicable, that is less than the option price or grant price of the original Option or Stock Appreciation Right; (c) cancel an outstanding Option or Stock Appreciation Right with an option price or grant price, as applicable, which is above the current Fair Market Value of the Shares underlying the Option or Stock Appreciation Right in exchange for another Award, cash or other securities; (d) take any other action that is treated as a “repricing” under generally accepted accounting principles; or (e) take any other action that has the effect of “repricing” an Award, as defined under the rules of the securities exchange or other recognized market or quotation system on which the Shares are then listed or traded.

4. Eligibility. Any Employee (excluding any member of the Committee) shall be eligible to be selected as a Participant.

5. Options. Options may be granted hereunder to Participants, either alone or in addition to other Awards granted under this Plan. Any Option granted under this Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. Any such Option shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall deem desirable. The provisions of Options need not be the same with respect to each Participant.

a. Option Price. The option price per Share purchasable upon exercise of an Option shall be determined by the Committee in its sole discretion; provided that such option price shall not be less than the Fair Market Value of the Share on the date of the grant of the Option.

b. Option Period. Subject to Section 12(b), the term of each Option shall be fixed by the Committee in its sole discretion.

c. Exercisability. Options shall be exercisable at such time or times as determined by the Committee.

d. Method of Exercise. Subject to the other provisions of this Plan and any applicable Award Agreement, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the option price in such form or forms, including, without limitation, payment by delivery of cash, Shares already owned by the Participant or other consideration (including, where permitted by law, by delivery or surrender of outstanding vested and exercisable Awards, including through the withholding of Shares which would otherwise be issued in connection with the exercise of a vested and exercisable Option), having a Fair Market Value on the exercise date equal to the total option price, or by any combination of cash, Shares and other consideration unless the Committee may otherwise specify in the applicable Award Agreement.

II-2 Worthington | 2024 Proxy Statement • Appendix II

6. Stock Appreciation Rights. Stock Appreciation Rights may be granted hereunder to Participants, either alone or in addition to other Awards granted under this Plan, and may, but need not, relate to a specific Option granted under Section 5. Any Stock Appreciation Right granted under this Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. Any such Stock Appreciation Right shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall deem desirable. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant.

a. Term. Subject to Section 12(b), the term of each Stock Appreciation Right shall be fixed by the Committee in its sole discretion.

b. Exercisability. Each Stock Appreciation Right shall be exercisable at such time or times as determined by the Committee.

c. Method of Exercise. Subject to the other provisions of this Plan and any applicable Award Agreement, any Stock Appreciation Right may be exercised by the Participant in whole or in part at such time or times.

7. Restricted Stock and Restricted Stock Units.

a. Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the Grant Date.

b. Restricted Stock or Restricted Stock Unit Award Agreement. Each Award of Restricted Stock and/or Restricted Stock Unit shall be evidenced by an Award Agreement that shall specify the restriction period, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.

c. Other Conditions and Restrictions. The Committee may impose such other conditions and/or restrictions on any Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable or desirable. Such conditions and restrictions may include, but shall not be limited to, a requirement that the Participant pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, acceleration of a restriction period based on the achievement of performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which the Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Committee upon vesting of such Restricted Stock or Restricted Stock Units.

An Award of Restricted Stock or Restricted Stock Units shall have a minimum vesting period of one year from the date of its grant with no vesting prior to the first anniversary of the grant date, except that this minimum vesting condition need not apply (i) in the case of the death or disability of the Participant or termination of employment of a Participant in connection with a Change of Control, and (ii) with respect to up to an aggregate of 5% of the Shares authorized under this Plan, which may be granted (or regranted upon forfeiture) in any form permitted under this Plan without regard to such minimum vesting requirements.

Restricted Stock Units shall be settled in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

d. Registration. Any Restricted Stock issued hereunder may be evidenced in such manner as the Committee in its sole discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Stock awarded under this Plan, such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions

Worthington | 2024 Proxy Statement • Appendix II II-3

applicable to such Restricted Stock have been satisfied or lapse. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Restricted Stock Award have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations).

e. Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, a Participant receiving a Restricted Stock Award will have, with respect to the Restricted Stock, all of the rights of a shareholder of the Company holding the class of Shares that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any dividends paid on Restricted Stock. Any dividends paid on the Restricted Stock will be subject to the same restrictions that apply to the Restricted Stock with respect to which the dividend was paid.

A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. A Participant shall have no dividend rights with respect to any Restricted Stock Units granted hereunder unless the Participant is also granted Dividend-Equivalent Rights. Any Participant selected by the Committee may be granted Dividend-Equivalent Rights in connection with any Award other than an Option or SAR based on the dividends declared on Shares that are subject to the Award to which they relate, to be accrued as of dividend payment dates, during the period between the date the Award is granted and the date the Award vests or expires, as determined by the Committee. Such Dividend-Equivalent Rights shall be converted to cash or Shares by such formula and at such time and subject to such limitations as may be determined by the Committee. Notwithstanding the foregoing or any provision of this Plan to the contrary, if any Award for which Dividend-Equivalent Rights have been granted has its vesting or grant dependent upon the satisfaction of (i) a service condition, (ii) one or more performance conditions, or (iii) both a service condition and one or more performance conditions, then such Dividend-Equivalent Rights shall be subject to the same performance conditions and service conditions, as applicable, as the underlying Award. For purposes of clarity, no amount shall be paid or settled in connection with a Dividend-Equivalent Right until the underlying Award is paid or settled.

f. Section 83(b) Election. The Committee may provide in an Award Agreement that any Restricted Stock Award is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to promptly file a copy of such election with the Company.

8. Performance Awards. Performance Awards may be issued hereunder to Participants, either alone or in addition to other Awards granted under this Plan, for such consideration as determined by the Committee, in its sole discretion. The performance criteria to be achieved during any Performance Period, the length of the Performance Period and the other terms and conditions with respect to the Performance Award shall be determined by the Committee upon the grant of each Performance Award. Performance Awards may be paid in cash, Shares or any combination thereof, in the sole discretion of the Committee at the time of payment. The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period and achievement of the applicable performance levels. The maximum grant date value of the property, including cash, that may be paid or distributed to any Participant pursuant to a grant of any Performance Award made in any one calendar year shall be $10,000,000. The provisions of Performance Awards need not be the same with respect to each Participant.

9. Unrestricted Stock and Other Awards.

a. Other Stock Awards Administration. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares (collectively, “Other Stock Unit Awards”) may be granted hereunder to Participants, either alone or in addition to other Awards granted under this Plan. Other Stock Unit Awards may be paid in Shares, cash or any other form of property as the Committee shall determine.

b. Cash-Based Award. The Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine in its sole discretion.

II-4 Worthington | 2024 Proxy Statement • Appendix II

c. Terms and Conditions. Other Stock Unit Awards granted under this Section 9 may be issued for such consideration as determined by the Committee in its sole discretion. Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Section 9 shall be purchased for such consideration as the Committee shall in its sole discretion determine, which shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is awarded. The terms and conditions and other provisions with respect to Other Stock Unit Awards shall be determined by the Committee. The provisions of Other Stock Unit Awards need not be the same with respect to each Participant.

10. Change in Control Provisions.

a. Impact of Event. Notwithstanding any other provision of this Plan to the contrary, but subject to the provisions of Section 10(c), in the event of a Change in Control:

i. Any Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant; provided, that in the case of a Participant holding a Stock Appreciation Right who is subject to Section 16(b) of the Exchange Act, such Stock Appreciation Right shall not become fully vested and exercisable unless it shall have been outstanding for at least six months at the date such Change in Control is determined to have occurred. Any Option and Stock Appreciation Right outstanding on the date of such Change in Control shall either (A) be adjusted to maintain the intrinsic value of the Award on the date of the Change in Control as described in Section 3(c), or (B) cash out the intrinsic value of the Option and Stock Appreciation Right by treating the Award as if it had been exercised on the date of the Change in Control.

ii. The restrictions applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

iii. All Performance Awards shall be considered to be earned and payable in full, and any other restriction shall lapse and such Performance Awards shall be immediately settled or distributed. For purposes of clarity, any performance conditions shall be treated as satisfied at the greater of (A) actual performance during the Performance Period through the date of such Change in Control, and (B) target performance.

iv. The restrictions and other conditions applicable to Restricted Stock Units, any Other Stock Unit Awards or any other Awards shall lapse, and such Other Stock Unit Awards or such other Awards shall become free of all restrictions or conditions and become fully vested and transferable to the full extent of the original grant.

b. Successors. All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business, equity and/or assets of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon each Participant’s heirs, legal representatives, and successors.

11. Amendments and Termination. The Board may amend, alter or discontinue this Plan or any outstanding Award, but no amendment, alteration, or discontinuation shall be made (a) that would impair the rights of a Participant under an Award theretofore granted, without the Participant’s consent, or (b) without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

12. General Provisions.

a. No Assignment. Unless the Committee determines otherwise at the time the Award is granted, no Award, and no Shares subject to Awards which have not been issued or as to which any applicable restriction, performance period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, except by will or by the laws of descent and distribution; provided that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary to exercise the rights

Worthington | 2024 Proxy Statement • Appendix II II-5

of the Participant with respect to any Award upon the death of the Participant. In the absence of any such beneficiary designation, any Awards that remain outstanding at the Participant’s death shall be paid to or exercised by the Participant’s surviving spouse, if any, or the Participant’s executor, administrator, or legal representative. Each Award shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative.

b. Term of Awards. The term of each Award shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of 10 years from the date of its grant.

c. No Right to Award. No Employee or Participant shall have any claim to be granted any Award under this Plan and there is no obligation for uniformity of treatment of Employees or Participants under this Plan.

d. Written Agreement Required. The prospective recipient of any Award under this Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a fully executed copy thereof to Worthington, and otherwise complied with the then applicable terms and conditions.

e. Adjustments. The Committee shall be authorized to make adjustments in Performance Award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event Worthington shall assume outstanding employee benefit awards or the right or obligation to make future awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under this Plan as it shall deem appropriate.

f. Cancellations and Forfeitures. The Committee shall have full power and authority to determine whether, to what extent, and under what circumstances, any Award shall be canceled or suspended. In particular, but without limitation, all outstanding Awards to any Participant shall be canceled if the Participant, without the consent of the Committee, while employed by the Company or after termination of such employment, becomes associated with, employed by, renders services to, or owns any interest in (other than any non-substantial interest, as determined by the Committee), any business that is in competition with the Company or with any business in which the Company has a substantial interest as determined by the Committee.

To the maximum extent permitted by applicable law, in the event a Participant terminates his or her employment with the Company for any reason whatsoever, and within 18 months after the date thereof becomes associated with, employed by, renders services to, or owns any interest in (other than any non-substantial interest, as determined by the Committee), any business that is in competition with the Company or with any business in which the Company has a substantial interest as determined by the Committee, the Committee, in its sole discretion, may require such Participant to return to the Company the economic value of any Award which is realized or obtained (measured at the date of exercise) by such Participant at any time during the period beginning on that date which is six months prior to the date of such Participant’s termination of employment with the Company.

g. Securities Laws Restrictions. No Shares shall be issued under this Plan unless counsel for Worthington shall be satisfied that such issuance will be in compliance with applicable federal and state securities laws. All certificates for Shares delivered under this Plan pursuant to any Award shall be subject to such share transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

h. Payment Requirements. Except as otherwise required in any applicable Award Agreement or by the terms of this Plan, recipients of Awards under this Plan shall not be required to make any payment or provide consideration other than the rendering of services.

II-6 Worthington | 2024 Proxy Statement • Appendix II

i. Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount, or such higher withholding elected by the Participant provided that such higher withholding would not have a negative accounting impact for the Company, to satisfy federal, state, provincial, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan. As soon as practicable after the date as of which the amount first becomes includible in the gross income of the Participant, the Participant shall pay to the Company, or make arrangements satisfactory to the Company or other entity identified by the Committee regarding the payment of any federal, state, provincial, or local taxes of any kind (including any employment taxes) required by law to be withheld with respect to such income. The obligations of the Company under this Plan shall be conditional on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.

Unless the Participant has elected, with the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by paying the taxes in cash or transferring to the Company Shares owned by the Participant that would satisfy no less than minimum statutory total tax but no more than the maximum statutory total tax with respect to the Company’s withholding obligation, the Participant shall be deemed to have elected to have the Company withhold a number of Shares that would satisfy no less than the minimum statutory total tax and, in the Committee’s discretion, up to the maximum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made by the Participant in a manner approved by the Committee, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

j. Other Arrangements. Nothing contained in this Plan shall prevent the Board or the Committee from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is otherwise required, and such arrangements may be either generally applicable or applicable only in specific cases.

k. Applicable Law. The validity, construction, and effect of this Plan and any rules and regulations relating to this Plan shall be determined in accordance with the laws of the State of Ohio and applicable Federal law.

l. Invalid Provisions. If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, it shall be stricken and the remainder of this Plan shall remain in full force and effect.

m. Foreign Nationals. Awards may be granted to Employees who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those specified in this Plan as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

n. No Right to Employment. Neither the adoption of this Plan nor the granting of any Award shall confer upon any employee of the Company any right to continued employment with the Company, nor shall it interfere in any way with the right of the Company to terminate the employment of any of its employees at any time, with or without cause.

o. Treatment as Compensation for Other Purposes. Payments and other benefits received by a Participant under an Award made pursuant to this Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company unless expressly so provided by such other plan or arrangements, or except where the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive annual cash compensation. Awards under this Plan may be made in combination with or in tandem with, or as alternatives to, grants, awards or payments under any other Company plans. This Plan notwithstanding, the Company may adopt such other compensation programs

Worthington | 2024 Proxy Statement • Appendix II II-7

and additional compensation arrangements as it deems necessary to attract, retain and reward employees for their service with the Company.

p. Clawback. Any Award issued under this Plan will be subject to any clawback policy developed by the Board or the Committee, whether such Award was granted before or after the effective date of any such clawback policy.

14. Effective Date of this Plan. This Plan became effective on the Effective Date.

15. Definitions. As used in this Plan, the following terms shall have the meanings set forth below:

a. “Acquiring Person” shall mean any Person (any individual, firm, corporation or other entity) who or which, together with all Affiliates and Associates, has acquired or obtained the right to acquire the beneficial ownership of 25% or more of the Shares then outstanding.

b. “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act

c. “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share, Performance Unit, Other Stock Unit Award, Cash-Based Award or any other right, interest, or option relating to Shares granted pursuant to the provisions of this Plan.

d. “Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award granted by the Committee hereunder.

e. “Board” shall mean the Board of Directors of Worthington.

f. “Cash-Based Award” shall mean an Award, denominated in cash, granted to a Participant as described in Section 9(b).

g. A “Change in Control” shall have occurred when any Person (other than (i) the Company, (ii) any employee benefit plan of the Company or any trustee of or fiduciary with respect to any such plan when acting in such capacity, or (iii) any Person who, on the Effective Date of this Plan, was an Affiliate of the Company owning in excess of 10% of the outstanding shares of Worthington and the respective successors, executors, legal representatives, heirs and legal assigns of such Person), alone or together with its Affiliates and Associates, has acquired or obtained the right to acquire the beneficial ownership of 25% or more of the Shares then outstanding; provided, however, that with respect to any Award subject to Section 409A of the Code that is settled or distributed upon the occurrence of a Change in Control, no settlement or distribution of such Award shall be made unless the Change in Control also constitutes a “change in control event” within the meaning of Section 409A of the Code.

h. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

i. “Committee” shall mean the Compensation Committee of the Board, composed of no fewer than three directors, each of whom is a Non-Employee Director and an “outside director” within the meaning of Section 162(m) of the Code.

j. “Company” shall mean Worthington and its subsidiaries, direct and indirect. Subsidiaries of Worthington shall include (i) any entity of which Worthington owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock, if the entity is a corporation, or of the capital or profits interests, if the entity is a partnership or another form of entity and (ii) any other entity in which Worthington has a 20% or greater direct or indirect equity interest and which is designated as a “Subsidiary” by the Committee for purposes of this Plan; provided, however, that with respect to any Award that is subject to Section 409A of the Code, “Company” shall mean Worthington and its subsidiaries with whom Worthington would be considered a single employer under Sections 414(b) and (c) of the Code, but modified as permitted by Treasury Regulation §1.409A-1(b)(5)(iii)(E)(1).

II-8 Worthington | 2024 Proxy Statement • Appendix II

k. “Effective Date” shall mean September 24, 2024.

l. “Employee” shall mean any common law employee of the Company. Unless otherwise determined by the Committee in its sole discretion, for purposes of this Plan, an Employee shall be considered to have terminated employment and to have ceased to be an Employee if his or her employer ceases to be a subsidiary of Worthington, even if he or she continues to be employed by such employer.

m. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

n. “Fair Market Value” means the value of one Share on any relevant date, determined under the following rules:

i. If the Shares are traded on an exchange or recognized market or quotation system on which “closing prices” are reported, the reported “closing price” on the relevant date, if it is a trading day, otherwise on the next trading day;

ii. If the Shares are traded over-the-counter with no reported closing price, the mean between the highest bid and the lowest asked prices on the relevant date, if it is a trading day, otherwise on the next trading day; or

iii. If neither subsections (i) or (ii) of this definition apply, the fair market value as determined by the Board in good faith and consistent with any applicable provisions under the Code, except with respect to Options and SARs, in which event the fair market value as determined by the reasonable application of a reasonable valuation method taking into account all information material to the value of the Company satisfying the requirements of Section 409A of the Code.

o. “Non-Employee Director” shall have the meaning set forth in Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the Exchange Act or any successor definition adopted by the Securities and Exchange Commission.

p. “Option” shall mean any right granted to a Participant under this Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

q. “Other Stock Unit Award” shall mean any right granted to a Participant by the Committee pursuant to Section 9 hereof.

r. “Participant” shall mean an Employee who is selected by the Committee to receive an Award under this Plan.

s. “Performance Award” shall mean any Award subject to performance criteria pursuant to Section 8 hereof.

t. “Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goal(s) specified by the Committee with respect to such Performance Award are to be measured.

u. “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, limited liability company, other entity or government or political subdivision thereof.

v. “Prior Plan” shall mean the Worthington Industries Inc. 1997 Long-Term Incentive Plan, as amended, and the Worthington Industries, Inc. Stock Option Plan, as amended.

w. “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge, or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

Worthington | 2024 Proxy Statement • Appendix II II-9

x. “Restricted Stock Award” shall mean an award of Restricted Stock under Section 7 hereof.

y. “Shares” shall mean the common shares, without par value, of Worthington and such other securities of Worthington as the Committee may from time to time determine.

z. “Stock Appreciation Right” shall mean any right granted to a Participant pursuant to Section 6 hereof to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related Option, as specified by the Committee in its sole discretion, which, other than in the case of substitute Awards, shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be. Any payment by the Company in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

aa. “Treasury Regulations” means any regulations promulgated by the Department of Treasury and/or Internal Revenue Service under the Code.

bb. “Worthington” shall mean Worthington Enterprises, Inc., an Ohio corporation.

16. Section 409A of the Code. This Plan is intended to comply with or be exempt from the requirements of Section 409A of the Code and the Treasury Regulations promulgated thereunder, as applicable, and shall be interpreted, administered and operated accordingly. Nothing in this Plan should be construed as a guarantee or entitlement of any particular tax treatment to a Participant. None of the Company, the Board, the Committee or any other Person shall any liability with respect to any Participant in the event this Plan fails to comply with the requirements of Section 409A of the Code.

II-10 Worthington | 2024 Proxy Statement • Appendix II

CAN TO VIEW MATERIALS & VOTEw WORTHINGTON ENTERPRISES, INC. C/O BROADRIDGEVOTE BY INTERNET Before the Date of the Annual Meeting - Go to www.proxyvote.comor, using a mobile P.O. BOX 1342 device, scan the QR barcode above. BRENTWOOD, NY 11717 Use the Internet to transmit your voting instructions and for electronic delivery of information upuntil 11:59 p.m., Eastern Daylight Time, on September 23, 2024. Have your Notice of InternetAvailability of Proxy Materials or proxy card in hand when you access the website or scan theQR barcode and follow the instructions to obtain your records and to create an electronic votinginstruction form. During the Annual Meeting - Go to www.virtualshareholdermeeting.com/WOR2024 You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Havethe information that is printed in the box directly after "Control #" on your Notice of Internet Availability of Proxy Materials or proxy card available and follow the instructions. VOTE BY TELEPHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Daylight Time, on September 23, 2024. Have your Notice of Internet Availability of ProxyMaterials or proxy card in hand when you call and follow the instructions. VOTE BY MAIL If you received a printed copy of the proxy materials, complete, sign and date your proxycard and return it in the postage-paid envelope we have provided or return it to VoteProcessing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. V52226-P14682 WORTHINGTON ENTERPRISES, INC. 1.Elect four directors, each to serve for a term of three years to expire at the Company's 2027 Annual Meeting of Shareholders: Nominees:ForAgainstAbstain1a.John B. Blystone!!! 1b.Mark C. Davis!!! 1c.John H. McConnell II!!! 1d.B. Andrew Rose!!!ForAgainstAbstain 2.Approve, on an advisory basis, a resolution to approve the compensation of the Company's named executive officers.!!! 3.Approve the Worthington Enterprises, Inc. 2024 Long-Term Incentive Plan.!!! 4.Ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending May 31, 2025.!!! The Board of Directors of the Company recommends that you vote FOR each of the listed nominees for election as a director and FORProposals 2, 3 and 4. NOTE: In their discretion, the persons named as proxies will be authorized to vote on such other business as may properly come before the Annual Meeting of Shareholders. Please sign exactly as your name appears on this proxy card. Executors, administrators, Yes No trustees, guardians, attorneys and agents must give their full titles. If shareholder is a HOUSEHOLDING ELECTION - Please indicate if you consent !!corporation, an authorized officer must sign in full corporate name. If shareholder is a to receive certain future investor communications in a single partnership or other entity, an authorized person must sign in the entity's full name. If package per household.the common shares represented by this proxy are held in joint tenancy, both holders must sign this proxy card.
NOTICE OF VIRTUAL ANNUAL MEETING OF SHAREHOLDERS TUESDAY, SEPTEMBER 24, 2024, AT 3:00 P.M., EASTERN DAYLIGHT TIME Access to this year’s virtual Annual Meeting of Shareholders will be available at www.virtualshareholdermeeting.com/WOR2024. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders of Worthington Enterprises, Inc. to be Held on September 24, 2024: Worthington Enterprises, Inc.'s letter to shareholders, Notice of Annual Meeting of Shareholders, Proxy Statement, 2024 Annual Report and the form of proxy are available at www.proxyvote.com. V52227-P14682 WORTHINGTON ENTERPRISES, INC. PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WORTHINGTON ENTERPRISES, INC. PLEASE COMPLETE, SIGN AND DATE THIS PROXY CARD WITHIN THE BOXES ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. Each shareholder identified on this proxy card hereby constitutes and appoints B. Andrew Rose, Joseph B. Hayek and Patrick J. Kennedy, and each of them, with full power of substitution, the lawful agents and proxies of the shareholder to attend the Annual Meeting of Shareholders of Worthington Enterprises, Inc. (the "Company") to be held via live webcast only at www.virtualshareholdermeeting.com/WOR2024, on Tuesday, September 24, 2024, at 3:00 p.m., Eastern Daylight Time, and any adjournment or postponement thereof, and to vote all of the common shares of the Company that the shareholder is entitled to vote at such Annual Meeting, as directed on the reverse side with respect to the matters set forth on the reverse side, and to vote such common shares with discretionary authority on all other matters which are properly brought before the Annual Meeting. This proxy, when properly executed, will be voted as directed. If no direction is made, except in the case of broker non-votes, the persons named herein as proxies will vote FOR the election of all nominees listed on the reverse side in Proposal 1 and FOR Proposals 2, 3 and 4. All proxies previously given or executed by each shareholder identified on this proxy card are hereby revoked. Continued and to be signed and dated on reverse side
y that the shareholder is entitled to vote at such Annual Meeting, as directed on the reverse side with respect to the matters set forth on the reverse side, and to vote such common shares with discretionary authority on all other matters which are properly brought before the Annual Meeting. This proxy, when properly executed, will be voted as directed. If no direction is made, except in the case of broker non-votes, the persons named herein as proxies will vote FOR the election of all nominees listed on the reverse side in Proposal 1, FOR Proposal 2 and Proposal 4, and for the ONE YEAR option in Proposal 3. All proxies previously given or executed by each shareholder identified on this proxy card are hereby revoked. Continued and to be signed and dated on reverse side